Exhibit 10.1 Execution Version CUSIP Numbers: Deal: 22281GAD0 Revolver: 22281GAE8 Term Loan: 22281GAF5 SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT dated as of August 21, 2018 among COVANTA ENERGY, LLC, COVANTA HOLDING CORPORATION, as a Guarantor, CERTAIN SUBSIDIARIES OF COVANTA ENERGY, LLC, as Guarantors, VARIOUS LENDERS, BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Issuing Bank, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, JPMORGAN CHASE BANK, N.A., CITIZENS BANK, N.A., MUFG UNION BANK, N.A., and SUMITOMO MITSUI BANKING CORPORATION, as Co-Syndication Agents, and TD BANK, N.A., CAPITAL ONE, NATIONAL ASSOCIATION, COBANK, ACB, and COMPASS BANK, as Co-Documentation Agents ________________________________________________________ $1,300,000,000 Senior Secured Credit Facilities ________________________________________________________ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, JPMORGAN CHASE BANK, N.A., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK CITIZENS BANK, N.A. MUFG UNION BANK, N.A., and 105376510

SUMITOMO MITSUI BANKING CORPORATION, as Joint Lead Arrangers and Bookrunners 2 064310-0608-14876-Active.16952699.9 064310-0608-14876-Active.16952699.15 #4830-5863-7664

TABLE OF CONTENTS

		Page
SECTION 1.	DEFINITIONS AND INTERPRETATION	2
1.1	Definitions	2
1.2	Accounting Terms	63
1.3	Interpretation, etc	64
1.4	Exchange Rates; Currency Equivalents	64
1.5	Additional Alternative Currencies	65
1.6	Change of Currency	65
1.7	Letter of Credit Amounts	66
1.8	Rounding	66
1.9	Times of Day; Rates	66
1.10	Effect of Amendment and Restatement	67
1.11	Limited Condition Transactions	67
1.12	References to Agreements, Laws, etc.	69
SECTION 2.	LOANS AND LETTERS OF CREDIT	69
2.1	Term Loans	69
2.2	Revolving Loans	70
2.3	Swing Line Loans	71
2.4	Issuance of Letters of Credit and Purchase of Participations Therein	74
2.5	Pro Rata Shares	84
2.6	Use of Proceeds	84
2.7	Evidence of Debt; Lenders' Books and Records; Notes	84
2.8	Interest on Loans	86
2.9	Conversion/Continuation	87
2.10	Default Interest	88
2.11	Fees; Premium	88
2.12	Scheduled Payments	89
2.13	Voluntary Prepayments/Commitment Reductions	91
2.14	Mandatory Prepayments	93
2.15	Application of Prepayments	95
2.16	General Provisions Regarding Payments	96
2.17	Ratable Sharing	98
2.18	Making or Maintaining Eurodollar Rate Loans	99
2.19	Increased Costs; Capital Requirements	103
2.20	Taxes; Withholding, etc	105
2.21	Obligation to Mitigate	108
2.22	Defaulting Lenders	109
2.23	Removal or Replacement of a Lender	112
2.24	Incremental Facilities	113
2.25	Extension Option	116

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SECTION 3.  CONDITIONS PRECEDENT .......................................................................... 119  3.1  Conditions to Amendment and Restatement ................................................................ 119  3.2  Conditions to Each Credit Extension ........................................................................... 122  SECTION 4.  REPRESENTATIONS AND WARRANTIES ................................................. 123  4.1  Organization; Requisite Power and Authority; Qualification ...................................... 123  4.2  Subsidiaries; Capital Stock and Ownership ................................................................. 123  4.3  Due Authorization ........................................................................................................ 124  4.4  No Conflict ................................................................................................................... 124  4.5  Governmental Consents ............................................................................................... 124  4.6  Binding Obligation ....................................................................................................... 125  4.7  Historical Financial Statements .................................................................................... 125  4.8  No Material Adverse Change ....................................................................................... 125  4.9  Adverse Proceedings, etc ............................................................................................. 125  4.10  Payment of Taxes ......................................................................................................... 125  4.11  Properties ...................................................................................................................... 125  4.12  Environmental Matters ................................................................................................. 126  4.13  No Defaults .................................................................................................................. 126  4.14  Governmental Regulation ............................................................................................ 127  4.15  Margin Stock ................................................................................................................ 127  4.16  Employee Matters ........................................................................................................ 127  4.17  Employee Benefit Plans ............................................................................................... 127  4.18  Solvency ....................................................................................................................... 128  4.19  Disclosure ..................................................................................................................... 129  4.20  Patriot Act .................................................................................................................... 129  4.21  Unrestricted Subsidiaries .............................................................................................. 129  4.22  OFAC ........................................................................................................................... 129  4.23  Anti-Corruption Laws .................................................................................................. 129  4.24  EEA Financial Institution ............................................................................................. 129  SECTION 5.  AFFIRMATIVE COVENANTS ....................................................................... 129  5.1  Financial Statements and Other Reports ...................................................................... 129  5.2  Existence ...................................................................................................................... 133  5.3  Payment of Taxes and Claims ...................................................................................... 133  5.4  Maintenance of Properties and Assets ......................................................................... 133  5.5  Insurance ...................................................................................................................... 133  5.6  Inspections .................................................................................................................... 134  5.7  Compliance with Laws ................................................................................................. 134  5.8  Environmental .............................................................................................................. 134  5.9  Subsidiaries .................................................................................................................. 135  5.10  Additional Material Real Estate Assets ........................................................................ 137  5.11  Further Assurances ....................................................................................................... 138  5.12  [Reserved] .................................................................................................................... 138  5.13  Anti-Corruption Laws .................................................................................................. 138  ii 105376510

5.14  Designation of Subsidiaries .......................................................................................... 138  SECTION 6.  NEGATIVE COVENANTS ............................................................................. 138  6.1  Indebtedness ................................................................................................................. 139  6.2  Liens ............................................................................................................................. 145  6.3  No Further Negative Pledges ....................................................................................... 149  6.4  Restricted Junior Payments .......................................................................................... 150  6.5  Restrictions on Subsidiary Distributions ...................................................................... 152  6.6  Investments ................................................................................................................... 153  6.7  Financial Covenants ..................................................................................................... 156  6.8  Fundamental Changes; Disposition of Assets; Acquisitions........................................ 156  6.9  Transactions with Shareholders and Affiliates ............................................................. 159  6.10  Conduct of Business ..................................................................................................... 159  6.11  Amendments or Waivers of Certain Agreements ........................................................ 160  6.12  Fiscal Year .................................................................................................................... 160  6.13  Hedge Agreements ....................................................................................................... 160  6.14  Sanctions ...................................................................................................................... 160  6.15  Anti-Corruption Laws .................................................................................................. 160  SECTION 7.  GUARANTY .................................................................................................... 160  7.1  Guaranty of the Obligations ......................................................................................... 160  7.2  Contribution by Guarantors .......................................................................................... 161  7.3  Payment by Guarantors ................................................................................................ 161  7.4  Liability of Guarantors Absolute .................................................................................. 162  7.5  Waivers by Guarantors ................................................................................................. 164  7.6  Guarantors’ Rights of Subrogation, Contribution, etc. ................................................ 164  7.7  Subordination of Other Obligations ............................................................................. 165  7.8  Continuing Guaranty .................................................................................................... 165  7.9  Authority of Guarantors or Company .......................................................................... 165  7.10  Financial Condition of Company ................................................................................. 165  7.11  Bankruptcy, etc. ............................................................................................................ 166  7.12  Discharge of Guaranty ................................................................................................. 167  7.13  Reaffirmation ............................................................................................................... 167  SECTION 8.  EVENTS OF DEFAULT .................................................................................. 167  8.1  Events of Default .......................................................................................................... 167  SECTION 9.  AGENTS ........................................................................................................... 170  9.1  Appointment of Agents ................................................................................................ 170  9.2  Exculpatory Provisions ................................................................................................ 171  9.3  Reliance by Agents....................................................................................................... 172  9.4  Non-Reliance on Administrative Agent and Other Lenders ........................................ 173  9.5  Resignation of Administrative Agent ........................................................................... 173  9.6  No Other Duties, Etc .................................................................................................... 175  iii 105376510

9.7  Administrative Agent May File Proofs of Claim; Credit Bidding ............................... 175  9.8  Collateral and Guaranty Matters .................................................................................. 177  9.9  Permitted Cash Management Agreements, Permitted Hedge Agreements and Permitted Letters of Credit .......................................................................................................... 178  9.10  Certain ERISA Matters. ............................................................................................... 178  SECTION 10.  MISCELLANEOUS ...................................................................................... 180  10.1  Notices .......................................................................................................................... 180  10.2  Expenses ....................................................................................................................... 182  10.3  Indemnity ..................................................................................................................... 183  10.4  Set-Off .......................................................................................................................... 184  10.5  Amendments and Waivers ........................................................................................... 185  10.6  Successors and Assigns; Participations ........................................................................ 188  10.7  Independence of Covenants ......................................................................................... 195  10.8  Survival ........................................................................................................................ 195  10.9  No Waiver; Remedies Cumulative ............................................................................... 195  10.10  Marshalling; Payments Set Aside ................................................................................ 196  10.11  Severability ................................................................................................................... 197  10.12  Obligations Several; Independent Nature of Lenders’ Rights ..................................... 197  10.13  No Advisory or Fiduciary Responsibility .................................................................... 197  10.14  Headings ....................................................................................................................... 198  10.15  APPLICABLE LAW.................................................................................................... 198  10.16  CONSENT TO JURISDICTION ................................................................................. 198  10.17  WAIVER OF JURY TRIAL ........................................................................................ 198  10.18  Confidentiality .............................................................................................................. 199  10.19  Usury Savings Clause ................................................................................................... 201  10.20  Counterparts ................................................................................................................. 201  10.21  Effectiveness ................................................................................................................ 201  10.22  Patriot Act .................................................................................................................... 201  10.23  Electronic Execution of Assignments .......................................................................... 202  10.24  Judgment Currency ...................................................................................................... 202  10.25  Cashless Settlement ...................................................................................................... 202  10.26  Acknowledgement and Consent to Bail-In of EEA Financial Institutions .................. 203  10.27  ENTIRE AGREEMENT .............................................................................................. 203  10.28  Mortgage Release ......................................................................................................... 203  iv 105376510

APPENDICES:	A-1	Term Loan Commitments
	A-2	Revolving Commitments
	B	Letter of Credit Commitments
	C	Notice Addresses
SCHEDULES:		
	1.1(a)	Available Amount
	1.1(b)	Excluded Subsidiaries
	1.1(c)	Existing Letters of Credit
	1.1(d)	Foreign Subsidiaries
	1.1(e)	Material Restricted Subsidiaries
	4.1	Jurisdictions of Organization
	4.2	Subsidiaries; Capital Stock and Ownership
	4.11(b)	Restatement Date Material Real Estate Assets
	4.21	Unrestricted Subsidiaries
	6.1	Certain Indebtedness
	6.1(w)(1)	Terms of Subordination – Affiliates
	6.1(w)(2)	Terms of Subordination – Non-Affiliates
	6.2	Certain Liens
	6.4(d)	Accrued Historic Restricted Payment Carryforward
	6.6(g)	Certain Investments
	6.6(n)	Certain Investments in China
	6.4(u)	Accrued Historic Investment Carryforward
	6.7(a)	Collateral Accounts with respect to Restricted Project Cash
	6.8	Certain Permitted Asset Sales
	6.9	Certain Affiliate Transactions
EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Term Loan Note
	B-2	Revolving Loan Note
	B-3	Swing Line Note
	C	Compliance Certificate
	E	Assignment Agreement
	F	U.S. Tax Compliance Certificates
	G	Solvency Certificate
	H	Counterpart Agreement
	J	Joinder Agreement
	L	Intercreditor Agreement Term Sheet

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105376510

SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT This SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of August 21, 2018, by and among COVANTA ENERGY, LLC, a Delaware limited liability company (“Company”), COVANTA HOLDING CORPORATION, a Delaware corporation (“Holding”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, THE LENDERS PARTY HERETO FROM TIME TO TIME, BANK OF AMERICA, N.A., as Administrative Agent (“Bank of America”, together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, the “Collateral Agent”) and Issuing Bank, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, JPMORGAN CHASE BANK, N.A., CITIZENS BANK, N.A., MUFG UNION BANK, N.A. and SUMITOMO MITSUI BANKING CORPORATION, as Co-Syndication Agents (in such capacities, “Co-Syndication Agents”), and TD BANK, N.A., CAPITAL ONE, NATIONAL ASSOCIATION, COBANK, ACB and COMPASS BANK, as Co-Documentation Agents (in such capacities, “Co- Documentation Agents”). RECITALS: WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof; WHEREAS, the Company, Holding, the Guarantors party thereto, the Lenders party thereto from time to time, the Administrative Agent, Collateral Agent and Issuing Bank and the other agents party thereto, are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 10, 2015 (the “First Amended and Restated Credit Agreement”), which amended and restated that certain Original Credit Agreement pursuant to which certain loans and other extensions of credit were made to the Company; WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets to the extent permitted by existing Contractual Obligations and regulatory limitations binding on Company or any of its Subsidiaries; provided that Company shall not be required to pledge (i) the Capital Stock of any Unrestricted Subsidiary, (ii) more than 65% of the Capital Stock of any Foreign Subsidiary or CFC Holding Company or (iii) any other Excluded Asset; WHEREAS, Guarantors, have agreed to guarantee the obligations of Company hereunder and to the extent permitted by existing Contractual Obligations and regulatory limitations, binding on Holding, Company or any of its Subsidiaries, to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets; provided that (A) no Guarantor Subsidiary shall be required to pledge (i) the Capital Stock of any Unrestricted Subsidiary, (ii) more than 65% of the Capital Stock of any Foreign Subsidiary or CFC Holding Company or (iii) any other Excluded Asset and (B) Holding shall only be required to pledge the Capital Stock of Company; 105376510

WHEREAS, subject to Section 2.23, all of the Lenders party hereto (which include the Requisite Lenders (as defined in the First Amended and Restated Credit Agreement) and all Lenders party thereto other than Lenders that are having their commitments thereunder terminated and loans thereunder repaid on the Amendment and Restatement Effective Date) have agreed to amend and restate the First Amended and Restated Credit Agreement on and subject to the terms and conditions set forth herein; and WHEREAS, the parties hereto intend that, except with respect to Original Obligations that are repaid with the advance of the Term Loans and Revolving Loans on the Amendment and Restatement Effective Date as contemplated hereby, (a) the Original Obligations shall continue to exist under this Agreement on the terms set forth herein, (b) the Loans under the First Amended and Restated Credit Agreement outstanding as of the Amendment and Restatement Effective Date shall be Loans under and as defined in this Agreement on the terms set forth herein, (c) any Revolving Commitments and Letters of Credit outstanding under the First Amended and Restated Credit Agreement as of the Amendment and Restatement Effective Date shall be Letters of Credit and Revolving Commitments, as applicable, under and as defined in this Agreement on the terms set forth herein and (d) the Collateral and the Credit Documents shall continue to secure, guarantee, support and otherwise benefit the Original Obligations as well as the other Obligations of the Company and the other Credit Parties under this Agreement and the other Credit Documents; NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree to amend and restate the First Amended and Restated Credit Agreement as follows: SECTION 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings: “2022 Senior Notes” means Holding’s Senior Notes due 2022 identified on Schedule 6.1, any exchange notes issued in exchange therefor, in each case pursuant to their respective Indentures, also identified on Schedule 6.1. “2022 Senior Notes Documents” means the 2022 Senior Notes, the Indentures identified on Schedule 6.1 and all other documents executed and delivered with respect to the 2022 Senior Notes or the Indentures identified on Schedule 6.1. “2024 Senior Notes” means Holding’s Senior Notes due 2024 identified on Schedule 6.1, any exchange notes issued in exchange therefor, in each case pursuant to their respective Indentures, also identified on Schedule 6.1. “2024 Senior Notes Documents” means the 2024 Senior Notes, the Indentures identified on Schedule 6.1 and all other documents executed and delivered with respect to the 2024 Senior Notes or the Indentures identified on Schedule 6.1. -2- 105376510

“2025 Senior Notes” means Holding’s Senior Notes due 2025 identified on Schedule 6.1, any exchange notes issued in exchange therefor, in each case pursuant to their respective Indentures, also identified on Schedule 6.1. “2025 Senior Notes Documents” means the 2025 Senior Notes, the Indentures identified on Schedule 6.1 and all other documents executed and delivered with respect to the 2025 Senior Notes or the Indentures identified on Schedule 6.1. “Account” has the meaning assigned to such term in the UCC. “Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated Adjusted EBITDA of such Acquired Entity or Business (determined as if references to Company and the Restricted Subsidiaries in the definition of Consolidated Adjusted EBITDA were references to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business. “Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated Adjusted EBITDA”. “Act” as defined in Section 4.20. “Additional Revolving Commitment” as defined in Section 2.24(a). “Additional Revolving Lender” as defined in Section 2.24(a). “Additional Revolving Loan” as defined in Section 2.24(c). “Additional Term Loan” as defined in Section 2.24(b). “Additional Term Loan Commitment” as defined in Section 2.24(a). “Additional Term Loan Exposure” means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Additional Term Loans of such Lender for a Series. “Additional Term Loan Lender” as defined in Section 2.24(a). “Additional Term Loan Maturity Date” means the date that Additional Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise. “Administrative Agent” as defined in the preamble hereto. “Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of an Authorized Officer of Company or any of its -3- 105376510

Subsidiaries, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries. “Affected Lender” as defined in Section 2.18(b). “Affected Loans” as defined in Section 2.18(b). “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. “Agent” means each of Administrative Agent, Collateral Agent, Co-Syndication Agents and Co-Documentation Agents. “Aggregatable Restricted Subsidiaries” means two (2) or more Restricted Subsidiaries (i) which for the most recent Fiscal Year individually accounted for less than 5.00%, but collectively accounted for more than 15.00%, of the Consolidated Adjusted EBITDA of Company and its Restricted Subsidiaries, or (ii) which as at the end of the most recent Fiscal Year, individually owned less than 5.00%, but collectively owned more than 15.00%, of the Total Tangible Assets of Company and its Restricted Subsidiaries. “Aggregate Amounts Due” as defined in Section 2.17. “Aggregate Payments” as defined in Section 7.2. “Agreement” means this Second Amended and Restated Credit and Guaranty Agreement, dated as of August 21, 2018, as it may be amended, restated, supplemented or otherwise modified from time to time. “Alternative Currency” means Euros, Pounds Sterling, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.5. “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars. “Alternative Currency Letter of Credit Outstandings” means the Dollar Equivalent of the stated amount of all outstanding Letter of Credit in respect of Letters of Credit denominated in an Alternative Currency. “Alternative Currency Loan” means a Loan denominated in an Alternative Currency. “Amended Mortgage” as defined in Section 3.1(m). -4- 105376510

“Amendment and Restatement Effective Date” means August 21, 2018. “Anti-Money Laundering Laws” means the Act, the Money Laundering Control Act of 1986, the Bank Secrecy Act, and the rules and regulations promulgated thereunder, and corresponding laws of the jurisdictions in which the Company or any of its Restricted Subsidiaries operates. “Applicable Margin” means a percentage per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth in the Pricing Grid. “Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Company’s or any of its Restricted Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible (other than Cash), whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Company’s Restricted Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business, (excluding any such sales by operations or divisions discontinued), and (ii) Excluded Asset Sales. “Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by Administrative Agent and Company. “Assignment Effective Date” as defined in Section 10.6(d)(i). “Authorized Officer” means, as applied to any Person, any individual holding the position of chief executive officer, general counsel, chief financial officer, chief accounting officer or treasurer or any other officer or employee of the applicable Person designated in or pursuant to an agreement between such Person and the Administrative Agent. “Available Amount” means, at any time, an amount determined on a cumulative basis equal to the sum of, without duplication: (a) an aggregate amount equal to $50,000,000, plus (b) an amount (not less than zero) equal to: (i) the Excess Cash Flow Amount at such time, plus -5- 105376510

(ii) to the extent not already included or reflected in the Excess Cash Flow Amount, the cumulative amount of cash and Cash Equivalent proceeds from Holding Capital Contribution, plus (iii) to the extent not already included or reflected in the Excess Cash Flow Amount, in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Company or a Restricted Subsidiary of Company, the fair market value (as determined by an Authorized Officer of Company) of the Investments consisting of cash and Cash Equivalents of Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re- designation (but not in excess of the original principal amount of the Investment in such Unrestricted Subsidiary immediately prior to such re-designation), combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent such Investments correspond to the designation of a Subsidiary as an Unrestricted Subsidiary pursuant to Section 5.14 and were originally made using the Available Amount pursuant to Section 6.6(u), plus (iv) any Declined Proceeds, plus (v) an amount equal to the net reduction in Investments made pursuant to Section 6.6(u) (not in excess of the original amount of such Investments) in respect of any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by Holding and its Restricted Subsidiaries from such Investments, minus (vi) any amount of the Available Amount used to make Investments pursuant to Section 6.6(u) after the Closing Date and prior to the date of determination, minus (vii) any amount of the Available Amount used to make Permitted Acquisitions pursuant to Section 6.8(g) after the Closing Date and prior to the date of determination, minus (viii) any amount of the Available Amount used to make Restricted Junior Payments pursuant to Sections 6.4(d) after the Closing Date and prior to the date of determination. For reference purposes, a calculation of the Available Amount as of the Amendment and Restatement Effective Date is set forth on Schedule 1.1(a). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the -6- 105376510

European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bank of America” as defined in the preamble hereto. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute. “Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (i) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (iii) the Eurodollar Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. “Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate. “Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the applicable laws of, or are in fact closed in, the state where the Administrative Agent’s Principal Office with respect to Obligations denominated in Dollars is located and: (a) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out -7- 105376510 pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day that is also a London Banking Day; (b) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day; (c) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency. “Canadian Dollar Denominated Loans” means each Revolving Loan denominated in Canadian Dollars at the time of incurrence thereof. “Canadian Dollars” and the “C$” means freely transferable lawful money of Canada (expressed in Canadian dollars). “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person. “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing from the issuer thereof. “Cash” means money, currency or a credit balance in any demand or Deposit Account. “Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash or deposit account balances in Dollars, at a location and pursuant to documentation in form and substance satisfactory to Administrative Agent and Issuing Banks (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Equivalents” means, as at any date of determination, (i) Dollars, Euros, Pounds Sterling and Canadian Dollars; (ii) marketable securities (a) issued or directly and -8- 105376510 unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (v) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (vi) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i), (ii) and (iii) above, and (b) has net assets of not less than $500,000,000; (vii) any repurchase agreement having a term of thirty (30) days or less entered into with any commercial banking institution satisfying the criteria set forth in clause (v) which is secured by a fully perfected security interest in any obligation of the type described in clause (i) above, (viii) securities and investments held by Foreign Subsidiaries pursuant to the requirements of Project documents to which they are a party, (ix) other investment-grade instruments and securities held by Foreign Subsidiaries, (x) auction rate securities or auction rate preferred stock having a rate reset frequency of less than ninety (90) days and having, at the time of the acquisition thereof, a rating of at least A from S&P or from Moody’s and (xi) in the case of Foreign Subsidiaries, Investments made in the jurisdiction where such Foreign Subsidiaries customarily make similar Investments that are of a type and credit quality comparable to the Investments described in the foregoing clauses of this definition. “Cash Management Agreement” means any agreement providing for treasury, depositary, purchasing card, e-payables or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions entered into by Company or its Subsidiaries. “CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code. “CFC Holding Company” means (i) any direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock of one or more CFCs and (ii) any direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock or Indebtedness of one or more other Domestic Subsidiaries of the type referred to in the immediately preceding clause (i). “Change in Law” means the effectiveness, after the date of this Agreement, of any of the following: (a) any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein -9- 105376510 to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means, at any time, (i) any Person other than Holding shall acquire direct ownership, beneficially or of record, of any voting stock of Company or (ii) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of Holding and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 50% of the outstanding voting stock of Holding, or (iii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holding cease to be occupied by Persons who either (A) were members of the board of directors of Holding on the Amendment and Restatement Effective Date or (B) were nominated for election by the board of directors of Holding, a majority (other than vacant seats) of whom were directors on the Amendment and Restatement Effective Date or whose election or nomination for election was previously approved by a majority of such directors. “Class” means, in each case, under this Agreement as originally in effect or as amended in accordance with the terms hereof pursuant to Section 10.5, (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term Loan Exposure, (b) Lenders having Additional Term Loan Exposure of each Series and (c) Lenders having Revolving Exposure (including Swing Line Lender); (ii) with respect to Loans, each of the following classes of Loans: (a) Term Loans, (b) each Series of Additional Term Loans and (c) Revolving Loans (including Swing Line Loans and Additional Revolving Loans); and (iii) with respect to Commitments, each of the following classes of Commitments: (a) Term Loan Commitments and (b) Revolving Commitments. “Closing Date” means March 28, 2012. “Co-Documentation Agent” as defined in the preamble hereto. “Co-Syndication Agent” as defined in the preamble hereto. “Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations. “Collateral Agent” as defined in the preamble hereto. “Collateral Documents” means the Pledge and Security Agreement, the Holding Pledge Agreement, Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to -10- 105376510

Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations. “Commitment” means any Revolving Commitment or Term Loan Commitment. “Commitment Fee Rate” means a percentage per annum, determined by reference to Leverage Ratio in effect from time to time as set forth in the Pricing Grid. “Commodities Agreement” means any agreement (including each confirmation entered into pursuant to any master agreement) providing for swaps, caps, collars, puts, calls, floors, futures (including, without limitation, exchange traded futures), options, spots, forwards, power purchase, tolling or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, or commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any commodities, including but not limited to any energy, generation capacity or fuel, plastics, metals or any other energy related commodity, service or risk, price or price indices for any such commodities, services or risks or any other similar derivative agreements, any renewable energy credits, carbon emission credits and any other “cap and trade” related credits, assets or attributes with an economic value and any other similar agreements, to which Company or any of its Subsidiaries is a party. “Commodities Obligations” means, with respect to any specified Person, the obligations of such person under a Commodities Agreement. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Company” as defined in the preamble hereto. “Company Materials” as defined in Section 5.1(k). “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C, with such amendments or modifications as may be approved by Administrative Agent and Company. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Adjusted Net Debt” means, as at any date of determination, the aggregate stated balance sheet amount of (x) all Indebtedness of the type identified in clauses (i) through (iv) of the definition of Indebtedness of Company and its Restricted Subsidiaries (excluding premiums and discounts) and (y) Guaranty Indebtedness, determined on a consolidated basis in accordance with GAAP minus (i) Restricted Project Cash, (ii) all Permitted Subordinated Indebtedness owing to Holding, and (iii) in the event of changes to GAAP accounting for Capital Leases result in operating leases being reclassified as Capital Leases, then -11- 105376510 the aggregate amount of Indebtedness resulting from such reclassification. For the avoidance of doubt, Performance Guaranties and undrawn Letters of Credit shall not constitute Consolidated Adjusted Net Debt “Consolidated Adjusted EBITDA” means, for any period, an amount determined for Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP equal to: (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for Taxes, (iv) total depreciation expense, (v) total amortization expense, (vi) decreases in unbilled service receivables, (vii) minority interests, (viii) non-Cash compensation expense from the issuance of restricted stock and stock options, (ix) Transaction Costs and all legal, accounting and other fees and expenses incurred, or amortization thereof, in connection with the Transactions or any Permitted Acquisition, Investment, any debt issuance, any casualty event, Asset Sale, recapitalization, restructuring or other disposition, or any amendments or waivers of the Credit Documents, documentation governing other securities, credit facilities or debt instruments (including, in each case listed above, any amendments or other modifications thereto) and Permitted Refinancings in connection therewith (in each case, whether or not consummated) to the extent deducted in determining Consolidated Net Income for such period, (x) write-offs of deferred financing expenses in connection with repayment of any Indebtedness and any amortization thereof, (xi) extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pensions and post-retirement employee benefit plans, (xii) amortization of deferred financing costs, (xiii) restructuring charges or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities), (xiv) the amount of net cost savings projected by Company in good faith to be realized as a result of specified actions determined during such period to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken within 18 months after the date of determination, (C) no cost savings shall be added pursuant to this clause (xiv) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (xiii) above with respect to such period and (D) a certificate executed by an Authorized Officer of Company shall be delivered to Administrative Agent stating that such cost savings are based on reasonable estimates, information and assumptions and that such Authorized Officer has no reason to believe that the projected cost savings will not be achieved, (xv) (A) the Acquired EBITDA of any Person that is designated as a Restricted Subsidiary, property, business or asset acquired by Company or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed during such period by Company or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition” and Section 6.7, an adjustment in respect of each Acquired Entity or Business equal to the amount of -12- 105376510 the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by an Authorized Officer of Company and delivered to Administrative Agent, (xvi) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items to be paid within the next twelve months or amortization of a prepaid Cash item that was paid in a prior period), and (xvii) maintenance expense incurred at client-owned facilities that would have been capitalized under the Company’s fixed asset policy but for the application of FASB ASC 853 – Service Concession Arrangements that are capitalized during such period; minus (b) non-Cash items (excluding any non-Cash item to the extent it represents the reversal of an accrual or reserve for a potential Cash item that reduced Consolidated Adjusted EBITDA in any prior period) plus increases in unbilled service receivables; provided that to the extent included in Consolidated Net Income, (i) there shall be excluded in determining Consolidated Adjusted EBITDA non-Cash currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Hedge Agreements for currency exchange risk), (ii) there shall be excluded in determining Consolidated Adjusted EBITDA for any period, any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133, and (iii) for purposes of determining the Leverage Ratio or Interest Coverage Ratio only, there shall be excluded in determining Consolidated Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Company or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition). “Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Company and its Restricted Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “additions to plant, property and equipment” or similar items reflected in the consolidated statement of cash flows of Company and its Restricted Subsidiaries. “Consolidated Current Assets” means, as at any date of determination, the total assets of Company and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents. “Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Company and its Restricted Subsidiaries on a consolidated basis that may properly -13- 105376510 be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt. “Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements) plus the amount of any Restricted Junior Payments paid by Company to Holding pursuant to Section 6.4(c)(i), but excluding (to the extent otherwise included), however, (v) interest expense in respect of Permitted Subordinated Indebtedness owing to Holding, (w) interest that is capitalized in connection with construction financing, (x) all Transaction Costs, (y) (i) any write-offs of deferred financing expenses in connection with repayment of Indebtedness and (ii) amortization of deferred financing costs, (z) any expensing of bridge, commitment and other financing fees); provided that in the event of the consummation of any Qualified Receivables Financing, “Consolidated Interest Expense” shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash for such period) on such Qualified Receivables Financing. “Consolidated Net Income” means, for any period, (i) the net income (or loss) of Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus, to the extent otherwise included and without duplication, (ii) (a) any after-tax gains (or losses) attributable to Asset Sales or returned surplus assets of any Pension Plan, (b) (to the extent not included in clause (a) above) any net extraordinary gains or (plus) net extraordinary losses and (c) income of any Person that is not a Restricted Subsidiary of the Company or one of the Restricted Subsidiaries or any Person that is accounted for by the equity method of accounting, provided that Consolidated Net Income shall be increased by the amount of dividends or other distributions actually paid to Company or one of the Restricted Subsidiaries by such Persons during such period in respect of the income earned by such Persons in such period or in any prior period (to the extent not previously included in Consolidated Net Income). In addition, to the extent not already accounted for in the Consolidated Net Income, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of net proceeds received by Company or any Restricted Subsidiary thereof from business interruption insurance. “Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities. For purposes of determining Excess Cash Flow for any period, any decrease or increase in Consolidated Working Capital during such period shall exclude (a) the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (b) the effect of any Permitted Acquisition during such period and (c) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary or any Restricted Subsidiary as an Unrestricted Subsidiary during such period; provided that (i) there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period and (ii) there shall be included -14- 105376510 with respect to any Unrestricted Subsidiary that is designated as a Restricted Subsidiary or any Restricted Subsidiary that is designated as an Unrestricted Subsidiary during such period an amount (which may be a negative number) by which the Consolidated Working Capital gained in such designation as at the time of such designation exceeds (or is less than) Consolidated Working Capital at the end of such period. “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject. “Contributing Guarantors” as defined in Section 7.2. “Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice. “Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2. “Convertible Debentures” means any senior convertible debentures issued by Holding after the Amendment and Restatement Effective Date. “Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Subsidiary of Company pursuant to Section 5.9. “Counterparty Account” means any Deposit Account, Securities Account or commodities account (and all cash, Cash Equivalents and other securities or investments substantially comparable to Cash Equivalents therein) pledged to or deposited with Company or any Restricted Subsidiary as cash collateral posted or deposited by a third party contract counterparty that is not an Affiliate of the Company (including a counterparty in respect of Commodities Obligations) to or for the benefit of Company or any Restricted Subsidiary, in each case, only for so long as such account (and amounts therein) represents a security interest (including as a result of an escrow arrangement) in favor (and not an ownership interest in the amounts therein) of Company or the applicable Restricted Subsidiary. “Counterparty Cash” as defined in the definition of “Excluded Assets”. “Crédit Agricole” as defined in the preamble hereto. “Credit Date” means the date of a Credit Extension. “Credit Document” means any of this Agreement, the Notes, if any, the Intercompany Subordination Agreement, the Collateral Documents, any Letter of Credit Applications or reimbursement agreements or other documents or certificates requested by an Issuing Bank executed by Company in favor of an Issuing Bank relating to Letters of Credit, and all other certificates, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith. -15- 105376510

“Credit Extension” means and includes the making (but not the conversion or continuation) of a Loan and the issuance, amendment, extension or renewal of a Letter of Credit. “Credit Party” means Company and each Guarantor. “Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company’s and its Subsidiaries’ operations and not for speculative purposes. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Declined Proceeds” as defined in Section 2.14(h). “Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default. “Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, any Issuing Bank, Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified Company, Administrative Agent, any Issuing Bank or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Company, to confirm in writing to Administrative Agent and Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof -16- 105376510 by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Company, each Issuing Bank, Swing Line Lender and each other Lender promptly following such determination. “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans of the relevant Type of Loan plus (iii) 2.00% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin applicable to the relevant Type of Loan) otherwise applicable to such Loan plus 2.00% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin that applies to the applicable Revolving Loans that are Eurodollar Rate Loans plus 2.00% per annum. “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit. “Designated Jurisdiction” means any country or territory that is the subject of country- wide or territory-wide Sanctions broadly prohibiting dealings with or in such country or territory. “Designated Non-Cash Consideration” means the amount of any non-cash consideration received by Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Company, setting forth the basis of such valuation, less the amount of cash received in connection with any subsequent sale of such Designated Non-Cash Consideration. “Development Stage” means, with respect to any Excluded Project Subsidiary the period prior to the first anniversary of the date of commencement of its commercial operations of a Project, as indicated on a certificate executed by an Authorized Officer of Company. “Development Subsidiary” means, solely for the purpose of excluding such Subsidiary from Company’s obligation to comply with Section 5.9 with respect to such Subsidiary, a Restricted Subsidiary established by Company or any of its Restricted Subsidiaries for the sole purpose of bidding on a prospective Project; provided that (i) any equity Investment in such Subsidiary by Company or another Subsidiary of Company in aggregate when taken together with all other equity Investments in Development Subsidiaries shall not exceed $10,000,000 at any one time outstanding; (ii) such Subsidiary shall have no assets other than Cash pursuant to clause (i) of this definition and intercompany Indebtedness permitted hereunder and the -17- 105376510 agreements to which it is party and which are entered into in the ordinary course of business and are necessary for it to develop or bid on prospective Projects and (iii) such Subsidiary’s sole business shall be limited to those actions necessary to develop or bid on prospective Projects. At such time, if any, as such Subsidiary shall incur any Indebtedness (other than intercompany Indebtedness permitted hereunder), grant any Liens or make any Investment or Restricted Junior Payment or carry on any activity other than that expressly permitted by sub-clause (iii) above, such Subsidiary shall cease to be a Development Subsidiary. “Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated Adjusted EBITDA of such Sold Entity or Business (determined as if references to Company and the Restricted Subsidiaries in the definition of Consolidated Adjusted EBITDA were references to such Sold Entity or Business and its Restricted Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business. “Disqualified Lender” means, on any date, (a) any Person that has been specified in writing (with reference to such Person’s legal name) by Company to the Administrative Agent and the Lead Arrangers on or prior to the Amendment and Restatement Effective Date as being a Disqualified Lender, (b) any Person that is a competitor of the Company and its Subsidiaries that has been specified in writing (with reference to such Person’s legal name) by Company to the Administrative Agent from time to time as being a Disqualified Lender (specifying such Person by legal name) not less than five (5) Business Days prior to such date and (c) in the case of each of clauses (a) and (b), any Affiliate of any such Person that is either (i) identified in writing (with reference to such Person’s legal name) by Company to the Administrative Agent from time to time not less than five (5) Business Days prior to such date or (ii) clearly identifiable on the basis of such Affiliate’s name; provided that “Disqualified Lender” shall exclude (A) any Person that the Company has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time and (B) any Person that is a bona fide Fund). “Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency. “Dollars” and the sign “$” mean the lawful money of the United States of America. “Domestic Subsidiary” means any Restricted Subsidiary of Company organized under the laws of the United States of America, any State thereof or the District of Columbia other than any such Subsidiary that is a CFC Holding Company. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established -18- 105376510 in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, Norway and the United Kingdom. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for purposes of Section 10.6), and (ii) any other Person that meets the requirements to be an assignee under Section 10.6(c) and (d)(i) (subject to such consents, if any, as may be required under Sections 10.6(c)(i), (ii) or (iii)), provided that no natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), Defaulting Lender nor the Company, Holding or any Affiliate of Company or Holding shall be an Eligible Assignee. For the avoidance of doubt, any Disqualified Lender is subject to Section 10.6(i). “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, Company or any of its Subsidiaries. “EMU” means the Economic and Monetary Union as contemplated in the EU Treaty. “EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states. “Engagement Letter” means the Engagement Letter, dated May 9, 2018, by and between Company and MLPFS. “Environmental Claim” means any notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive, by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Release or threatened Release of Hazardous Material; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health (due to exposure to any Hazardous Material), natural resources or the environment. “Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, laws (including common law), ordinances, orders, decrees, rules, regulations, or judgments relating to (i) environmental matters, including those relating to pollution or any Release or threatened Release of Hazardous Materials; (ii) the generation, use, storage, transportation, treatment, processing, removal, remediation or disposal of Hazardous Materials; or (iii) occupational safety and health(due to exposure to any Hazardous Material, in any manner applicable to Company or any of its Subsidiaries or any Facility. -19- 105376510

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Company or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any written contract, agreement or consent order or decree pursuant to which liability is assumed or imposed with respect to any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA. “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of -20- 105376510

ERISA) from any Multiemployer Plan, if there is any potential material liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan (or any other Employee Benefit Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or (xii) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “EU Treaty” means the Treaty on European Union. “Euro” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty. “Euro Denominated Loan” means each Loan denominated in Euros. “Eurodollar Rate” means (a) with respect to any Credit Extension: (i) denominated in a LIBOR Quoted Currency, the LIBOR Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; (ii) denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page or other applicable screen page the Administrative Agent designates to determine CDOR (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time)) at or -21- 105376510 about 10:00 a.m. (Toronto, Ontario time) on the Interest Rate Determination Date with a term equivalent to such Interest Period; or (iii) denominated in any other Non-LIBOR Quoted Currency, the rate per annum as reasonably designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Revolving Lenders pursuant to Section 1.5(a)); and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied reasonably in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. If the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. “Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Eurodollar Rate. Eurodollar Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurodollar Rate Loans. “Event of Default” means each of the conditions or events set forth in Section 8.1. “Excess Cash Flow” means, for any period, an amount equal to: (a) the sum, without duplication, of: (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items to be paid within the next twelve months or amortization of a prepaid Cash item that was paid in a prior period), (iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than such decreases arising from acquisitions by Company and the Restricted Subsidiaries completed during such period), (iv) an amount equal to the aggregate net non-cash loss on Asset Sales by Company and the Restricted Subsidiaries during such period to the extent deducted in arriving at such Consolidated Net Income, -22- 105376510

(v) an amount equal to the loss, if any, of any Person accrued prior to the date it becomes a Restricted Subsidiary of Company or is merged into or consolidated with Company or any of its Restricted Subsidiaries or that Person’s assets are acquired by Company or any of its Restricted Subsidiaries during such period to the extent deducted in arriving at such Consolidated Net Income, (vi) an amount equal to the repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash from any Joint Venture in which Company or any of its Restricted Subsidiaries owns a minority interest or from any Unrestricted Subsidiary, and (vii) an amount equal to minority interest expense during such period, minus (b) the sum, without duplication, of: (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and extraordinary cash charges included, (ii) without duplication of amounts deducted pursuant to clause (xi) below in prior Fiscal Years, the amount of Consolidated Capital Expenditures made in cash or accrued during such period, except to the extent that such Consolidated Capital Expenditures were financed with the proceeds of Indebtedness of Company or the Restricted Subsidiaries, (iii) the aggregate amount of all principal payments of Indebtedness of Company and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capital Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.14(a) to the extent required due to an Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans and (Y) all prepayments of Revolving Loans and Swing Line Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of Company or the Restricted Subsidiaries, (iv) any amount equal to the aggregate net non-cash gain on Asset Sales by Company and the Restricted Subsidiaries during such period to the extent included in arriving at such Consolidated Net Income, (v) increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions by Company and the Restricted Subsidiaries during such period), (vi) cash payments by Company and the Restricted Subsidiaries during such period in respect of long-term liabilities of Company and the Restricted Subsidiaries other than Indebtedness, -23- 105376510

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior Fiscal Years, the amount of Investments and acquisitions made during such period pursuant to Section 6.6 (other than Section 6.6(a)) to the extent that such Investments and acquisitions were financed with internally generated cash flow of Company and the Restricted Subsidiaries, (viii) the amount of Restricted Junior Payments paid during such period pursuant to Section 6.4(a), 6.4(b), 6.4(c) or 6.4(d) to the extent such Restricted Junior Payments were financed with internally generated cash flow of Company and the Restricted Subsidiaries, (ix) the aggregate amount of expenditures actually made by Company and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, (x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Company and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, (xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Company or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Consolidated Capital Expenditures to be consummated or made during the period of four consecutive Fiscal Quarters of Company following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions during such period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive Fiscal Quarters, (xii) the amount of cash Taxes paid in such period to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period, (xiii) all amounts paid in respect of Transaction Costs and fees, costs and expenses in connection with the Transactions, any Permitted Acquisitions, Investments, Asset Sales or other dispositions (whether or not consummated), (xiv) an amount equal to the income, if any, of any Person accrued prior to the date it becomes a Restricted Subsidiary of Company or is merged into or consolidated with Company or any of its Restricted Subsidiaries or that Person’s assets are acquired by Company or any of its Restricted Subsidiaries during such period to the extent included in arriving at such Consolidated Net Income; and (xv) cash payments to minority interests in Subsidiaries. -24- 105376510

“Excess Cash Flow Amount” means, at any date of determination, an amount equal to the sum of the amounts of Excess Cash Flow for all Excess Cash Flow Periods ending on or prior to the date of determination. “Excess Cash Flow Period” means each Fiscal Year of Company beginning with the Fiscal Year ending December 31, 2012. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute. “Excluded Asset Sales” means the collective reference to (i) any sale or discount, in each case without recourse, of notes or accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof or to resolve disputes that occur in the ordinary course of business, (ii) any exchange of specific items of property between Company and any of its Subsidiaries or among any Subsidiaries of Company, so long as the purpose of each such exchange is to acquire replacement items of property which are the functional equivalent of the item of property so exchanged, (iii) disposals of obsolete, worn out or surplus property in the ordinary course of business, including, without limitation, intellectual property, (iv) the sale, lease, license, transfer or other disposition of equipment, materials and other tangible assets by Company or any Subsidiary of Company to any Subsidiary of Company; provided, however, that the aggregate fair market value of all such equipment, materials and other tangible assets sold, leased, licensed, transferred or otherwise disposed of pursuant to this clause (iv) does not exceed $30,000,000 in the aggregate since the Amendment and Restatement Effective Date, (v) sales of other assets for aggregate consideration of less than $5,000,000 per Fiscal Year with respect to any transaction or series of related transactions and less than $10,000,000 per Fiscal Year in the aggregate, (vi) any license or sublicense (other than an exclusive license) of intellectual property owned by Company or its Subsidiaries in the ordinary course of business, (vii) the liquidation or otherwise disposition of Cash Equivalents in the ordinary course of business, (viii) a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets by a Receivables Subsidiary in a Qualified Receivables Financing and (ix) a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets (a) to a Receivables Subsidiary in a Qualified Receivables Financing or (b) to any other Person in a Qualified Receivables Financing. “Excluded Assets” means (i) any fee-owned Real Estate Asset not constituting a Material Real Estate Asset and all Real Estate Assets constituting leaseholds, (ii) (a) any vehicles and other assets subject to certificates of title and (b) any letter of credit rights and any commercial tort claims, (iii) any assets the grant of a Lien in respect of which is prohibited by law or contract (but only to the extent that such prohibition was not created in contemplation hereof), requires third party or governmental consents or results in material adverse tax or regulatory consequences (as determined in good faith by Company), (iv) any Margin Stock and any Capital Stock of any Unrestricted Subsidiary, (v) Capital Stock of any Affiliate of a Credit Party to the extent such pledge would result in additional financial reporting requirements under Rule 3-16 under Regulation S-X, but only to the extent necessary for such Grantor not to be subject to such reporting requirements, (vi) any assets where the cost of obtaining a security interest in, or perfection of, such assets exceeds the practical benefit to the Secured Parties afforded thereby (as reasonably determined in writing and in good faith by Company and -25- 105376510

Administrative Agent), (vii) any intellectual property if the grant of a security interest therein shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest therein, including U.S. intent-to-use trademark application prior to the filing and acceptance of a statement of use or affidavit of use in connection therewith, (viii) licenses and any other property and assets the pledge of which would require Governmental Authorization, (ix) the Capital Stock of any Non-Guarantor Subsidiary to the extent that a pledge of, or granting of a security interest in, such Capital Stock would result in material adverse tax consequences to Holding and its Restricted Subsidiaries as reasonably determined in good faith by Company and the Administrative Agent; provided that such Capital Stock shall no longer constitute an “Excluded Asset” at the time any such material adverse tax consequences cease to exist or apply, (x) except to the extent a security interest can be perfected by filing a financing statement under the UCC of any relevant jurisdiction or is perfected as a result of assets held therein constituting proceeds of Collateral, deposit accounts, securities accounts, commodities accounts and any other assets requiring perfection through control agreements or perfection by “control” (other than Pledged Equity Interests, Pledged Debt, Instruments or Chattel Paper (each as defined in the Pledge and Security Agreement), (xi) (w) payroll and other employee wage and benefit accounts, (x) tax accounts, including, without limitation, sales tax accounts, (y) escrow accounts, and (z) fiduciary or trust accounts and, in the case of clauses (w) through (z), the funds or other property held in or maintained in any such account except to the extent constituting proceeds of Collateral, (xii) any rights under any lease, instrument, contract or agreement of any Credit Party to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (I) be prohibited or restricted or (II) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law (including the UCC) or (y) consent to such security interest has been obtained from any applicable third party; provided that (1) this clause (xii) shall not affect, limit, restrict or impair the grant by any Credit Party of a security interest in any corresponding Account or any corresponding money or other amounts due and payable to any Credit Party or to become due and payable to any Credit Party under any such lease, instrument, contract or agreement unless such security interest in such corresponding Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such corresponding Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law (including the UCC) or (y) consent to such security interest has been obtained from any applicable third party; and (2) all security interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in any corresponding Account, money, or other amounts due and payable to any Credit Party at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party, (xiii) any assets of any Credit Party financed by purchase money Indebtedness or Capital Leases permitted pursuant to Section 6.1 of this Agreement, but only to the extent that the documentation governing such Indebtedness (or any Permitted Lien securing such Indebtedness) validly prohibits, pursuant to a contractual requirement permitted by Section -26- 105376510

6.3 of this Agreement, the creation by such Credit Party of a security interest or Lien thereon or requires the consent of any Person, other than the Company and its Affiliates, as a condition to the creation of any other security interest or Lien on such property or if such contract or other agreement would be breached or give any party (other than a Credit Party or an Affiliate of a Credit Party) the right to terminate it as a result of creation of such security interest or Lien, (xiv) any Counterparty Account, and any cash, Cash Equivalents and/or other securities or investments substantially comparable to Cash Equivalents, and other funds and investments held therein and the proceeds thereof, received from a contract counterparty other than a Credit Party or an Affiliate of a Credit Party (including a counterparty in respect of Commodities Obligations) (collectively, the “Counterparty Cash”) but only to the extent that any agreements governing the underlying transactions with a contract counterparty other than a Credit Party or an Affiliate of a Credit Party (including a counterparty in respect of Commodities Obligations) pursuant to which any such Counterparty Cash was received provide that the pledging of, or other granting of any Lien in, the relevant Counterparty Cash as collateral for the Obligations of Company or a Guarantor Subsidiary under the Credit Documents shall constitute or result in a breach, termination, default or invalidity under any such agreement, provided, however, that such Counterparty Cash shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist, and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Collateral Documents, immediately and automatically, at such time as such consequences shall no longer exist; and provided, further, that any Lien the Company or any Guarantor Subsidiary may have in any such Counterparty Cash shall not be deemed to be an Excluded Asset under this clause (xiv) and such Lien shall follow and be treated as part of the underlying agreement (including any Commodities Obligations), and (xv) any asset sold pursuant to a Qualified Receivables Financing (but not the proceeds thereof). Notwithstanding the foregoing, the Excluded Assets shall not include the proceeds, products, substitutions or replacements of any Excluded Assets (except to the extent that such proceeds, products, substitutions or replacements shall themselves constitute Excluded Assets). In addition, in the event that any Excluded Asset ceases to constitute an Excluded Asset, then immediately upon such property ceasing to constitute Excluded Asset for any reason, such property shall be deemed at all times from and after such date to constitute Collateral without any further action. In addition, (i) no action shall be required in any jurisdiction other than the jurisdiction of organization of the relevant Credit Party to create or perfect a security interest in assets of such Credit Party governed by the UCC (and with respect to intellectual property, filings in the United States Patent and Trademark Office and/or United States Copyright Office, as applicable), (ii) no action shall be required to be taken in order to perfect assets requiring perfection through control agreements or by “control” (including deposit accounts, other bank accounts or securities accounts or letter of credit rights) (other than (x) the delivery of Certificated Securities (as defined in the Pledge and Security Agreement) required to be pledged under the Credit Documents and (y) to perfect security interests in Guarantors organized as limited liability companies or partnerships); provided, that no other party (including but not limited to the Senior Representative) has taken such action to perfect such assets through control agreements or by “control”, (iii) the Credit Parties shall not be required to obtain any landlord waivers, estoppels or collateral access letters, (iv) no security agreements or pledge agreements governed by any foreign law shall be required and (v) the foregoing provisions of this definition shall not require -27- 105376510 the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Credit Parties, or the provision of guarantees by any Subsidiary, if, and for so long as and to the extent that the Administrative Agent and the Company reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such guarantees (taking into account any adverse tax consequences to Holding and its Affiliates (including the imposition of material withholding or other taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom. “Excluded Project Subsidiary” means, at any time, any “Excluded Project Subsidiary” as of the Amendment and Restatement Effective Date and any Restricted Subsidiary that (i) becomes a Restricted Subsidiary of Company after the Amendment and Restatement Effective Date or is in its Development Stage as of the Amendment and Restatement Effective Date and is an obligor or otherwise bound with respect to Indebtedness that constitutes Limited Recourse Debt and that is not an obligor with respect to any other Indebtedness, and (ii) has been designated by a certificate executed by an Authorized Officer of Company as an Excluded Project Subsidiary dedicated to the operation of one or more Projects that has been and is to be financed only with equity contributions in cash and Limited Recourse Debt (and not any other Indebtedness). The board of directors of Company or the Chief Executive Officer, the Chief Financial Officer or the Treasurer of Company may designate any Restricted Subsidiary that complies with the requirements above to be an Excluded Project Subsidiary. The board of directors of Company or the Chief Executive Officer, the Chief Financial Officer or the Treasurer of Company may designate any Excluded Project Subsidiary to be a Restricted Subsidiary that is not an Excluded Project Subsidiary, provided that if any existing Limited Recourse Debt of such Excluded Project Subsidiary ceases to constitute Limited Recourse Debt upon such designation or thereafter, such Indebtedness will be deemed incurred at the time it ceases to be Limited Recourse Debt. “Excluded Subsidiary” means (i) each Domestic Subsidiary of Company or of any Subsidiary of Company for which becoming a Credit Party would constitute a violation of (a) a Contractual Obligation existing on the Amendment and Restatement Effective Date or, thereafter, a bona fide Contractual Obligation (the prohibition contained in which was not entered into in contemplation of this provision), in favor of a Person (other than Company or any of its Subsidiaries or Affiliates) for which the required consents have not been obtained (including, without limitation, any Excluded Project Subsidiary) or (b) applicable law (including financial assistance, fraudulent conveyance, preference, capitalization or other similar laws and regulations) affecting such Subsidiary, provided that any such Subsidiary of Company or of another Subsidiary shall cease to be covered under this clause at such time as such Subsidiary’s becoming a Credit Party would no longer constitute a violation of such Contractual Obligation or applicable law or regulation, whether as a result of obtaining the required consents or otherwise, (ii) any CFC or CFC Holding Company, (iii) any direct or indirect Subsidiary of a CFC or CFC Holding Company, (iv) each Subsidiary with respect to which, as reasonably determined by Company in consultation with Administrative Agent, providing such a Guaranty would result in materially adverse tax consequences, (v) any Subsidiary with respect to which, in the reasonable -28- 105376510 judgment of Administrative Agent and Company, as agreed in writing, the cost or other consequences of providing a Guaranty of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (vi) each Domestic Subsidiary of Company identified on Schedule 1.1(b)-1, (vii) a special purpose securitization vehicle (or similar entity), (viii) a captive insurance Subsidiary and (ix) in the case of any obligation under any Hedge Agreement, any Subsidiary of the Company that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act. The Excluded Subsidiaries, as of the Amendment and Restatement Effective Date, by virtue of clause (i), above, are listed on Schedule 1.1(b)-2. “Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Credit Party and any and all guarantees of such Credit Party’s Swap Obligations by other Credit Parties) at the time the guarantee of such Credit Party, or a grant by such Credit Party of a security interest, becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.23) or (ii) such Recipient changes its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(e) or (g) and (d) any withholding Taxes imposed under FATCA. “Exempt Subsidiary” means any “Exempt Subsidiary” under the First Amended and Restated Credit Agreement as of the Amendment and Restatement Effective Date and any Domestic Subsidiary that becomes a Restricted Subsidiary of Company after the Amendment and Restatement Effective Date and on the date of becoming such Restricted Subsidiary (i) is not a Wholly Owned Subsidiary; provided that any such Subsidiary shall cease to be covered under this clause at the time such Subsidiary becomes a Wholly Owned Subsidiary, (ii) is an Immaterial Restricted Subsidiary; provided that any such Subsidiary shall cease to be covered under this clause at the time such Subsidiary is no longer an Immaterial Restricted Subsidiary -29- 105376510 and (iii) the guaranteeing of the Obligations by which would result in material adverse tax consequences or adverse accounting consequences to Company and its Restricted Subsidiaries as reasonably determined in good faith by Company; provided that any such Subsidiary shall cease to be covered under this clause at the time any such material adverse tax consequences or adverse accounting consequences cease to exist or apply and (iv) the guaranteeing of the Obligations by which would result in costs that are excessive in relation to the value afforded by such guarantee (as reasonably determined by Company and Administrative Agent). “Existing Letters of Credit” means those Letters of Credit listed on Schedule 1.1(c) outstanding on the Amendment and Restatement Effective Date. “Existing Mortgage” as defined in Section 3.1(m). “Expansion” means, with respect to any Project, additions, improvements, accessions, restorations, replacements or supplements to the existing facilities of such Projects. “Extension Request” means a Revolving Commitment Extension Request or a Term Loan Extension Request, as applicable. “Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates of Company, any of its Subsidiaries, or any such predecessors. “Fair Share” as defined in Section 7.2. “Fair Share Contribution Amount” as defined in Section 7.2. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code. “Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upwards, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent. -30- 105376510

“Fee Letter” means that Fee Letter, dated as of May 9, 2018, by and between Company and MLPFS. “First Amended and Restated Credit Agreement” as defined in the Recitals. “First Amendment and Restatement Effective Date” means April 10, 2015. “First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien. “Fiscal Quarter” means a fiscal quarter of any Fiscal Year. “Fiscal Year” means the fiscal year of Company and its Restricted Subsidiaries ending on December 31 of each calendar year. “Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary. The Foreign Subsidiaries of Company, as of the Amendment and Restatement Effective Date, are listed on Schedule 1.1(d). “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of the Swing Line Loans other than such Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof. “Fund” means any Person (other than a natural Person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding, or investing in commercial loans, fixed-income instruments, bonds and similar extensions of credit in the ordinary course. “Funding Guarantors” as defined in Section 7.2. “Funding Notice” means a notice substantially in the form of Exhibit A-1 or such other form as may be reasonably approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), completed and signed by an Authorized Officer of the Company. “GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof. “GIG Partnership Project” means the projects identified on Schedule 6.6(g) in connection with the strategic partnership between Holding and Green Investment Group Limited. -31- 105376510

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality, political subdivision or any entity or officer thereof exercising executive, legislative, judicial, taxing, regulatory or administrative functions of any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government. “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority. “Grantor” as defined in the Pledge and Security Agreement. “Guaranteed Obligations” as defined in Section 7.1. “Guarantor” means Holding and each Domestic Subsidiary of Company (other than each Excluded Subsidiary, Exempt Subsidiary, Development Subsidiary and Unrestricted Subsidiary): provided that Company may determine, in its sole discretion, to cause any Exempt Subsidiary to become a Guarantor by causing such Subsidiary to satisfy the requirements of Section 5.9. “Guarantor Subsidiary” means each Guarantor other than Holding. “Guaranty” means the guaranty of each Guarantor set forth in Section 7. “Guaranty Indebtedness” means with respect to all Indebtedness of the type identified in clauses (i) through (iv) of the definition of Indebtedness, to the extent such Indebtedness is owed to any Person other than Holding or any Subsidiary of Company (x) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by Company or any of its Restricted Subsidiaries of such Indebtedness and (y) any obligation of Company or any of its Restricted Subsidiaries the primary purpose or intent of which is to provide assurance to an obligee with respect to such Indebtedness that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof. “Hazardous Materials” means any explosive, radioactive, hazardous or toxic chemical, material or substance, or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes prohibited, limited or regulated pursuant to any Environmental Law. “Hedge Agreements” means all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by Company or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies, including any Commodities Agreements. -32- 105376510

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. “Historical Financial Statements” means as of the Amendment and Restatement Effective Date, (i) the audited financial statements of Holding for Fiscal Years 2015, 2016 and 2017, the unaudited financial statements of Company for Fiscal Year 2015, 2016 and 2017, in each case consisting of balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Holding and Company as at the most recently ended Fiscal Quarter (if any) ending after the date of the most recent financial statements referenced in clause (i) hereof and more than forty-five (45) days prior to the Amendment and Restatement Effective Date, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the three-, six- or nine-month period, as applicable, ending on such date. “HMT” as defined in the definition of “Sanction(s)” “Holding” as defined in the preamble hereto. “Holding Capital Contribution” means (i) any cash capital contribution or loan made to Company by Holding on or after the Closing Date and (ii) in connection with any Permitted Acquisition or Investment, any issuance by Holding of its Capital Stock as consideration in whole or part therefor. “Holding Pledge Agreement” means the Pledge Agreement executed by Holding in favor of the Collateral Agent on the Closing Date, as amended, restated, supplemented or otherwise modified from time to time. “Honor Date” as defined in Section 2.4(c)(i). “Immaterial Restricted Subsidiary” means any Restricted Subsidiary hereafter acquired or formed which, on a consolidated basis for Company and all of its Restricted Subsidiaries, (i) for the most recent Fiscal Year accounted for less than 3.00% of the Consolidated Adjusted EBITDA of Company and its Restricted Subsidiaries, or (ii) as at the end of such Fiscal Year, had assets with a net book value of less than 3.00 % of the Total Tangible Assets of Company and its Restricted Subsidiaries. “Impacted Loans” as defined in Section 2.18(a)(i). “Increased Amount Date” as defined in Section 2.24(a). “Increased-Cost Lenders” as defined in Section 2.23. “Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes -33- 105376510 payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business, having a term of less than twelve (12) months and payable in accordance with customary trade practices), which purchase price is due more than six (6) months from the date of incurrence of the obligation in respect thereof; (v) all Indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement and Commodities Agreements, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreement be deemed “Indebtedness” for any purpose under Section 6.7. “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), reasonable out-of-pocket costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Release or threatened Release of Hazardous Materials), and reasonable out-of-pocket expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on or incurred by any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make the Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any -34- 105376510 sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not comply with the terms of such Letter of Credit); (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Company or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE or (iv) any Environmental Claim, Environmental Liability or any actual or alleged presence or Release or threatened Release of Hazardous Materials related in any way to Company or any of its Subsidiaries, including those arising from any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries. “Indemnitee” as defined in Section 10.3(a). “Initial Term Loans” means the “Term Loans” (as defined in the First Amended and Restated Credit Agreement) outstanding immediately prior to the Amendment and Restatement Effective Date. “Installment” as defined in Section 2.12. “Installment Date” as defined in Section 2.12. “Insurance Premium Financers” means Persons who are non-Affiliates of Company that advance insurance premiums for Company and its Subsidiaries pursuant to Insurance Premium Financing Arrangements. “Insurance Premium Financing Arrangements” means, collectively, such agreements with Insurance Premium Financers pursuant to which such Insurance Premium Financers advance insurance premiums for Company and its Subsidiaries. Such Insurance Premium Financing Arrangements (i) shall provide for the benefit of such Insurance Premium Financers a security interest in no property of Company or any of its Restricted Subsidiaries other than gross unearned premiums for the insurance policies and related rights, (ii) shall not purport to prohibit any portion of the Liens created in favor of Collateral Agent (for the benefit of Secured Parties) pursuant to the Collateral Documents, and (iii) shall not contain any provision or contemplate any transaction prohibited by this Agreement and, to the extent not outstanding on the Amendment and Restatement Effective Date, shall otherwise be in form and substance reasonably satisfactory to Administrative Agent. “Intercompany Master Note” means the Amended and Restated Intercompany Master Note executed by Holding, Company and each of its Restricted Subsidiaries party thereto on the Amendment and Restatement Effective Date, as amended, restated, supplemented or otherwise modified from time to time. -35- 105376510

“Intercompany Note” means a promissory note evidencing Indebtedness of Holding, Company or a Restricted Subsidiary which (a) to the extent the Indebtedness evidenced thereby is owed to any Credit Party, is pledged pursuant to the Collateral Documents, and (b) to the extent the Indebtedness evidenced thereby is owed by a Subsidiary of Company, is senior Indebtedness of such Restricted Subsidiary (except to the extent that requiring such Indebtedness to be senior would breach a Contractual Obligation binding on such Guarantor Subsidiary) except that any such Indebtedness owed by any Credit Party to any Restricted Subsidiary which is not a Credit Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of such note. For the avoidance of doubt such promissory note may take the form of one or more individual notes or by a Person being party to the Intercompany Master Note. “Intercompany Subordination Agreement” means the Amended and Restated Intercompany Subordination Agreement executed by Holding, Company and each of its Subsidiaries and Administrative Agent on the Amendment and Restatement Effective Date, as amended, restated, supplemented or otherwise modified from time to time. “Intercreditor Agreement” means any intercreditor agreement executed in connection with any transaction requiring such agreement to be executed pursuant to the terms hereof, among Administrative Agent, Company, the Guarantors and a Senior Representative or any other party, as the case may be, substantially on terms set forth on Exhibit L (except to the extent otherwise reasonably agreed by Company and Administrative Agent) or otherwise on such terms that are reasonably satisfactory to Administrative Agent, in each case, as amended, restated, supplemented or otherwise modified (or replaced in connection with a Permitted Refinancing or incurrence of Indebtedness under Section 6.1) from time to time with the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed). “Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA (excluding Consolidated Adjusted EBITDA of any Excluded Project Subsidiary in the Development Stage) for the four-Fiscal Quarter period ending on such date to (ii) Consolidated Interest Expense (excluding Consolidated Interest Expense of any Excluded Project Subsidiary in the Development Stage) for such period. “Interest Payment Date” means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Amendment and Restatement Effective Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the final maturity date of such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period. “Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months (or twelve-months, if consented to by each affected Lender, such consent not to be unreasonably withheld by any such Lender if such interest period is available to such Lender, and in each case subject to availability), as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, -36- 105376510 commencing on the day on which the immediately preceding Interest Period expires; provided (1) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (3) and (4) of this definition, end on the last Business Day of a calendar month; (3) no Interest Period with respect to any portion of Term Loan shall extend beyond the Term Loan Maturity Date applicable to such Term Loan, and (4) no Interest Period with respect to any portion of the Revolving Loans made by Revolving Lenders shall extend beyond the Revolving Commitment Termination Date. “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Company’s and its Subsidiaries’ operations and not for speculative purposes. “Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent). “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the Amendment and Restatement Effective Date and from time to time thereafter, and any successor statute. “Investment” means (i) any direct or indirect purchase or other acquisition by Company or any of its Restricted Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than Company or a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary or Company from any Person (other than Company or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, relocation, business, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Restricted Subsidiaries to any other Person (other than Company or any Guarantor Subsidiary), including all Indebtedness and accounts receivable from that other Person but only to the extent that the same are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested). “IRB L/C” means any Letter of Credit providing credit support for an IRB, which may be a so-called “direct pay” Letter of Credit. -37- 105376510

“IRB” means industrial revenue bonds, solid waste disposal bonds or similar tax-exempt bonds issued by or at the request of Company. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance). “Issuance Notice” means a notice substantially in the form of Exhibit A-3. “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any Issuing Bank and Company (or any Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit. “Issuing Bank” means with respect to any Letter of Credit, any Lender which, at the request of Company, and with the consent of Administrative Agent (not to be unreasonably withheld or delayed), agrees in such Lender’s sole discretion to become an Issuing Bank for the purposes of issuing such Letter of Credit, together with its permitted successors and assigns in such capacity. As of the Amendment and Restatement Effective Date, the institutions listed on Appendix B shall each be an Issuing Bank. “Joinder Agreement” means an agreement substantially in the form of Exhibit J. “Joint Venture” means a joint venture, partnership or other similar arrangement, whether in partnership or other legal form. “JPM Currency Rate” for a currency means, at the time of determination thereof, the rate of exchange for the purchase of such currency with another currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by JPMorgan Chase Bank, N.A. using any method of determination it deems appropriate in its sole discretion). “Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Additional Term Loans. “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. All L/C Advances shall be denominated in Dollars. “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan. All L/C Borrowings shall be denominated in Dollars. -38- 105376510

“L/C Obligation” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amount. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “Lead Arranger” means each of MLPFS, JPMorgan Chase Bank, N.A., Crédit Agricole, Citizens Bank, N.A., MUFG Union Bank, N.A. and Sumitomo Mitsui Banking Corporation, in its capacity as joint lead arranger and bookrunner. “Lender” means each financial institution listed on the signature pages hereto as a Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement pursuant to Section 2.24. “Lender Counterparty” means each Person who is a Lender or any Affiliate of a Lender at the time such Person entered into a Permitted Hedge Agreement, a Permitted Letter of Credit or a Permitted Cash Management Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date, First Amendment and Restatement Effective Date or Amendment and Restatement Effective Date but subsequent to entering into a Permitted Hedge Agreement, a Permitted Letter of Credit or a Permitted Cash Management Agreement ceases to be a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with Collateral Agent. “Letter of Credit” means a commercial or standby letter of credit (including IRB L/Cs) issued or to be issued by an Issuing Bank pursuant to Section 2.4(a) of this Agreement. Letters of Credit may be issued in Dollars or in an Alternative Currency. “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an Issuing Bank. “Letter of Credit Commitment” means (a) as to each Issuing Bank party hereto as of the Amendment and Restatement Effective Date, the commitment amount set forth opposite its name in Appendix B, and (b) as to each Issuing Bank that becomes an Issuing Bank hereunder after the Amendment and Restatement Effective Date, the commitment amount of such Issuing Bank set forth in the instrument under which such Issuing Bank becomes an Issuing Bank. The Letter of Credit Commitment of any Issuing Bank may be changed by written agreement between the Company and such Issuing Bank, without the consent of any other party hereto. “Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Revolving Commitment Termination Date (or, if such day is not a Business Day, the next preceding Business Day). “Letter of Credit Fees” as defined in Section 2.11(a)(ii). -39- 105376510

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted Net Debt (excluding Indebtedness of any Excluded Project Subsidiary in the Development Stage) as of such day to (ii) Consolidated Adjusted EBITDA (excluding Consolidated Adjusted EBITDA of any Excluded Project Subsidiary in the Development Stage) for the four-Fiscal Quarter period ending on such date. “LIBOR” has the meaning specified in the definition of “LIBOR Screen Rate”. “LIBOR Quoted Currency” means each of the following currencies: Dollars; Euro; Sterling; Yen; and Swiss Franc; in each case as long as there is a published LIBOR rate with respect thereto. “LIBOR Screen Rate” means the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page or other applicable screen page the Administrative Agent reasonably designates to determine LIBOR (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent) from time to time). “LIBOR Successor Rate” as defined in Section 2.18(a)(ii). “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company). “Lien” means any lien, mortgage, pledge, collateral assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing. “Limited Condition Transaction” means any Investment, including any Permitted Acquisition, by one or more of the Company or the Restricted Subsidiaries, (a) that is permitted hereunder, (b) that is financed in whole or in part with the proceeds of a substantially concurrent advance of Additional Term Loans and (c) the consummation of which is not conditioned on the availability of, or on obtaining, third party financing; provided, that such Investment shall not constitute a Limited Condition Transaction if the consummation of such Investment shall not have occurred on or prior to the date that is 180 days following the execution of the applicable acquisition or other agreement applicable to such Investment. -40- 105376510

“Limited Recourse Debt” means, with respect to any Restricted Subsidiary of Company, Indebtedness of such Subsidiary with respect to which the recourse of the holder or obligee of such Indebtedness is limited to (i) assets associated with the Project (which in any event shall not include assets held by any Guarantor Subsidiary other than a Guarantor Subsidiary, if any, whose sole business is the ownership and/or operation of such Project and substantially all of whose assets are associated with such Project) in respect of which such Indebtedness was incurred and/or (ii) such Subsidiary or the equity interests in such Subsidiary, but in the case of clause (ii) only if such Subsidiary’s sole business is the ownership and/or operation of such Project and substantially all of such Subsidiary’s assets are associated with such Project. For purposes of this Agreement, Indebtedness of a Restricted Subsidiary of Company shall not fail to be Limited Recourse Debt solely by virtue of the fact that the holders of such Limited Recourse Debt have recourse to Holding, Company or another Subsidiary of Company pursuant to a contingent obligation supporting such Limited Recourse Debt or a Performance Guaranty, so long as such contingent obligation or Performance Guaranty is unsecured and permitted under Section 6.1. “Loan” means a Term Loan, a Revolving Loan and a Swing Line Loan. “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market. “Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time. “Material Adverse Effect” means any material adverse effect on (i) the business, operations, assets, liabilities or financial condition of Holding and its Subsidiaries taken as a whole; (ii) the ability of the Credit Parties (taken as a whole) to perform their respective Obligations; or (iii) the rights, remedies and benefits available to, or conferred upon, the Secured Parties under any Credit Document. “Material Real Estate Asset” means the Restatement Date Material Real Estate Assets and any fee-owned Real Estate Asset acquired after the Amendment and Restatement Effective Date having a fair market value (as determined in good faith by Company) in excess of $25,000,000 as of the date of the acquisition thereof; provided, that fee-owned Real Estate that would otherwise be included in such definition may be excluded therefrom if, and for so long as and to the extent that the Administrative Agent and the Company reasonably agree in writing that the cost or other burdens of including such Real Estate Asset as Collateral would be excessive in view of the benefits to be obtained by the Lenders therefrom. “Material Restricted Subsidiary” means any Restricted Subsidiary now existing or hereafter acquired or formed which, on a consolidated basis for Company and all of its Restricted Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5.0% of the Consolidated Adjusted EBITDA of Company and its Restricted Subsidiaries, or (ii) as at the end of such Fiscal Year, had assets with a net book value of more than 5.0% of the Total Tangible Assets of Company and its Restricted Subsidiaries. Material Restricted Subsidiaries as of the Amendment and Restatement Effective Date are listed on Schedule 1.1(e). -41- 105376510

“Maximum Incremental Facilities Amount” means, at any date of determination, with respect to the contemplated incurrence of Additional Term Loans or Additional Revolving Commitments pursuant to Section 2.24, the greater of (a)(x) $500,000,000 minus (y) the aggregate principal amount of Additional Term Loans or Additional Revolving Commitments incurred pursuant to Section 2.24 prior to such date and (b) a principal amount so long as, after giving effect to the incurrence of such contemplated Additional Term Loans and/or Additional Revolving Commitments, as the case may be, the Leverage Ratio shall be less than or equal to 2.75:1.00, determined on a Pro Forma Basis as of the most recently completed four Fiscal Quarter period for which financial statements and certificates were required to be delivered under Section 5.1(a) or (b), as the case may be. “Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of Cash or Deposit Account balances, an amount equal to the Fronting Exposure of any Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by Administrative Agent and Issuing Banks in their sole discretion. “MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated. “Moody’s” means Moody’s Investor Services, Inc. and any successor thereto. “Mortgage” means a mortgage or deed of trust or deed to secure debt in a form reasonably satisfactory to the Administrative Agent and Company and as it may be otherwise amended, supplemented or otherwise modified from time to time. “Mortgage Amendment” as defined in Section 3.1(m). “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. "Multiple Employer Plan" means a “single employer plan” as defined in Section 4001(a)(15) of ERISA, which has two or more contributing sponsors (including Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “NAIC” means The National Association of Insurance Commissioners, and any successor thereto. “Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by any subsequent monetization of, a note receivable or otherwise, but only as and when so received, including without limitation, as a result of any subsequent monetization of any Designated Non-Cash Consideration) received by Company or any of its Restricted Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale (or if such costs have not then been incurred or invoiced, Company’s good faith -42- 105376510 estimate thereof), including (a) income or gains Taxes (including Tax distributions) payable or reasonably estimated to be payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) other Taxes (including Tax distributions) actually payable or reasonably estimated to be payable upon or in connection with the closing of such Asset Sale (including any transfer Taxes or Taxes on gross receipts), (d) any Taxes payable or reasonably estimated to be payable in connection with any transactions effected (or deemed effected) to make prepayments (e.g., Taxes payable upon repatriation of funds from Subsidiaries), (e) actual, reasonable and documented out-of-pocket fees and expenses (including legal fees, fees to advisors and severance costs that are due (pursuant to a Contractual Obligation, or pursuant to a written employment policy applicable to terminated employees generally, of Company or any of its Restricted Subsidiaries in effect prior to such Asset Sale or pursuant to applicable law) and payable to employees of Company and its Restricted Subsidiaries that are terminated as a result thereof) paid to Persons other than Company and its Restricted Subsidiaries and their respective Affiliates in connection with such Asset Sale (including fees necessary to obtain any required consents of such Persons to such Asset Sale), and (f) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Restricted Subsidiaries in connection with such Asset Sale; provided, however, that Net Asset Sale Proceeds shall be reduced in an amount equal to the amount of proceeds Restricted Subsidiaries of Company are legally bound or required, pursuant to agreements in effect on the Amendment and Restatement Effective Date, or which were entered into after the Amendment and Restatement Effective Date with respect to the financing or acquisition of a Project to use for prepayment thereunder (including any premium, penalty and interest due in connection with such prepayment). “Net Cash Proceeds” means, in connection with any incurrence or issuance of Indebtedness, the cash proceeds received from any such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other bona fide fees and expenses actually incurred in connection therewith; provided that if any such commissions, costs or expenses have not been incurred or invoiced at such time, Company may deduct its good faith estimate thereof to the extent subsequently paid. “Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Company or any of its Restricted Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder (other than payments for business interruption) occurring after the Amendment and Restatement Effective Date or (b) as a result of the taking of any assets of Company or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Company or any of its Restricted Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof, (b) any bona fide direct costs incurred in connection with any adjustment or settlement or any such sale as referred to in clause (i)(b) of this definition, including Taxes (or -43- 105376510

Tax distributions) payable or reasonably estimated to be payable as a result of any gain recognized in connection therewith, (c) any Taxes payable or reasonably estimated to be payable in connection with any transactions effected (or deemed effected) to make prepayments (e.g., Taxes payable upon repatriation of funds from Subsidiaries) and (d) any actual, reasonable and documented out-of-pocket fees and expenses (including legal fees, fees to advisors and severance costs that are due (pursuant to a Contractual Obligation, or pursuant to a written employment policy applicable to terminated employees generally, of Company or any of its Restricted Subsidiaries in effect prior to such event or pursuant to applicable law) and payable to employees of Company and its Restricted Subsidiaries that are terminated as a result thereof) paid to Persons other than Company and its Restricted Subsidiaries and their respective Affiliates in connection with such event; provided that if any costs, fees or expenses that may be deducted under this clause (ii) have not been incurred or invoiced at the time of any determination of Net Insurance/Condemnation Proceeds, Company may deduct its good faith estimate thereof to the extent actually subsequently so paid; provided, however, that Net Insurance/Condemnation Proceeds shall be reduced in an amount equal to the amount of proceeds Restricted Subsidiaries of Company are legally bound or required, pursuant to agreements in effect on the Amendment and Restatement Effective Date, or which were entered into after the Amendment and Restatement Effective Date with respect to the financing or acquisition of a Project to use for prepayment thereunder (including any premium, penalty and interest due in connection with such prepayment). “New Senior Notes” means any senior unsecured debt securities issued by Holding after the Amendment and Restatement Effective Date. “New Senior Notes Documents” means any New Senior Notes, the Indentures in connection therewith and all other documents executed and delivered with respect to any New Senior Notes or the Indentures in connection therewith. “Non-Consenting Lender” as defined in Section 2.23. “Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time. “Non-Excluded Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Company under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes. “Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor Subsidiary. “Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency. “Non-US Agent” means (a) each Agent that is a foreign person as defined in Treasury Regulations section 1.1441-1(c)(2) or (b) each Agent that is a wholly-owned domestic entity that is disregarded for United States federal tax purposes under Treasury Regulations section -44- 105376510

301.7701-2(c)(2) as an entity separate from its owner and whose single owner is a foreign person within the meaning of Treasury Regulations section 1.1441-1(c)(2). “Non-US Lender” means (a) each Lender and each Issuing Bank that is a foreign person as defined in Treasury Regulations section 1.1441-1(c)(2) or (b) each Lender and each Issuing Bank that is a wholly-owned domestic entity that is disregarded for United States federal tax purposes under Treasury Regulations section 301.7701-2(c)(2) as an entity separate from its owner and whose single owner is a foreign person within the meaning of Treasury Regulations section 1.1441-1(c)(2). “Note” means a Term Loan Note, a Revolving Loan Note or a Swing Line Note. “Notice” means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice. “Obligations” means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them, the Issuing Banks and Lender Counterparties under any Credit Document, Permitted Hedge Agreement, Permitted Letter of Credit or Permitted Cash Management Agreement (including, without limitation, with respect to a Permitted Hedge Agreement, a Permitted Letter of Credit or Permitted Cash Management Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Permitted Hedge Agreement, Permitted Letter of Credit or Permitted Cash Management Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Permitted Hedge Agreements, fees, expenses, indemnification or otherwise; provided that the Obligations of any Guarantor Subsidiary shall exclude any Excluded Swap Obligations with respect to such Guarantor Subsidiary. “Obligee Guarantor” as defined in Section 7.7. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Original Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of March 28, 2012 (as further amended, supplemented or otherwise modified from time to time prior to the First Amendment and Restatement Effective Date), by and among the Company, Holding, the Guarantors party thereto, the Lenders party thereto from time to time, the Administrative Agent, Collateral Agent and Issuing Bank and the other agents party thereto, “Original Obligations” means the Obligations as defined and incurred under the Original Credit Agreement that remain unpaid and outstanding as of the Amendment and Restatement Effective Date. -45- 105376510

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document). “Other Taxes” as defined in Section 2.20(c). “Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Company of Unreimbursed Amounts. “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by Administrative Agent, the Issuing Banks, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market. “Participant Register” as defined in Section 10.6(f). “Participating Member State” means each state as described in any EMU Legislation. “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. -46- 105376510

“Pension Plan” means any employee benefit plan (including a Multiple Employer Plan, but not including a Multiemployer Plan) which is subject to Title IV of ERISA, Section 412 of the Internal Revenue Code or Section 302 of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, Company, any of its Subsidiaries or any of their respective ERISA Affiliates. “Performance Guaranty” means any performance guaranty agreement entered into by Company or any of its Subsidiaries under which Company or any such Subsidiary (i) guarantees the performance of a Subsidiary of Company under a principal lease, service, construction or operating agreement relating to a Project or (ii) is otherwise obligated to provide support in connection with Projects. “Permitted Acquisition” means any acquisition by Company or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of or a business line or unit or a division of, any Person, or all or a majority of the Capital Stock of any Person (or the acquisition of any additional Capital Stock of a Person which is a Subsidiary of Company (but not then a wholly-owned direct or indirect Subsidiary)); provided that, (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations; (iii) to the extent a Person that is required to become a Guarantor hereunder is acquired, Company shall have taken, or caused to be taken, or made arrangements to take within the prescribed time periods, as of the date such Person is acquired, each of the actions set forth in Sections 5.9 and/or 5.10, as applicable, unless, following a request by Company, such actions are not required by Administrative Agent; (iv) Company and its Restricted Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.7 on a Pro Forma Basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended; (v) solely to the extent that the consideration with respect to a Permitted Acquisition exceeds $25,000,000, Company shall have delivered to Administrative Agent at least ten (10) Business Days prior to such proposed acquisition (or such shorter period as may be agreed by Administrative Agent), (A) a Compliance Certificate evidencing compliance with Section 6.7 as required under clause (iv) above and (B) all other relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.7; and (vi) any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business in which Company and/or its Restricted Subsidiaries are engaged as of the Amendment and Restatement Effective Date or in -47- 105376510

which Company and/or its Restricted Subsidiaries are expressly permitted hereunder to engage in. “Permitted Cash Management Agreement” means any Cash Management Agreement entered into with a Lender Counterparty. “Permitted Hedge Agreement” means any Hedge Agreement entered into with a Lender Counterparty. “Permitted Letter of Credit” means any standby letter of credit entered into with a Lender Counterparty after the Amendment and Restatement Effective Date on a bilateral basis and not part of the facilities provided under the Credit Documents for the account of Company or any of its Subsidiaries, and specifically designated as such to the Administrative Agent in writing by Company and the relevant Lender Counterparty as a “Permitted Letter of Credit” which is to be included among the Obligations and accordingly secured by the Collateral on a pari passu basis; provided that the aggregate face amount of all such letters of credit shall not exceed $100,000,000 at any time. “Permitted Liens” means each of the Liens permitted pursuant to Section 6.2. “Permitted Refinancing” means, with respect to any Person, any refinancing, replacement, renewal or extension of any Indebtedness of such Person in whole or in part; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, replaced, renewed or extended except by an amount equal to any reasonable and customary transaction costs and fees and any premium on the Indebtedness required to be paid in connection with such refinancing, replacement, renewal or extension unless the increase in the principal amount of such Indebtedness is permitted under Section 6.1 (provided that such limitation shall not apply with respect to Indebtedness that a client of a Project undertakes to service through the lease, service or operating agreement for such Project), (b) at the time thereof, no Event of Default shall have occurred and be continuing or would result therefrom, and (c) with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.1(g), 6.1(h), 6.1(i) or 6.1(n) (i) such refinancing, replacement, renewal or extension has a final maturity date equal to or later than the Latest Maturity Date (as determined on the date of incurrence of such Permitted Refinancing) of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced, replaced, renewed or extended (provided that such limitation shall not apply with respect to Indebtedness that a client of a Project undertakes to service through the lease, service or operating agreement for such Project), (ii) such refinancing, replacement, renewal or extension shall be at the then prevailing market rates and the non-economic terms and conditions thereof are not less favorable to the obligor thereof or to the Lenders than the Indebtedness being refinanced, replaced, renewed or extended, taken as a whole (considering the economic benefits and disadvantages to Company and its Restricted Subsidiaries from such refinancing, replacement, renewal or extension, as well as the economic benefits and disadvantages to Company and its Restricted Subsidiaries of the Project (if any) to which such Indebtedness relates), (iii) to the extent such Indebtedness being refinanced, replaced, renewed or extended is subordinated in right of payment to the Obligations, such refinancing, replacement, renewal or -48- 105376510 extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, replaced, renewed or extended, and (iv) such refinancing, replacement, renewal or extension is incurred by the Person(s) who is an obligor under the Indebtedness being refinanced, replaced, renewed or extended and no other Person is an obligor thereunder. “Permitted Subordinated Indebtedness” means all unsecured Indebtedness of Company or any Guarantor Subsidiary that shall have been subordinated to all Indebtedness of Company or any Guarantor Subsidiary under this Agreement and otherwise containing terms and conditions set forth in Schedule 6.1(w)(1) with respect to Indebtedness of Company or any Guarantor Subsidiary to Affiliates thereof or in Schedule 6.1(w)(2) with respect to Indebtedness of Company or any Guarantor Subsidiary to non-Affiliates thereof, with such amendments or modifications as may be approved by Administrative Agent and Company. “Permitted Subordinated Indebtedness Documentation” means any documentation governing any Permitted Subordinated Indebtedness, with such amendments or modifications as may be approved by Administrative Agent and Company. “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities. “Platform” as defined in Section 5.1(k). “Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement executed by Company and each Guarantor Subsidiary on the Amendment and Restatement Effective Date, as amended, restated, supplemented or otherwise modified from time to time. “Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive Fiscal Quarter immediately following the date on which such Permitted Acquisition is consummated. “Pounds Sterling” and “£” means freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling). “Pricing Grid” means the table set forth below: (i) with respect to Revolving Loans, Swing Line Loans and the Commitment Fee Rate: -49- 105376510

Applicable Margin for Revolving Loans Applicable Margin for Commitment Fee Level Leverage (Eurodollar Rate Revolving Loans Rate for Revolving Ratio Loans) (Base Rate Loans) Lenders I > 3.25:1.00 2.25% 1.25% 0.45% ≤ 3.25:1.00 II > 2.50:1.00 2.00% 1.00% 0.375% ≤ 2.50:1.00 III > 1.75:1.00 1.875% 0.875% 0.30% IV ≤ 1.75:1.00 1.75% 0.75% 0.25% (ii) with respect to Term Loans: Applicable Margin Applicable Margin Level Leverage for Term Loans (Eurodollar Rate for Term Loans (Base Rate Ratio Loans) Loans) I ≥1.75:1.00 2.00% 1.00% II <1.75:1.00 1.75% 0.75% No change in the Applicable Margin shall be effective until three (3) Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(c)(i) calculating the Leverage Ratio. Subject to the following paragraph, between the Amendment and Restatement Effective Date and the first date thereafter on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(c)(i) calculating the Leverage Ratio, the Applicable Margin for the Revolving Loans, Swing Line Loans and the Commitment Fee Rate shall be determined as if Level II of the applicable table set forth above were in effect and the Applicable Margin for the Term Loans shall be determined as if Level I of the applicable table set forth above were in effect. At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(c)(i), the Applicable Margin for the Revolving Loans, Swing Line Loans or Term Loans, as applicable, and the Commitment Fee Rate shall be determined as if Level I of the applicable table set forth above were in effect until such time as each failure is cured. Within one (1) Business Day of receipt of the applicable -50- 105376510 information under Section 5.1(c)(i), Administrative Agent shall give each Lender electronic, telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin and Commitment Fee Rate in effect from such date. “Principal Office” means, for each of Administrative Agent, Swing Line Lender and the Issuing Banks, such Person’s “Principal Office” as set forth on Appendix C, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender. “Pro Forma Adjustment” means, for any Test Period that includes all or any part of a Fiscal Quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated Adjusted EBITDA of Company, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, projected by Company in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of Company and the Restricted Subsidiaries; provided that so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, for such Test Period; provided further, that no Pro Forma Adjustment may be made unless a certificate executed by an Authorized Officer of Company is delivered to Administrative Agent stating that such cost savings or costs are based on reasonable estimates, information and assumptions and that such Authorized Officer has no reason to believe that the projected cost savings or costs will not be achieved. “Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all Capital Stock in any Subsidiary of Company or any division, product line, or facility used for operations of Company or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by Company or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or -51- 105376510 would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated Adjusted EBITDA and give effect to events (including operation expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Company or the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment. “Project” means any waste-to-energy facility, waste disposal, treatment, transfer, transportation or collection facility and facilities and operations related or ancillary thereto, electrical generation plant, cogeneration plant, water treatment facility, renewable energy facility or other facility for the generation of electricity or other forms of energy (including steam) or engaged in another line of business in which Company and its Subsidiaries are permitted to be engaged hereunder for which a Subsidiary or Subsidiaries of Company was, is or will be (as the case may be) an owner, operator, manager or builder, provided, however, that a Project shall cease to be a Project of Company and its Subsidiaries at such time that Company or any of its Subsidiaries ceases to have any existing or future rights or obligations (whether direct or indirect, contingent or matured) associated therewith. “Projections” means the projections of Holding and its Restricted Subsidiaries for the period Fiscal Year 2018 through and including Fiscal Year 2023. “Proposed Modification” as defined in Section 2.23. “Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan (other than any Additional Term Loan) of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure (other than Additional Term Loan Exposure) of that Lender by (b) the aggregate Term Loan Exposure (other than Additional Term Loan Exposure) of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders; and (iii) with respect to all payments, computations and other matters relating to Additional Term Loans of a particular Series, the percentage obtained by dividing (a) the Additional Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate Additional Term Loan Exposure of all Lenders with respect to that Series. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure, Additional Term Loan Exposure and the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure, the aggregate Additional Term Loan Exposure and the aggregate Revolving Exposure of all Lenders. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” as defined in Section 5.1(k). -52- 105376510

“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions: (i) the board of directors of Company shall have determined in good faith that such Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Company and its Restricted Subsidiaries, (ii) all sales, conveyances, assignments and/or contributions of Receivables Assets by Company or any Restricted Subsidiary to any Receivables Subsidiary and by any Receivables Subsidiary to any other Person are made at fair market value (as determined by Company in good faith), and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time such Receivables Financing is first entered into (as determined by Company in good faith) and may include Standard Securitization Undertakings. The grant of a security interest in any accounts receivable of Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any credit, note purchase or other similar agreement shall not be deemed a Qualified Receivables Financing. “Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by Company or any Guarantor Subsidiary in any real property. “Receivables Asset” means accounts receivable (whether now existing or arising in the future) of Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets related thereto which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or non- recourse, factoring transactions involving accounts receivable and any Hedge Agreements entered into by Company or any such Subsidiary in connection with such accounts receivable. “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing. “Receivables Financing” means any transaction or series of transactions that may be entered into by Company or any Restricted Subsidiary pursuant to which Company or any such Restricted Subsidiary may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by Company or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred). “Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. -53- 105376510

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with Company in which Company or any Subsidiary of Company makes an Investment and to which Company or any Subsidiary of Company sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of Company (as provided below) as a Receivables Subsidiary and (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Company or any Restricted Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates Company or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of Company or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) with which neither Company nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which Company reasonably believes to be no less favorable to Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Company, and (iii) to which neither Company nor any other Subsidiary of Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the board of directors of Company giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions. “Recipient” means (a) the Administrative Agent, (b) any Lender, or (c) any Issuing Bank, as applicable. “Refinance” means, in respect of any Indebtedness, to refinance, redeem, defease, refund, extend, renew or repay any Indebtedness with the proceeds of other Indebtedness, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part; “Refinanced” and “Refinancing” shall have correlative meanings. “Refunded Swing Line Loans” as defined in Section 2.3(b)(iv). “Register” as defined in Section 10.6(b). “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time. -54- 105376510

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater. “Remedial Action” means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the environment; (ii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iii) any response actions authorized by 42 U.S.C. 9601 et seq. or applicable state law. “Removal Effective Date” as defined in Section 9.6(b). “Replacement Lender” as defined in Section 2.23. “Requisite Class Lenders” means, at any time of determination, (i) for the Class of Lenders having Term Loan Exposure (other than Additional Term Loan Exposure), Lenders holding more than 50% of the aggregate Term Loan Exposure (other than Additional Term Loan Exposure) of all Lenders; (ii) for the Class of Lenders having Revolving Exposure, Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders; and (iii) for each Class of Lenders having Additional Term Loan Exposure, Lenders holding more than 50% of the aggregate Additional Term Loan Exposure of that Class; provided that such sum shall be determined with respect to any Defaulting Lender by disregarding the Term Loan Exposure, the Revolving Exposure and Additional Term Loan Exposure of such Defaulting Lender; provided, for purposes of this definition the outstanding principal amount of Alternative Currency Loans and the Alternative Currency Letter of Credit Outstandings at any time shall be determined using the Dollar Equivalent thereof at such time. “Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure (other than Additional Term Loan Exposure), Revolving Exposure and Additional Term Loan Exposure and representing more than 50% of the sum of (i) the aggregate Term Loan Exposure (other than Additional Term Loan Exposure) of all Lenders, (ii) the aggregate Revolving Exposure of all Lenders and (iii) the aggregate Additional Term Loan Exposure of all Lenders; provided that such sum shall be determined with respect to any Defaulting Lender by disregarding the Term Loan Exposure, the Revolving Exposure and Additional Term Loan Exposure of such Defaulting Lender; provided that for purposes of this definition the outstanding principal amount of Alternative Currency Loans and the Alternative Currency Letter of Credit Outstandings at any time shall be determined using the Dollar Equivalent thereof at such time. -55- 105376510

“Resignation Effective Date” as defined in Section 9.6(a). “Restatement Date Material Real Estate Assets” as defined in Section 4.11(b). “Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding; (iv) management or similar fees payable to Holding or any of its Affiliates (other than Company or Guarantor Subsidiary) or (v) any payment or prepayment of principal of, premium, if any, or interest on, or any other amount in respect of any Permitted Subordinated Indebtedness of Company or any Restricted Subsidiary owed to Holding. “Restricted Project Cash” means, as of any date of determination, the sum of the amounts on deposit in each collateral account specified on Schedule 6.7(a) that are designated to pay debt service principal or construction costs, as debt service reserves or to redeem the Indebtedness secured thereby to the extent excess proceeds remain in the relevant account after completion of construction of the relevant Project and each other collateral account identified in writing to Administrative Agent which is established after the Amendment and Restatement Effective Date by a Restricted Subsidiary which is not a Guarantor Subsidiary as a debt service principal account, a debt service reserve fund or a reserve account (which such reserve account secures the Limited Recourse Debt that is the source of the amounts therein) so long as the proceeds in such reserve account are designated to pay construction costs or debt service during construction or, if excess proceeds remain in such account after completion of construction of the relevant Project, to redeem the Limited Recourse Debt secured thereby. “Restricted Subsidiary” means any Subsidiary of Company other than an Unrestricted Subsidiary. “Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of a Eurodollar Rate Loan denominated in an Alternative Currency and (ii) each date of a continuation of a Eurodollar Rate Loan denominated in an Alternative Currency pursuant to Section 2.9; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof and (iii) each date of any payment by an Issuing Bank under any Letter of Credit denominated in an Alternative Currency. “Revolving Commitment” means the commitment of a Revolving Lender to make or otherwise fund any Revolving Loan pursuant to Section 2.2(a) and/or Section 2.24 and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Revolving Lenders in the aggregate. The amount of each Revolving Lender’s Revolving Commitment, if any, is set forth on Appendix A- 2 or in the applicable Joinder Agreement pursuant to Section 2.24 or in the applicable -56- 105376510

Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Amendment and Restatement Effective Date is $900,000,000. “Revolving Commitment Period” means the period from the Amendment and Restatement Effective Date to but excluding the Revolving Commitment Termination Date. “Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Amendment and Restatement Effective Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1. “Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of all Revolving Commitments, that Lender’s Revolving Commitment; (ii) after the termination of all Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of any Issuing Bank, the aggregate L/C Obligation in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans. “Revolving Lender” means a Lender having a Revolving Commitment or Revolving Exposure. “Revolving Loan” means a Loan made by a Revolving Lender to Company pursuant to Section 2.2(a) or any Additional Revolving Loan. “Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time. “Sanctions” means any economic sanctions laws or regulations administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, the United Kingdom (including Her Majesty’s Treasury (“HMT”)) or other applicable sanctions authority with jurisdiction over the Company. “Sanctioned Person” means any of the following: (i) an entity or individual named on the Specially Designated Nationals and Blocked Persons List and the Foreign Sanctions Evaders List maintained by OFAC and any similar list maintained by the United States Government; (ii) an individual or entity that is 50-percent or more owned, directly or indirectly, by an entity or individual, or two or more entities or individuals, described in (i) above; (iii) an entity or individual named on the Consolidated List of Financial Sanctions Targets issued by HMT or on the consolidated list of persons, groups and entities subject to EU financial sanctions currently available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm; (iv) an entity or individual that is 50-percent or more owned or controlled by an entity or individual described in (iii) above; -57- 105376510

(v) (A) the government of a Designated Jurisdiction, (B) an entity domiciled or resident in a Designated Jurisdiction, or (C) an individual located in a Designated Jurisdiction; or (vi) any other person that is the subject or target of Sanctions to the extent that dealings with such person are restricted or prohibited by Sanctions. “S&P” means S&P Global Ratings or any successor by merger or consolidation to its business. “Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.18(a)(ii)(1)(B). “Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement. “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing. “Securities Account” has the meaning assigned to such term in the UCC. “Senior Representative” means, with respect to any series of Indebtedness permitted under Section 6.1(y), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities. “Series” as defined in Section 2.24(a). “Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated Adjusted EBITDA”. “Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holding substantially in the form of Exhibit G. “Solvent” means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s and its Subsidiaries, present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Amendment and Restatement Effective Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Amendment and Restatement Effective Date; and (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of -58- 105376510 this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5). “Specified Transaction” means, with respect to any period, any Investment, incurrence or repayment of Indebtedness, Restricted Junior Payment, Subsidiary designation, Additional Term Loan or Additional Revolving Commitment that by the terms of this Agreement requires a test or covenant hereunder to be calculated on a “Pro Forma Basis.” “Spot Rate” for a currency means the rate determined by Administrative Agent or the applicable Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that Administrative Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by Administrative Agent or the applicable Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further that the applicable Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency; and provided, further, that in the case of JPMorgan Chase Bank, N.A., as an Issuing Bank, the “Spot Rate” for a currency shall mean the JPM Currency Rate. “Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Company or any Subsidiary of Company, which Company has determined in good faith to be customary in a Receivables Financing, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking but excluding any of the foregoing pursuant to which Company or any Subsidiary of the Company (other than any Receivables Subsidiary) assumes responsibility for the credit risk of the applicable account debtor. “Sterling Denominated Loans” and the “£” means each Revolving Loan denominated in Pounds Sterling at the time of the incurrence thereof. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise qualified, all -59- 105376510 references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Company. “Swap Obligations” means with respect to any Credit Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swing Line Lender” means Bank of America, in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity. “Swing Line Loan” means a Loan made by the Swing Line Lender to Company pursuant to Section 2.3. “Swing Line Note” means a promissory note in the form of Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time. “Swing Line Sublimit” means the lesser of (i) $50,000,000 and (ii) the aggregate unused amount of Revolving Commitments then in effect. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. “TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro. “Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) of any nature imposed by any Governmental Authority, including interest, additions to tax or penalties applicable thereto. “Tax Exempt Debt” means Holding’s tax exempt corporate bonds identified on Schedule 6.1, any exchange notes issued in exchange therefor, in each case pursuant to their respective Indentures, also identified on Schedule 6.1, and any other tax exempt corporate bonds or similar debt securities issued by Holding after the Amendment and Restatement Effective Date. “Tax Exempt Debt Documents” means the Tax Exempt Debt, the Indentures identified on Schedule 6.1 and all other documents executed and delivered with respect to the Tax Exempt Debt or the Indentures identified on Schedule 6.1. “Term Lender” means a Lender having a Term Loan Commitment or holding a Term Loan. “Term Loan” means (i) a Term Loan made by a Term Lender to Company on the Amendment and Restatement Effective Date pursuant to Section 2.1(a) or (ii) an Additional Term Loan. The amount of each Lender’s Term Loan on the Amendment and Restatement Effective Date is set forth on Appendix A-1 or in the applicable Joinder Agreement pursuant to -60- 105376510

Section 2.24 or the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. “Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and the Additional Term Loan Commitment of a Lender; “Term Loan Commitments” means such commitments of all Lenders in the aggregate. “Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment. “Term Loan Maturity Date” means the earlier of (i)(a) with respect to Term Loans (other than Additional Term Loans), the fifth anniversary of the Amendment and Restatement Effective Date and (b) with respect to the Additional Term Loans, the Additional Term Loan Maturity Date, and (ii) the date that all the Term Loans and the Additional Term Loans of any Series shall become due and payable in full hereunder, whether by acceleration or otherwise. “Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time. “Termination Date” means the first date on which (i) each Commitment has expired or been terminated, (ii) the principal amount of all Loans and all other Obligations then due and payable have been paid in full (other than (x) contingent indemnification and reimbursement obligations for which no claim has been made and (y) obligations and liabilities under Permitted Cash Management Agreements, Permitted Hedge Agreements and Permitted Letters of Credit as to which arrangements satisfactory to the applicable Lender Counterparty have been made) and (iii) all Letters of Credit have been cancelled or have expired or have been Cash Collateralized in an amount equal to 103% of the face amount of such Letter of Credit on such date or otherwise secured to the satisfaction of the Issuing Bank thereof. “Test Period” means, for any determination under this Agreement, the four consecutive Fiscal Quarters of Company then last ended for which financial statements are available. “Title Company” as defined in Section 5.10. “Title Policy” as defined in Section 5.10. “Total Assets” means the total assets of Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent balance sheet of Company or such other Person as may be expressly stated. “Total Tangible Assets” means Total Assets less the sum of: (i) goodwill and other intangible assets, (ii) minority interest in consolidated Subsidiaries held by Persons other than Company or any Restricted Subsidiary and (iii) Investments in and assets of Unrestricted Subsidiaries, in each case as reflected on the consolidated balance sheet of such Person and its -61- 105376510

Restricted Subsidiaries as of the end of the most recently ended Fiscal Quarter of such Person for which financial statements have been delivered to Administrative Agent. “Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all Revolving Loans outstanding on such date (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing an Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied) (taking the Dollar Equivalent of any such Loans denominated in an Alternative Currency), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the L/C Obligation (taking the Dollar Equivalent of any such L/C Obligations denominated in an Alternative Currency). “Transaction Costs” means the fees, costs and expenses (including any original issue discount and/or upfront fees) payable by Company in connection with the Transactions. “Transactions” means the entering into of the applicable Credit Documents, including this Agreement on the Amendment and Restatement Effective Date. “Treasury Regulations” means the final and temporary (but not proposed, unless the context otherwise indicates) income tax regulations promulgated under the Internal Revenue Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations). “Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan. “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction. “UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance). “Unreimbursed Amount” as defined in Section 2.4(c)(i). “Unrestricted Subsidiary” means (i) each Subsidiary of Company listed on Schedule 4.21 and (ii) any Subsidiary of Company designated by the board of directors of Company as an Unrestricted Subsidiary pursuant to Section 5.14 subsequent to the Amendment and Restatement Effective Date, and in each case, any Subsidiary formed or acquired by an Unrestricted Subsidiary following such Unrestricted Subsidiary’s designation pursuant to clause (i) or (ii). “U.S. Tax Compliance Certificates” means a certificate substantially in the form of Exhibit F. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by -62- 105376510 multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness. “Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary. “Wholly Owned Subsidiary” means, with respect to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of Holding with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than Company and its Subsidiaries under applicable law). “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule. “Yen” and “¥” mean the lawful currency of Japan. 1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP (subject, in the case of Section 5.1(b), to final year-end adjustments and in all cases other than the audited financials delivered pursuant to Section 5.1(b)(ii) to the absence of footnotes) as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions used in Section 6.7 hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Company or Administrative Agent shall so request, Administrative Agent and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding any other provision contained herein, the accounting for operating leases and capital leases under GAAP as in effect on the Amendment and Restatement Effective Date (including, without limitation, FASB ASC 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of “Capital Lease” and obligations in respect thereof, regardless of any change to GAAP following the Amendment and Restatement Effective Date which would otherwise require such operating leases to be treated as capital leases; provided that financial reporting shall not be affected hereby. -63- 105376510

1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The use herein of the word “issue” or “issuance” with respect to any Letter of Credit shall be deemed to include any amendment, extension or renewal thereof. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. 1.4 Exchange Rates; Currency Equivalents. (a) Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by Administrative Agent or the applicable Issuing Bank, as applicable. (b) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurodollar Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurodollar Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by Administrative Agent or the applicable Issuing Bank, as the case may be. (c) For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the Spot Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the Spot Rate in effect -64- 105376510 on the date of such Refinancing such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness so refinanced does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding the foregoing, the principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the Spot Rate that is in effect on the date of such Refinancing. 1.5 Additional Alternative Currencies. (a) Company may from time to time request that Revolving Loans that are Eurodollar Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided, that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Revolving Loans that are Eurodollar Rate Loans, such request shall be subject to the reasonable approval of Administrative Agent and the Revolving Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the reasonable approval of Administrative Agent and the applicable Issuing Bank. (b) Any such request shall be made to Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be reasonably agreed by Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Eurodollar Rate Loans, Administrative Agent shall promptly notify each Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, Administrative Agent shall promptly notify the Issuing Banks thereof. Each Revolving Lender (in the case of any such request pertaining to Eurodollar Rate Loans) or the Issuing Banks (in the case of a request pertaining to Letters of Credit) shall notify Administrative Agent, not later than 11:00 a.m., two (2) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurodollar Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency. (c) Any failure by a Revolving Lender or an Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender or applicable Issuing Bank, as the case may be, to permit Eurodollar Rate Loans to be made or Letters of Credit to be issued in such requested currency. If Administrative Agent and all the Revolving Lenders consent to making Eurodollar Rate Loans in such requested currency, Administrative Agent shall so notify Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any borrowing of Eurodollar Rate Loans; and if Administrative Agent and the Issuing Banks consent to the issuance of Letters of Credit in such requested currency, Administrative Agent shall so notify Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.5, Administrative Agent shall promptly so notify Company. 1.6 Change of Currency. -65- 105376510

(a) The obligation of Company to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Amendment and Restatement Effective Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period. (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as Administrative Agent, in consultation with Company, may reasonably determine are necessary and appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro resulting therefrom. (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as Administrative Agent, in consultation with Company, may reasonably determine are necessary and appropriate to reflect a change in currency of any country (other than the United States and any member state of the European Union) and any relevant market conventions or practices relating to such change in currency. 1.7 Letter of Credit Amounts; Conflicts with Issuer Documents. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. In the event of any conflict between the terms of this Agreement and the terms of any Issuer Document, the terms in this Agreement shall control. 1.8 Rounding. Any financial ratios required to be maintained by the Company and its Restricted Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.9 Times of Day; Rates. (a) Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). -66- 105376510

(b) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto. 1.10 Effect of Amendment and Restatement. (a) The effectiveness of this Agreement shall not constitute a novation of any Original Obligations. All Loans (other than Loans repaid on the Amendment and Restatement Effective Date) outstanding under the First Amended and Restated Credit Agreement, all Existing Letters of Credit and all accrued and unpaid amounts owing by any Credit Party pursuant to the First Amended and Restated Credit Agreement shall continue to be outstanding and owing hereunder or, in the case of Existing Letters of Credit issued by new Issuing Banks, be deemed issued hereunder. Without limitation of the foregoing, the Commitments shall be re- allocated on the Amendment and Restatement Effective Date in accordance with the Commitments set forth herein and the Lenders shall make settlement on the Amendment and Restatement Effective Date in accordance with procedures approved by the Administrative Agent, it being understood that the Lenders party hereto waive any breakage costs under Section 2.18(c) of the First Amended and Restated Credit Agreement in connection with such re- allocation and settlement. Any payment or performance of any Obligation under the First Amended and Restated Credit Agreement or any Obligation described in this Agreement during any period prior to the Amendment and Restatement Effective Date shall constitute payment or performance of such Obligation under this Agreement. (b) After giving effect to this Agreement and the modifications effectuated thereby, each of the undersigned agrees that from and after the Amendment and Restatement Effective Date, each reference to the “Credit Agreement” in the Credit Documents shall be deemed to be a reference to this Agreement as amended and restated on the Amendment and Restatement Effective Date. (c) Each Term Lender hereby severally agrees to provide the Term Loan Commitments in the amount set forth opposite its name under the heading “Term Loan Commitments” on Appendix A-I hereto on the terms and subject to the conditions set forth in this Agreement It is the understanding, agreement and intention of the parties that the Term Loans made under the Term Loan Commitments shall be used, in part, to refinance in full the Initial Term Loans outstanding on the Amendment and Restatement Effective Date. 1.11 Limited Condition Transactions. In the event that the Company notifies the Administrative Agent in writing that any proposed Permitted Acquisition or other permitted Investment is a Limited Condition Transaction and that the Company wishes to test the conditions to such Permitted Acquisition or Investment and the Additional Term Loans that are used to finance such Permitted Acquisition or Investment in accordance with this Section, then, so long as agreed to by the Lenders providing such Additional Term Loans, the following provisions shall apply: (a) any condition to such Permitted Acquisition or Investment or such Additional Term Loans that requires that no Default or Event of Default shall have occurred and -67- 105376510 be continuing at the time of such Permitted Acquisition or Investment or the incurrence of such Additional Term Loans (including availability pursuant to Section 3.2) shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Permitted Acquisition or Investment and (ii) no Event of Default under any of Sections 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing both before and after giving effect to such Permitted Acquisition or Investment and any Indebtedness incurred or assumed in connection therewith (including any Additional Term Loans); (b) any condition to such Permitted Acquisition or Investment or such Additional Term Loans that the representations and warranties contained herein and in the other Credit Documents shall be true and correct at the time of such Permitted Acquisition or Investment or the incurrence of such Additional Term Loans (including availability pursuant to Section 3.2) shall be subject to customary “SunGard” or other customary applicable “certain funds” conditionality provisions (including, without limitation, a condition that the representations and warranties under the relevant agreements relating to such Limited Condition Transaction as are material to the Administrative Agent or the Lenders providing such Additional Term Loans shall be true and correct, but only to the extent that Company or its applicable Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct), so long as all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at the time of execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Permitted Acquisition or Investment; (c) any financial ratio test or condition, may upon the written election of the Company delivered to the Administrative Agent prior to the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Permitted Acquisition or Investment, be tested either (i) upon the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Permitted Acquisition or Investment or (ii) upon the consummation of such Permitted Acquisition or Investment and related incurrence of such Additional Term Loans, in each case, after giving effect to such Permitted Acquisition or Investment and all Indebtedness incurred or assumed in connection therewith (including any Additional Term Loans), on a Pro Forma Basis; provided that the failure to deliver a notice under this Section 1.11(c) prior to the date of execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Permitted Acquisition or Investment shall be deemed an election to test the applicable financial ratio under clause (c)(ii) of this Section; and; (d) except as provided in the next sentence, if the Company has made an election with respect to any Limited Condition Transaction to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then in connection with any subsequent calculation of any ratio or basket on or following the relevant date of execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Condition Transaction and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Condition Transaction -68- 105376510 is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be required to be satisfied (x) on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (y) assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Margin or Commitment Fee Rate and determining whether or not the Company is in compliance with the requirements of Section 6.7 shall, in each case be calculated assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. (e) The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested. Notwithstanding anything to the contrary herein, in no event shall there be more than two Limited Condition Transaction at any time outstanding. 1.12 References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. SECTION 2. LOANS AND LETTERS OF CREDIT 2.1 Term Loans. (a) Loan Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make, on the Amendment and Restatement Effective Date, a Term Loan in Dollars to Company in an amount equal to such Lender’s Term Loan Commitment. Company may make only one borrowing under the Term Loan Commitment (other than any Additional Term Loan Commitment) which shall be on the Amendment and Restatement Effective Date. Any amount borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Term Loan Commitment (other than any Additional Term Loan Commitment) shall terminate immediately and without further action on the Amendment and Restatement Effective Date after giving effect to the funding of such Lender’s Term Loan Commitment on such date. -69- 105376510

(b) Borrowing Mechanics for Term Loans. Company shall deliver to Administrative Agent a fully executed Funding Notice no later than one (1) day prior to the Amendment and Restatement Effective Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Term Lender of the proposed borrowing. 2.2 Revolving Loans. (a) Revolving Commitments. Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make Revolving Loans during the Revolving Commitment Period applicable to such Revolving Lender. Such Revolving Loans may be made in Dollars or an Alternative Currency, to Company in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided that, after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Revolving Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the applicable Revolving Loans and the applicable Revolving Commitments shall be paid in full no later than the Revolving Commitment Termination Date. (b) Borrowing Mechanics for Revolving Loans. (i) Except pursuant to Section 2.4(c), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $3,000,000 and integral multiples of $500,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $500,000 in excess of that amount. (ii) Whenever Company desires that Lenders make Revolving Loans, Company shall provide irrevocable notice to Administrative Agent, which may be given by (A) telephone, or (B) a Funding Notice, provided that any telephonic notice must be confirmed immediately by delivery to Administrative Agent of a Funding Notice. Each such Funding Notice shall be received by Administrative Agent no later than 12:00 p.m. at least three (3) Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan denominated in Dollars, at least four (4) Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan denominated in an Alternative Currency and at least one (1) Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith. (iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together -70- 105376510 with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile or electronic transmission means with reasonable promptness, but (provided Administrative Agent shall have received such notice by 12:00 p.m.) not later than 2:00 p.m. on the same day as Administrative Agent’s receipt of such Notice from Company. (iv) Subject to Section 2.16(b), each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 1:00 p.m. on the applicable Credit Date by wire transfer of same day funds in the requested currency, at the Principal Office designated by Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in the requested currency equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Company as may be designated in writing to Administrative Agent by Company. (c) Outstanding Revolving Loans and Revolving Commitments on the Amendment and Restatement Effective Date. All Revolving Loans, if any, outstanding under the First Amended and Restated Credit Agreement on the Amendment and Restatement Effective Date shall remain outstanding as Revolving Loans, as applicable, under this Agreement until otherwise repaid or prepaid in accordance with the terms hereof. On the Amendment and Restatement Effective Date, Company shall pay to the Administrative Agent, for the respective accounts of the Lenders, an amount equal to the sum of all unreimbursed drawings that have been funded hereunder. 2.3 Swing Line Loans. (a) Swing Line Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender, in reliance upon agreements of the other Lenders set forth in this Section 2.3, hereby agrees to make Swing Line Loans, which may be made only in Dollars, to Company in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period. Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date. (b) Borrowing Mechanics for Swing Line Loans. (i) Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. (ii) Whenever Company desires that Swing Line Lender make a Swing Line Loan, Company shall provide notice to Administrative Agent, which may be given -71- 105376510 by (A) telephone, or (B) a Funding Notice, provided that any telephonic notice must be confirmed immediately by delivery to Administrative Agent of a Funding Notice. Each such Funding Notice shall be received by Administrative Agent no later than 3:00 p.m. on the proposed Credit Date. (iii) Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 4:00 p.m. on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Company as may be designated in writing to Administrative Agent by Company. (iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to Section 2.13, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 a.m. at least one (1) Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Company) requesting that each Lender holding a Revolving Commitment on such date make Revolving Loans that are Base Rate Loans to Company on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans to Company and shall be due under the Revolving Loan Note issued by Company to Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company’s accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent of the proceeds of such Revolving Loans made by Lenders, including the Revolving Loans deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17. -72- 105376510

(v) If for any reason Revolving Loans are not made pursuant to Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Commitment on such date shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Day’s notice from Swing Line Lender, each Lender holding a Revolving Commitment on such date shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Commitment on such date agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Revolving Commitment on such date fails to make available to Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. (vi) Notwithstanding anything contained herein to the contrary, (1) each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that Swing Line Lender believed in good faith that all conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by the Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when any Revolving Lender is a Defaulting Lender unless Swing Line Lender has entered into arrangements satisfactory to it and Company to eliminate Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan, including by Cash -73- 105376510

Collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans. (c) Outstanding Swing Line Loans. All Swing Line Loans, if any, outstanding under the First Amended and Restated Credit Agreement on the Amendment and Restatement Effective Date shall remain outstanding as Swing Line Loans under this Agreement until otherwise repaid or prepaid in accordance with the terms hereof. 2.4 Issuance of Letters of Credit and Purchase of Participations Therein. (a) Letters of Credit. (i) Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.4, (1) from time to time on any Business Day during the period from the Amendment and Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit (including IRB L/Cs) denominated in Dollars or, with the consent of the applicable Issuing Lender, in one or more Alternative Currencies for the account of Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with paragraph (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any Credit Extension with respect to any Letter of Credit, (x) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect, (y) the Revolving Exposure (as determined in accordance with clause (ii) of the definition thereof) of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment then in effect, and (z) the Outstanding Amount of the L/C Obligations shall not exceed $600,000,000 (or such greater amount agreed to by the Issuing Banks); provided, further, that in no event shall any Issuing Bank be required to issue Letters of Credit in an aggregate outstanding amount exceeding such Issuing Bank’s Letter of Credit Commitment. Each request by Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Company that the Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. This Agreement shall be the “Reimbursement Agreement” referred to in the IRB L/Cs. All Existing Letters of Credit shall remain outstanding as Letters of Credit under this Agreement or, in the case of Existing Letters of Credit issued by new Issuing Banks, be deemed issued hereunder, in each case until such Letters of Credit expire or terminate in accordance with their terms. (ii) No Issuing Bank shall issue any Letter of Credit, if: -74- 105376510

(1) subject to Section 2.4(b)(iii), the expiry date of the requested Letter of Credit (other than IRB L/Cs) would occur more than twelve (12) months after the date of issuance or last extension, unless such Issuing Bank has approved such expiry date; or (2) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Requisite Class Lenders of all applicable Revolving Lenders have approved such expiry date and such Issuing Bank shall be satisfied with the arrangements with respect to the period commencing on the Letter of Credit Expiration Date and ending on such expiry date (it being understood and agreed that, for the avoidance of doubt, no Revolving Lender shall be required to fund its Revolving Loan or L/C Advance pursuant to Section 2.4(c) after the Letter of Credit Expiration Date). (iii) No Issuing Bank shall be under any obligation to issue any Letter of Credit if: (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Amendment and Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Amendment and Restatement Effective Date and which such Issuing Bank in good faith deems material to it; (2) the issuance of the Letter of Credit would violate one or more policies of the applicable Issuing Bank applicable to letters of credit generally; (3) except as otherwise agreed by Administrative Agent and the applicable Issuing Bank, the Letter of Credit is in an initial stated amount less than $500,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit; (4) the applicable Issuing Bank does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency; or (5) any Revolving Lender is at that time a Defaulting Lender, unless the applicable Issuing Bank is satisfied that the participations in any existing Letters of Credit as well as the new, extended, renewed or increased -75- 105376510

Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.22(a)(iii) and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.22(d). (iv) No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof. (v) No Issuing Bank shall be under any obligation to amend any Letter of Credit if (1) such Issuing Bank would not have any obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (2) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit. (vi) Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (1) provided to Administrative Agent in Section 9 with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 9 included the Issuing Banks with respect to such acts or omissions, and (2) as additionally provided herein with respect to the Issuing Banks. (b) Procedures for Issuance and Amendment of Letters of Credit; Auto- Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Company delivered to the applicable Issuing Bank (with a copy to Administrative Agent) in the form of an Issuance Notice and Letter of Credit Application, appropriately completed and signed by an Authorized Officer of Company. Such Issuance Notice and Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable Issuing Bank, by personal delivery or by any other means acceptable to such Issuing Bank. Such Issuance Notice and Letter of Credit Application must be received by the applicable Issuing Bank and Administrative Agent not later than 12:00 p.m. at least two (2) Business Days (or such later date and time as Administrative Agent, such Issuing Bank and Company may agree in a particular instance in their reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be, and the timing of submission of the Letter of Credit Application with respect to an IRB L/C shall be as determined by such Issuing Bank and Company (not to exceed five (5) Business Days prior to the proposed issuance date or date of amendment). In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and -76- 105376510 address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such Issuing Bank may reasonably require. Additionally, Company shall furnish to the applicable Issuing Bank and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such Issuing Bank or Administrative Agent may reasonably require. (ii) Promptly after receipt of any Issuance Notice and Letter of Credit Application, the applicable Issuing Bank will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Issuance Notice and Letter of Credit Application from Company and, if not, the applicable Issuing Bank will provide Administrative Agent with a copy thereof. Unless the applicable Issuing Bank has received written notice from any Revolving Lender, Administrative Agent or any Credit Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3.2 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Pro Rata Share of the Revolving Commitments times the amount of such Letter of Credit. (iii) If Company so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Bank, Company shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto- Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (unless all the Requisite Class Lenders of Revolving Commitments then in effect -77- 105376510 have approved such expiry date and such Issuing Bank shall be satisfied with the arrangements with respect to the period commencing on the Letter of Credit Expiration Date and ending on such expiry date); provided, however, that such Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of paragraph (ii) or (iii) of Section 2.4(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Requisite Class Lenders of Revolving Commitments then in effect have elected not to permit such extension, and directing such Issuing Bank not to permit such extension or (2) from Administrative Agent, any Revolving Lender or Company that one or more of the applicable conditions specified in Section 3.2 is not then satisfied and, in each case, directing such Issuing Bank not to permit such extension. (iv) If Company so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole discretion, agree to issue an IRB L/C that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement IRB Letter of Credit”). Unless otherwise directed by such Issuing Bank, Company shall not be required to make a specific request to such Issuing Bank to permit such reinstatement. Once an Auto-Reinstatement IRB Letter of Credit has been issued, except as provided in the following sentence, the Revolving Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such IRB L/C. Notwithstanding the foregoing, if such Auto-Reinstatement IRB Letter of Credit permits such Issuing Bank to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “IRB L/C Non-Reinstatement Deadline”), such Issuing Bank shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the IRB L/C Non-Reinstatement Deadline (A) from Administrative Agent that the Requisite Class Lenders of Revolving Commitments then in effect have elected not to permit such reinstatement or (B) from Administrative Agent, any Revolving Lender or Company that one or more of the applicable conditions specified in Section 3.2 is not then satisfied (treating such reinstatement as an Credit Extension for purposes of this clause) and, in each case, directing such Issuing Bank not to permit such reinstatement. (v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to Company and Administrative Agent a true and complete copy of such Letter of Credit or amendment. (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify -78- 105376510

Company and Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, Company shall reimburse such Issuing Bank in such Alternative Currency or, if mutually agreed by Company and such Issuing Bank, in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, such Issuing Bank shall notify Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. (or, with respect to any IRB L/C, the time set forth therein) on the date of any payment by the applicable Issuing Bank under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable Issuing Bank under a Letter of Credit to be reimbursed in an Alternative Currency (or, with respect to any IRB L/C, the time set forth therein) (each such date, an “Honor Date”), Company shall reimburse such Issuing Bank through Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If Company does not reimburse such Issuing Bank by such time (which, for the avoidance of doubt, shall not constitute an Event of Default pursuant to Section 8.1(a) if such drawing is reimbursed from the proceeds of Revolving Loans in accordance with this Section 2.4(c)), Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Pro Rata Share thereof. In such event, Company shall be deemed to have requested a borrowing of Revolving Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Revolving Loans. Any notice given by such Issuing Bank or Administrative Agent pursuant to this Section 2.4(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (ii) Each Revolving Lender shall upon any notice pursuant to Section 2.4(c)(i) make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank, in Dollars, at Administrative Agent’s Principal Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.4(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan to Company in such amount. Administrative Agent shall remit the funds so received to the applicable Issuing Bank in Dollars. (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a borrowing of Base Rate Loans for any reason, Company shall be deemed to have incurred from the applicable Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to Administrative Agent for the account of -79- 105376510 the applicable Issuing Bank pursuant to Section 2.4(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.4. (iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.4(c) to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Pro Rata Share of such amount shall be solely for the account of such Issuing Bank. (v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.4(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such Issuing Bank, Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of Company to reimburse the applicable Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein. (vi) If any Revolving Lender fails to make available to Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(ii), then, without limiting the other provisions of this Agreement, the applicable Issuing Bank shall be entitled to recover from such Revolving Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Issuing Bank in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable Issuing Bank submitted to any Revolving Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error. (d) Repayment of Participations. (i) At any time after the applicable Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.4(c), if Administrative Agent receives for the account of the applicable Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Company or otherwise, including proceeds of Cash Collateral applied -80- 105376510 thereto by Administrative Agent), Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof in Dollars and in the same funds as those received by Administrative Agent. (ii) If any payment received by Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.4(c)(i) is required to be returned under any of the circumstances described in Section 10.10 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Lender shall pay to Administrative Agent for the account of the applicable Issuing Bank its Pro Rata Share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Obligations Absolute. The obligation of Company to reimburse an Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by such Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of Company or any waiver by such Issuing Bank which does not in fact materially prejudice Company; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by such Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; -81- 105376510

(vii) any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to Company or any Subsidiary or in the relevant currency markets generally; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Company or any Subsidiary. Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Company’s instructions or other irregularity, Company will immediately notify the applicable Issuing Bank. Company shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid. (f) Role of Issuing Bank. Each Revolving Lender and Company agree that, in paying any drawing under a Letter of Credit, each Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Banks shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Requisite Class Lenders of Revolving Commitments then in effect, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Banks shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.4(e); provided, however, that anything in such clauses to the contrary notwithstanding, Company may have a claim against the Issuing Banks, and the Issuing Bank may be liable to Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Company which Company proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit -82- 105376510

(except to the extent such failure is required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice). In furtherance and not in limitation of the foregoing, such Issuing Bank may, in its sole discretion, accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Banks may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (known as “SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary. (g) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by an Issuing Bank and Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Banks shall not be responsible to Company for, and such Issuing Bank’s rights and remedies against Company shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. (h) Reporting of Letter of Credit Information. For so long as any Letter of Credit issued by an Issuing Bank other than Administrative Agent is outstanding, such Issuing Bank shall deliver to Administrative Agent on the last Business Day of each calendar month, and on each date that an Credit Extension occurs with respect to any such Letter of Credit, a report in the form satisfactory to Administrative Agent, appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank. Administrative Agent shall deliver to the Lenders on a monthly basis a report of all outstanding Letters of Credit. (i) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Company shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Company, -83- 105376510 and that Company’s business derives substantial benefits from the businesses of such Subsidiaries. 2.5 Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby. 2.6 Use of Proceeds. The proceeds of the Revolving Loans and Swing Line Loans shall be applied by Company (i) for working capital and general corporate purposes of Company and its Subsidiaries, including permitted Consolidated Capital Expenditures, Permitted Acquisitions, Investments, Restricted Junior Payments or other purposes expressly permitted under this Agreement and (ii) to refinance certain Indebtedness of the Company incurred in connection with the extension and renewal of the revolving credit extensions under the First Amended and Restated Credit Agreement and to pay related fees and expenses in connection therewith. The proceeds of the Term Loans funded on the Amendment and Restatement Date shall be used to refinance certain Indebtedness of the Company incurred in connection with the extension and renewal of the revolving credit extensions and Initial Term Loans incurred under the First Amended and Restated Credit Agreement and to pay related fees and expenses in connection therewith. The proceeds of the Letters of Credit shall be used by Company to support Company’s and its Subsidiaries’ obligations under the Projects and other Contractual Obligations of Company and its Subsidiaries and other general corporate purposes, but shall in no event be used to make or facilitate any Investment or Restricted Junior Payment not otherwise permitted hereunder. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act. 2.7 Evidence of Debt; Lenders’ Books and Records; Notes. (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Company’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern. (b) Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two (2) Business Days prior to the Amendment and Restatement Effective Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Amendment and Restatement Effective Date (or, -84- 105376510

if such notice is delivered after the Amendment and Restatement Effective Date, promptly after Company’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan, Revolving Loan or Swing Line Loan, as the case may be. -85- 105376510

2.8 Interest on Loans. (a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows: (i) in the case of Revolving Loans that are denominated in Dollars, Swing Line Loans and Term Loans: (1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or (2) if a Eurodollar Rate Loan, at the Eurodollar Rate plus the Applicable Margin; and (ii) in the case of Revolving Loans that are denominated in an Alternative Currency, at the Eurodollar Rate plus the Applicable Margin. (b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be (i) in the case of a Loan that is denominated in Dollars, a Base Rate Loan, or (ii) in the case of a Loan that is denominated in an Alternative Currency, a Eurodollar Loan with a one (1) month Interest Period. (c) In connection with Eurodollar Rate Loans there shall be no more than eight (8) Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan (including any Loan denominated in an Alternative Currency) in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one (1) month. Administrative Agent shall promptly notify Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change. (d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365- day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on -86- 105376510 any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan. With respect to all Non- LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be reasonably determined in accordance with market practice. (e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date. (f) Company agrees to pay to each Issuing Bank, with respect to drawings honored under any Letter of Credit issued by such Issuing Bank, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company (including any such reimbursement out of the proceeds of any Revolving Loans), at a rate equal to (i) for the period from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company (including any such reimbursement out of the proceeds of any Revolving Loans), the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, or (ii) if applicable in accordance with Section 2.4(c)(iii), the Default Rate. (g) Interest payable pursuant to Sections 2.8(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by an Issuing Bank of any payment of interest pursuant to Section 2.8(f), such Issuing Bank shall distribute to each Revolving Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Revolving Lender would have been entitled to receive in respect of the Letter of Credit Fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. 2.9 Conversion/Continuation. -87- 105376510

(a) Subject to Section 2.18 and (with respect to continuations of, or conversions into, Eurodollar Rate Loans whether in Dollars or any Alternative Currency) so long as no Event of Default shall have occurred and then be continuing, Company shall have the option: (i) to convert at any time all or any part of any Term Loan or Revolving Loan equal to $3,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.18 in connection with any such conversion; or (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $3,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan. (b) Each conversion or continuation pursuant to this Section 2.9 shall be made upon the Company’s irrevocable notice to Administrative Agent, which may be given by (A) telephone, or (B) a Conversion/Continuation Notice; provided that any telephone notice must be confirmed immediately by delivery to Administrative Agent of a Conversion/Continuation Notice. Each such notice must be received by Administrative Agent no later than 11:00 a.m. at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan), at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan denominated in Dollars) and at least four (4) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan denominated in an Alternative Currency). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith. (c) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender. 2.10 Default Interest. The principal amount of all Loans, the Unreimbursed Amount of any Letter of Credit and any Letter of Credit Fees (in each case) not paid when due shall thereafter bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at the Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender. 2.11 Fees; Premium. -88- 105376510

(a) Company agrees to pay to Administrative Agent for the ratable benefit of each Lender having Revolving Exposure: (i) commitment fees equal to (1) the average of the daily difference between (A) the applicable Revolving Commitments, and (B) the Total Utilization of such Revolving Commitments (disregarding item (ii) of the definition thereof), times (2) the applicable Commitment Fee Rate; and (ii) letter of credit fees (“Letter of Credit Fees”) equal to (1) the Applicable Margin for the applicable Revolving Loans that are Eurodollar Rate Loans, times (2) the Dollar Equivalent of the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination). (b) Company agrees to pay directly to each Issuing Bank, for its own account, the following fees: (i) a fronting fee equal to 0.15% per annum, on the face amount of each Letter of Credit issued by such Issuing Bank; and (ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect (and delivered to Company) at the time of such issuance, amendment, transfer or payment, as the case may be. (c) All fees referred to in Sections 2.11(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof. (d) All fees referred to in Sections 2.11(a) and (b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed. All fees referred to in Sections 2.11(a) and (b)(i) shall be payable by Company quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Amendment and Restatement Effective Date, and on the Revolving Commitment Termination Date with respect to each Revolving Lender. (e) In addition to any of the foregoing fees, Company agrees to pay to Agents and Lenders such other fees in the amounts and at the times separately agreed upon. 2.12 Scheduled Payments. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the last Business Day of each Fiscal Quarter (each, an “Installment Date”), commencing September 28, 2018: -89- 105376510

Installment Dates (last Installments of Business Day of) Term Loans September 2018 $2,500,000.00 December 2018 $2,500,000.00 March 2019 $2,500,000.00 June 2019 $2,500,000.00 September 2019 $2,500,000.00 December 2019 $2,500,000.00 March 2020 $2,500,000.00 June 2020 $2,500,000.00 September 2020 $2,500,000.00 December 2020 $2,500,000.00 March 2021 $2,500,000.00 June 2021 $2,500,000.00 September 2021 $2,500,000.00 December 2021 $2,500,000.00 March 2022 $2,500,000.00 June 2022 $2,500,000.00 September 2022 $2,500,000.00 December 2022 $2,500,000.00 March 2023 $2,500,000.00 June 2023 $2,500,000.00 Term Loan Maturity Date Remainder provided that in the event any Additional Term Loans are made, such Additional Term Loans shall be repaid on each Installment Date occurring on or after the applicable Increased Amount Date, in an amount equal to (i) the aggregate principal amount of such Additional Term Loans, times (ii) the ratio (expressed as a percentage) of (y) the amount of all other Term Loans being repaid on such date and (z) the total aggregate principal amount of all other Term Loans outstanding on such Increased Amount Date (and which shall include, at Company’s election, such adjustments to the Term Loans as are necessary in order to provide for “fungibility” of any Additional Term Loans). Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date. -90- 105376510

2.13 Voluntary Prepayments/Commitment Reductions. (a) Voluntary Prepayments. (i) At any time and from time to time: (1) with respect to Base Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $3,000,000 and integral multiples of $500,000 in excess of that amount; (2) with respect to Eurodollar Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $3,000,000 and integral multiples of $500,000 in excess of that amount; and (3) with respect to Swing Line Loans, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000, and in integral multiples of $100,000 in excess of that amount. (ii) All such prepayments shall be made: (1) upon not less than one (1) Business Day’s prior telephonic or written notice, in a form reasonably acceptable to Administrative Agent (including any form on an electronic platform or electronic submission system as shall be approved by the Administrative Agent), in the case of Base Rate Loans; (2) upon not less than three (3) Business Days’ prior telephonic or written notice, in a form reasonably acceptable to Administrative Agent (including any form on an electronic platform or electronic submission system as shall be approved by the Administrative Agent), in the case of Eurodollar Rate Loans; and (3) upon telephonic or written notice, in a form reasonably acceptable to Administrative Agent, on the date of prepayment, in the case of Swing Line Loans; in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each applicable Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, however, that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a new financing that would result in the repayment of all Obligations in connection therewith, the -91- 105376510 termination of the Loans and Commitments under this Agreement and the release or termination of all Liens securing the Obligations hereunder (a “New Financing”), such notice of prepayment may be revoked if such New Financing is not consummated. Any such voluntary prepayment shall be applied as specified in Section 2.15(a). (b) Voluntary Commitment Reductions. (i) Company may, upon not less than one (1) Business Day’s prior written or telephonic notice promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. (ii) Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company’s notice and shall reduce the Revolving Commitment of each applicable Lender proportionately to its Pro Rata Share thereof. (c) Proposed Modifications. (i) In the event of the refusal by a Lender to consent to a Proposed Modification with respect to such Lender’s Revolving Loans or Term Loans, as applicable, Company may, upon five (5) Business Days’ prior written notice to Administrative Agent (or such shorter period of time agreed to by the Administrative Agent) (which notice Administrative Agent shall promptly transmit to each of the Lenders), repay all such Revolving Loans or Term Loans, as applicable (but, for the avoidance of doubt, not any other Loans (or tranches) of such Lender that are not proposed to be modified by such Proposed Modification), including all amounts, if any, owing pursuant to Section 2.11, together with accrued and unpaid interest, fees and all other amounts then owing to such Lender so long as in the case of the repayment of Revolving Loans of any Lender pursuant to this paragraph (c), (x) the Revolving Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 2.13(b) (at which time Annex A-2 or Annex A-3 as applicable, shall be deemed modified to reflect the changed Revolving Commitments), and (y) such Lender’s Pro Rata Share of all outstanding Letters of Credit is Cash Collateralized in a manner satisfactory to Administrative Agent and the respective Issuing Banks. Each prepayment of the Term Loans pursuant to this Section 2.13(c) shall reduce the then remaining scheduled repayments of the Term Loans (including, for the avoidance of doubt, the bullet due at maturity) on a pro rata basis (based upon the then remaining principal amount of each such scheduled repayment of the Term Loans after giving effect to all prior reductions thereto). -92- 105376510

(ii) In the event of the refusal by a Lender to consent to a Proposed Modification with respect to such Lender’s Revolving Commitments, Company shall have the right upon five (5) Business Days’ prior written notice to Administrative Agent (or such shorter period of time agreed to by the Administrative Agent) (which notice Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Commitment of such Lender (but not any other Commitments or Loans of such Lender that are not proposed to be modified by such Proposed Modification), so long as (x) all Revolving Loans, together with accrued and unpaid interest, fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 2.18) are repaid concurrently with the effectiveness of such termination (at which time Annex A-2 or Annex A-3 as applicable, shall be deemed modified to reflect such changed amounts)and (y) such Lender’s Pro Rata Share of all outstanding Letters of Credit is Cash Collateralized in a manner satisfactory to Administrative Agent and the respective Issuing Banks, and at such time, unless the respective Lender continues to have outstanding Loans or commitments in respect of Loans hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement, which shall survive as to such repaid Lender. 2.14 Mandatory Prepayments. (a) Asset Sales. No later than the tenth Business Day following the date of receipt by Company or any of its Restricted Subsidiaries of any Net Asset Sale Proceeds (or, in the event such Net Asset Sale Proceeds are subject to distribution limitations contained in any Project document or any instrument or agreement governing the terms of any permitted refinancing thereof, no later than the fifth Business Day after the last of such distribution limitations (as the same relates to such Net Asset Sale Proceeds) expires), Company shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, that Net Asset Sale Proceeds up to $25,000,000 per Fiscal Year shall not be applied for prepayment under this Section 2.14(a); provided, further, Company shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Asset Sale Proceeds within 365 days of receipt thereof (or, to the extent the Company or its Restricted Subsidiaries have committed to invest such proceeds within such 365-day period, within 180 days after such commitment or, if later, within such 365-day period) in capital assets of Company and its Subsidiaries which may include the repair, restoration or replacement of the applicable assets thereof (or to reimburse Company and its Subsidiaries for costs incurred in respect of such loss), and as the proceeds used to consummate Permitted Acquisitions and any other Investments permitted by Section 6.6(b), 6.6(e)(i), 6.6(e)(iii) (to the extent the proceeds of such Investment are used make further Investments pursuant to Section 6.6(e)(i), 6.6(f), 6.6(j)(i) or 6.6(j)(iii)), 6.6(f), 6.6(j)(i), 6.6(j)(iii) or 6.6(v). (b) Insurance/Condemnation Proceeds. No later than the tenth Business Day following the date of receipt by Company or any of its Restricted Subsidiaries, or Collateral Agent or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds (or, in the event such Net Insurance/Condemnation Proceeds are subject to distribution limitations contained in any Project document or any instrument or agreement governing the terms of any permitted refinancing thereof, no later than the fifth Business Day after the last of such distribution limitations (as the same relates to such Net Insurance/Condemnation Proceeds) -93- 105376510 expires), Company shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, that Net Insurance/Condemnation Proceeds up to $25,000,000 per Fiscal Year shall not be applied for prepayment under this Section 2.14(b); provided, further, Company shall have the option, directly or through one or more of its Subsidiaries to invest or commit to reinvest such Net Insurance/Condemnation Proceeds within 365 days of receipt thereof (or, to the extent the Company or its Restricted Subsidiaries have committed to invest such proceeds within such 365- day period, within 180 days after such commitment or, if later, within such 365-day period) in capital assets of Company and its Subsidiaries, which may include the repair, restoration or replacement of the applicable assets thereof (or to reimburse Company and its Subsidiaries for costs incurred in respect of such loss), and as the proceeds used to consummate Permitted Acquisitions and any other Investments permitted by Section 6.6(b), 6.6(e)(i), 6.6(e)(iii) (to the extent the proceeds of such Investment are used make further Investments pursuant to Section 6.6(e)(i), 6.6(f), 6.6(j)(i) or 6.6(j)(iii)), 6.6(f), 6.6(j)(i), 6.6(j)(iii) or 6.6(v). (c) Issuance of Debt. No later than the tenth Business Day following the date of receipt by Company or any of its Restricted Subsidiaries of any Net Cash Proceeds from the incurrence of any Indebtedness for borrowed money of Company or any of its Restricted Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such proceeds. (d) [Reserved]. (e) Revolving Loans and Swing Line Loans. Company shall from time to time prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect. (f) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.14(a) through Section 2.14(c) Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess. (g) Foreign Subsidiaries. Notwithstanding the foregoing, all amounts to be applied in connection with prepayments pursuant to this Section 2.14 attributable to Foreign Subsidiaries shall be limited to the extent resulting in material adverse tax consequences and shall be subject to permissibility under local law of upstreaming proceeds (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors), in each case as set forth in a certificate delivered by an Authorized Officer of Company to Administrative Agent. -94- 105376510

(h) Right to Decline Proceeds. Company shall deliver to Administrative Agent (who will notify each Lender) notice of each prepayment required under Section 2.14(a) or (b) not less than three (3) Business Days prior to the date such prepayment shall be made (each such date, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the principal amount of each Loan (or portion thereof) to be prepaid and (iii) the Type of each Loan being prepaid. Company shall deliver to Administrative Agent, at the time of each prepayment required under Section 2.14(a) or (b), a certificate signed by an Authorized Officer of Company setting forth in reasonable detail the calculation of the amount of such prepayment. Administrative Agent will promptly notify each Lender holding Term Loans of the contents of Company’s repayment notice and of such Lender’s Pro Rata Share of any repayment. Each such Lender may reject all or a portion of its Pro Rata Share of any mandatory repayment of Term Loans required to be made pursuant to Section 2.14(a) or (b) (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to Administrative Agent and Company no later than 5:00 p.m. on the Business Day after the date of such Lender’s receipt of notice from Administrative Agent regarding such repayment. Each Rejection Notice shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver such Rejection Notice to Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled. Any Declined Proceeds remaining thereafter shall be retained by Company. (i) Alternative Currency. If Administrative Agent notifies Company at any time that the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies at such time (determined in respect of the most recent Revaluation Date) exceeds an amount equal to 100% of the Revolving Commitment then in effect, then, within three (3) Business Days after receipt of such notice, Company shall prepay Revolving Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Revolving Commitment then in effect. 2.15 Application of Prepayments. (a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by Company in the applicable notice of prepayment; provided, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows: first, to repay outstanding Swing Line Loans to the full extent thereof, without any permanent reduction of the Revolving Commitments; second, to repay outstanding Revolving Loans to the full extent thereof, without any permanent reduction of the Revolving Commitments; and third, to reduce the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied to prepay -95- 105376510 the remaining scheduled Installments of principal of such Term Loans in order of maturity. (b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(c) shall be applied as follows: first, prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied to prepay such Term Loans on a pro rata basis to the remaining scheduled Installments of principal of such Term Loans (including, for the avoidance of doubt, the bullet payment due at maturity); second, to prepay the Swing Line Loans to the full extent thereof; third, to prepay the Revolving Loans to the full extent thereof; fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit; and fifth, to Cash Collateralize Letters of Credit. (c) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.18(c). 2.16 General Provisions Regarding Payments. (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars (or, in respect of Letters of Credit and Revolving Loans denominated in an Alternative Currency, such Alternative Currency) in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 p.m. on the date due at the Principal Office designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. If, for any reason, Company is prohibited by any law from making any required payment hereunder in an Alternative Currency, Company shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. (b) Unless Administrative Agent shall have received notice from a Lender prior to any proposed Credit Date of Eurodollar Rate Loans (or, in the case of any borrowing of Base Rate Loans, prior to 12:00 p.m. on the date of such borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2 (or, in the case of a borrowing of Base Rate Loans, that such Lender has made -96- 105376510 such share available in accordance with and at the time required by Section 2) and may, in reliance upon such assumption, make available to Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to Administrative Agent, then the applicable Lender agrees to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Company to but excluding the date of payment to Administrative Agent, at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing. If such Lender pays its share of the applicable borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.16(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder. A notice of Administrative Agent to any Lender or Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error. (c) Unless Administrative Agent shall have received notice from Company prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that Company will not make such payment, Administrative Agent may assume that Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if Company has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Banks, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Overnight Rate. (d) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans that are Base Rate Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid. (e) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent. (f) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter. -97- 105376510

(g) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder. (h) Company hereby authorizes Administrative Agent to charge Company’s accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). (i) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 2:00 p.m. to be a non- conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full. (j) If an Event of Default shall have occurred and not otherwise been cured or waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1 or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement. (k) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, or to purchase its participation. 2.17 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as Cash Collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, -98- 105376510 interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set- off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it. 2.18 Making or Maintaining Eurodollar Rate Loans. (a) Inability to Determine Applicable Interest Rate. (i) Temporary Inability. Except in the case of circumstances described in Section 2.18(a)(ii), if in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (A) the Administrative Agent determines that on any Interest Rate Determination Date (1) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan or (2) adequate and reasonable means do not exist to determine the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, (in each case with respect to this clause (a)(i)(A), the “Impacted Loans”), or (B) the Administrative Agent or the Requisite Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the -99- 105376510

Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent upon the instruction of the Requisite Lenders revokes such notice. Upon receipt of such notice, Company may revoke any pending Funding Notice or Conversion/Continuation Notice of Eurodollar Rate Loans in the affected currency or currencies (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for borrowing of Base Rate Loans in the amount specified therein. Notwithstanding the foregoing, if Administrative Agent has made the determination described in clause (a)(i)(A) above, Administrative Agent, in consultation with Company and the Requisite Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i)(A) above, (2) Administrative Agent or the Requisite Lenders notify Administrative Agent and Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides Administrative Agent and Company written notice thereof. (ii) Non-Temporary Inability. (1) Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, including Section 2.18(a)(i) above, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or the Requisite Lenders notify the Administrative Agent in writing (with, in the case of the Requisite Lenders, a copy to the Company) that the Company or the Requisite Lenders (as applicable) have determined, that: (A) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (B) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or -100- 105376510

(C) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Requisite Lenders have delivered to the Administrative Agent written notice that such Requisite Lenders do not accept such amendment. (2) If no LIBOR Successor Rate has been determined and the circumstances under clause (ii)(1)(A) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Company may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Rate Loans denominated in a LIBOR Quoted Currency (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein. (3) Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement. (b) Illegality or Impracticability of Eurodollar Rate Loans. If in the event that on any date any Lender shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the performance of any of its obligations hereunder, or the making, maintaining, funding, continuation or charging of interest with respect to any Credit Extension or its Eurodollar Rate Loans (whether denominated in Dollars or an Alternative Currency) (i) has become unlawful as a result of compliance by such Lender in good faith with -101- 105376510 any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the Amendment and Restatement Effective Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Loans in the affected currency or currencies as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan in Dollars then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the relevant Interest Periods, then in effect with respect to the Affected Loans or when required by law and Company shall prepay or convert such Affected Loans together with accrued interest, (4) the Affected Loans that are denominated in Dollars shall automatically convert into Base Rate Loans on the date of such termination and (5) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent pursuant to such definition without reference to the Eurodollar Rate component of the Base Rate. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). If Company does not rescind such Funding Notice or Conversion/Continuation Notice, the Affected Lender’s Pro Rata Share of such Loan shall constitute a Base Rate Loan. Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof. (c) Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including (x) the difference between any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and the Eurodollar Rate such Lender would receive in connection with the liquidation or re-employment of such funds and -102- 105376510

(y) amounts received by such Lender in connection with the liquidation or re-employment of such funds and any expense or liability incurred in connection therewith) which such Lender may actually sustain: (i) if for any reason (other than a default by any such Lender) a borrowing of any Eurodollar Rate Loan (whether denominated in Dollars or an Alternative Currency) does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment (other than a mandatory prepayment under Section 2.14) of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; and (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company; provided, Company shall not be obligated to compensate any Lender for any such losses, expenses or liabilities attributable to any such circumstance occurring prior to the date that is thirty (30) days prior to the date on which such Lender requested such compensation from Company. (d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender. (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under Section 2.18(c) shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (a) of the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under Section 2.18(c). 2.19 Increased Costs; Capital Requirements. (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include each Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (i) subjects such Lender (or its applicable lending office) to any Taxes (other than (A) Non-Excluded Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves or other liabilities or capital attributable thereto; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender or the Issuing Banks, or (iii) imposes any other condition (other than with respect to a Tax matter) on or -103- 105376510 affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided, Company shall not be obligated to pay such Lender any compensation attributable to any period prior to the date that is 180 days prior to the date on which such Lender gave notice to Company of the circumstances entitling such Lender to compensation. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a) and in the calculation thereof, which statement shall be conclusive and binding upon all parties hereto absent manifest error. (b) Capital Requirements Adjustment. In the event that any Lender (which term shall include each Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or change in applicability after the Amendment and Restatement Effective Date of any law, rule or regulation (or any provision thereof) regarding capital or liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, change in applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital or liquidity requirements), then from time to time, within five (5) Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided, Company shall not be obligated to pay such Lender any compensation attributable to any period prior to the date that is 180 days prior to the date on which such Lender gave notice to Company of the circumstances entitling such Lender to compensation. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b) and in the calculation thereof, which statement shall be conclusive and binding upon all parties hereto absent manifest error. (c) Additional Reserve Requirements. Company shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets -104- 105376510 consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”, as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive) commencing on and as of the effective date of any change in the applicable reserve requirement, which shall be due and payable on each date on which interest is payable on such Loan, provided Company shall have received at least ten (10) days’ prior written notice (with a copy to Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days’ prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice; provided, Company shall not be obligated to pay such Lender any additional interest attributable to any period prior to the date that is 30 days prior to the date on which such Lender gave notice to Company of the circumstances entitling such Lender to additional interest. 2.20 Taxes; Withholding, etc. (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax. (b) Withholding of Taxes. If any applicable law (as determined in the good faith determination of an applicable withholding agent) requires a deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement reasonably promptly after Company becomes aware of it; (ii) the applicable withholding agent shall make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; (iii) if such Tax is a Non-Excluded Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment of Non-Excluded Taxes is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment of Non-Excluded Taxes, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Non-Excluded Taxes been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, Company shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable law to report such payment or other evidence reasonably satisfactory to Administrative Agent of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority. (c) Other Taxes. Without limiting the provisions of Section 2.20(b), the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, -105- 105376510 enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23) (such Taxes, “Other Taxes”). (d) Tax Indemnifications. (i) Each of the Credit Parties shall, and does hereby, jointly and severally indemnify Administrative Agent and each Lender, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20(d)(i)) payable or paid by such Administrative Agent or Lender or required to be withheld or deducted from a payment to such Administrative Agent or Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Credit Party by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (ii) Each Lender shall, and does hereby, severally indemnify Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) any Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Administrative Agent for such Taxes that are Non-Excluded Taxes and without limiting the obligation of the Credit Parties to do so) and (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(f) relating to the maintenance of a Participant Register, in each case, that are payable or paid by Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Credit Document against any amount due to Administrative Agent under this Section 2.20(d)(ii). (e) Evidence of Exemption From Tax. Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Company and Administrative Agent, at the time or times reasonably requested by Company or Administrative Agent, such properly completed and executed documentation reasonably requested by Company or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by Company or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Company or Administrative Agent as will enable Company or Administrative Agent to -106- 105376510 determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the following two sentences of this Section 2.20(e)) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Lender or Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient. To the extent it is legally entitled to do so, each Non-US Lender and any Non-US Agent shall deliver to Administrative Agent and Company, on or prior to the Amendment and Restatement Effective Date (in the case of each Agent and Lender), on or prior to the date a successor Non-US Agent becomes a party under any of the Credit Documents (in the case of a successor Non-US Agent) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two copies of executed Internal Revenue Service Form W-8BEN, W-8BEN-E, W- 8ECI or W-8IMY (including therewith any withholding certificates and withholding statements required under applicable Treasury Regulations) (or any successor forms), properly completed and duly executed by such Agent or Lender, and such other documentation required under the Internal Revenue Code and the applicable Treasury Regulations and reasonably requested by Company to establish that such Agent or Lender is not subject to deduction or withholding or is subject to a reduced rate of deduction or withholding of United States federal income tax with respect to any payments to such Agent or Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) in the case of a Lender claiming the benefits of the exemption for portfolio interest, if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a U.S. Tax Compliance Certificate together with two executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and the applicable Treasury Regulations and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of Tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender that is organized under the laws of the United States or any State or political subdivision thereof shall, on or prior to the Amendment and Restatement Effective Date (in the case of each Lender listed on the signature pages hereof on the Amendment and Restatement Effective Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), to the extent such Lender is legally entitled to do so, provide Administrative Agent and Company with two copies of Internal Revenue Service Form W-9 (certifying that such Person is entitled to an exemption from United States backup withholding tax) or any successor form, and each such Lender shall thereafter provide Administrative Agent and Company with such supplements and amendments thereto and such additional forms, certificates, statements or documents as may from time to time be required by applicable law. Each Agent and Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Company and Administrative Agent in writing of its legal inability to do so. -107- 105376510

(f) Treatment of Certain Refunds. If any Lender or Agent shall become aware that it is entitled to been indemnified pursuant to this Section (including by the payment of a refund in respect of Taxes paid by Company or as to which it has received additional amounts pursuant to this Section 2.20(f)), it shall promptly notify Company of the availability of such refund and shall, within ninety days after receipt of a request by Company, apply for such refund at Company’s expense. If any Lender or Agent actually receives a refund in respect of any Taxes paid by Company for which it has been indemnified or as to which it has received additional amounts under this Section 2.20(f)), it shall promptly notify Company of such refund and shall, within ninety (90) days after receipt of a request by Company (or promptly upon receipt, if Company has requested application for such refund pursuant hereto), repay such refund to Company (to the extent of indemnity payments made or additional amounts that have been paid by Company under this Section 2.20(f)) with respect to such refund plus interest that is received from the relevant Governmental Authority by such Lender or Agent as part of the refund), net of all reasonable out-of-pocket expenses (including Taxes) of such Lender or Agent and without additional interest thereon; provided that Company, upon the request of such Lender or Agent, agrees to return such refund to such Lender or Agent (plus penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender or Agent is required to repay such refund. Notwithstanding anything to the contrary in this subsection, in no event will Administrative Agent or any Lender be required to pay any amount to Company pursuant to this subsection the payment of which would place Administrative Agent or such Lender in a less favorable net after-Tax position than such Administrative Agent or Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. Nothing contained in this Section 2.20(f) shall require any Lender or Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential). (g) FATCA. Each Recipient shall deliver to Company and to Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Company or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company or Administrative Agent as may be necessary for Company and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Agent has complied with such Person’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.20(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (h) For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank and the term “law” includes FATCA. 2.21 Obligation to Mitigate. Each Lender may make any Credit Extension to the Company through any lending office of such Lender, provided that the exercise of this option shall not affect the obligation of the Company to repay the Credit Extension in accordance with the terms of this Agreement. Each Lender (which term shall include each Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender -108- 105376510 to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may in good faith deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error. 2.22 Defaulting Lenders. (a) Defaulting Lender Adjustments. Anything contained herein to the contrary notwithstanding, if any Lender becomes a Defaulting Lender, then until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swing Line Lender hereunder; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as Company may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Company, to be held in a Deposit Account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders, Issuing Banks or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank -109- 105376510 or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to Company as a result of any judgment of a court of competent jurisdiction obtained by Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.22(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (ii) Certain Fees. (1) No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(a) for any period during which such Lender is a Defaulting Lender (and Company shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender); provided that such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(a)(ii) for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.22(d). (2) With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (1) above, Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non- Defaulting Lender pursuant to clause (iii) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to each Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iii) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swing Line -110- 105376510

Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the Revolving Exposure (as determined in accordance with clause (ii) of the definition thereof) of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (iv) Cash Collateral. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, Company shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize each Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d). (b) Defaulting Lender Cure. If Company, Administrative Agent, the Swing Line Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.22(a)(iii), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. (c) [Reserved] (d) Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Administrative Agent or any Issuing Bank (with a copy to Administrative Agent) Company shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iii) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (i) Grant of Security Interest. Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of each Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ -111- 105376510 obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and each Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Company will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). (ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22 following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (y) the determination by Administrative Agent and such Issuing Bank that there exists excess Cash Collateral; provided that subject to the other provisions of this Section 2.22, the Person providing Cash Collateral and such Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided, further, that to the extent that such Cash Collateral was provided by Company, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents. (e) Lender Counterparties. So long as any Lender is a Defaulting Lender, such Lender shall not be a Lender Counterparty with respect to any Permitted Hedge Agreement or Permitted Cash Management Agreement entered into while such Lender was a Defaulting Lender. 2.23 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18 (other than Section 2.18(c)), 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after Company’s request for such withdrawal; or (b) (i) any Lender shall become and continues to be a Defaulting Lender and (ii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender, pursuant to Section 2.22(b), within five (5) Business Days after Company’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders (or Requisite Class Lenders, -112- 105376510

as applicable) shall have been obtained, but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained (a “Proposed Modification”); then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign all or any part of its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20; (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; (4) in the case of any such assignment resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment will result in reduction in such compensation or payments thereafter; (5) Administrative Agent shall have been paid the assignment fee (if any) specified in Section 10.6; and (6) such assignment does not conflict with applicable laws; provided, Company may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued thereby to be cancelled, fully Cash Collateralized or supported by a “back-to-back” Letter of Credit reasonably satisfactory to such Terminated Lender. In connection with any such replacement, if the replaced Lender does not execute and deliver to Administrative Agent a duly completed Assignment Agreement reflecting such replacement within a period of time deemed reasonable by Administrative Agent, then such replaced Lender shall be deemed to have executed and delivered such Assignment Agreement. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Company to require such assignment and delegation cease to apply. 2.24 Incremental Facilities. (a) Company may by written notice to Administrative Agent elect to request (A) prior to the Revolving Commitment Termination Date, an increase to the existing Revolving Commitments (such increase, the “Additional Revolving Commitments”) and/or (B) prior to the Term Loan Maturity Date the establishment of one or more new term loan commitments (the -113- 105376510

“Additional Term Loan Commitments”), in an amount, with respect to clauses (A) and (B) collectively, not in excess of Maximum Incremental Facilities Amount in the aggregate and not less than $10,000,000 individually (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between Maximum Incremental Facilities Amount and all such Additional Term Loan Commitments and Additional Revolving Commitments obtained prior to such date), and integral multiples of $10,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which Company proposes that the Additional Term Loan Commitments or Additional Revolving Commitments, as applicable, shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, an “Additional Term Loan Lender” or “Additional Revolving Lender”, as applicable) to whom Company proposes any portion of such Additional Term Loan Commitments or Additional Revolving Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the Additional Term Loan Commitments or Additional Revolving Commitments, as applicable, may elect or decline, in its sole discretion, to provide such commitment. Such Additional Term Loan Commitments or Additional Revolving Commitments shall become effective, as of such Increased Amount Date; provided that, subject to Section 1.11, (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Additional Term Loan Commitments or Additional Revolving Commitments, as applicable; (2) both before and after giving effect to the making of any Additional Revolving Loan or Series of Additional Term Loans, each of the conditions set forth in Section 3.2 shall be satisfied; (3) with respect to any request for Additional Term Loan Commitments or Additional Revolving Commitments, as applicable, Company and its Restricted Subsidiaries shall be in compliance with the covenants set forth in Section 6.7 as of the last day of the most recently ended Fiscal Quarter for which financial statements are available (after giving effect to all Additional Term Loan Commitments and Additional Revolving Commitments requested at such time); (4) the Additional Term Loan Commitments or Additional Revolving Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the relevant Additional Term Loan Lender and/or Additional Revolving Lender, each Credit Party and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Sections 2.20(e) and (g); (5) Company shall make any payments required pursuant to Section 2.18(c) in connection with the Additional Term Loan Commitments or Additional Revolving Commitments, as applicable; and (6) Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. Any Additional Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of Additional Term Loans, for all purposes of this Agreement. (b) On any Increased Amount Date on which any Additional Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Additional Term Loan Lender of any Series shall make a Loan to Company (an “Additional Term Loan”) in an amount equal to its Additional Term Loan Commitment of such Series, and (ii) each Additional Term Loan Lender of any Series shall become a Lender -114- 105376510 hereunder with respect to the Additional Term Loan Commitment of such Series and the Additional Term Loans of such Series made pursuant thereto. (c) On any Increased Amount Date on which Additional Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Revolving Lenders shall assign to each of the Additional Revolving Lenders, and each of the Additional Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by the existing Revolving Lenders and Additional Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Additional Revolving Commitments to the Revolving Commitments, (ii) each Additional Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (an “Additional Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (iii) each Additional Revolving Lender shall become a Lender with respect to the Additional Revolving Commitment and all matters relating thereto. (d) Administrative Agent shall notify Lenders promptly upon receipt of Company’s notice of each Increased Amount Date and in respect thereof (i) the Additional Revolving Commitments and Additional Revolving Lenders, the Series of Additional Term Loan Commitments and the Additional Term Loan Lenders of such Series, as applicable, and (ii) in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section 2.24. (e) The terms and provisions of the Additional Term Loans and Additional Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, substantially consistent with the Term Loans and Term Loan Commitments. In any event (i) the Weighted Average Life to Maturity of all Additional Term Loans of any Series shall be no shorter than the Weighted Average Life to Maturity of Term Loans, (ii) the applicable Additional Term Loan Maturity Date of each Series shall be no shorter than the Latest Maturity Date of the Term Loans (as determined on the date of incurrence of such Additional Term Loans) and (iii) the rate of interest applicable to the Additional Term Loans of each Series shall be determined by Company and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided that the interest rate margin (which shall be deemed to include all upfront fees or original issue discount (“OID”) (other than customary underwriting or arranger fees, and with respect to OID and upfront fees, determined based on an assumed four year life to maturity) or interest rate “floors” payable to all Additional Term Loan Lenders) in respect of any Additional Term Loan shall be the same as that applicable to the Term Loans, except that the interest rate margin (determined as above) in respect of any Additional Term Loan may exceed the interest rate margin (determined as above) for the Term Loans, respectively, by no more than 50 basis points, or if it does so exceed, such interest rate margin (determined as above) of the Term Loans shall be increased so that the interest rate margin (determined as above) in respect of such Additional Term Loans, is no more than 50 basis points higher than the interest rate margin (determined as above) of the Term Loans. The terms and provisions of the Additional Revolving Commitments and Additional Revolving Loans shall be -115- 105376510 the same (except for fees) with the Revolving Commitments and Revolving Loans, except as otherwise set forth herein or in the Joinder Agreement (it being acknowledged that Additional Revolving Commitments may be documented as an increase of the Revolving Commitments or as a separate class of revolving commitments). Each Joinder Agreement may, without consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provision of this Section 2.24. 2.25 Extension Option. (a) Notwithstanding anything to the contrary set forth in this Agreement (including without limitation, Sections 2.5 and 10.5 (which provisions shall not be applicable to this Section 2.25 except as expressly provided below in this Section 2.25) or any other Credit Document, Company may at any time and from time to time request that the scheduled final maturity date of all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be extended (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.25. In order to establish any Extended Term Loans, Company shall provide a notice to Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical to the Term Loans of the Existing Term Loan Class from which they are to be extended except (i) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class, (ii)(A) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such Existing Term Loan Class and (B) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment (as defined below) and (iii) the voluntary and mandatory prepayment rights of the Extended Term Loans shall be subject to the provisions set forth in Section 2.13 and Section 2.14. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans made pursuant to any Term Loan Extension Request shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were extended. (b) Company may at any time and from time to time request that the termination date of all or a portion of the Revolving Commitments then in effect (each existing at the time of such request, an “Existing Revolving Commitment” and any related revolving loans thereunder, “Existing Revolving Loans”) be extended and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Revolving Loans related to such Existing Revolving Commitments (any such Existing Revolving Commitments which have been so extended, “Future Extended Revolving Commitments” and any related Loans, “Future Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.25. In order to establish any Future Extended Revolving Commitments, Company shall provide a notice to Administrative Agent (who shall provide a copy of such notice to each -116- 105376510 of the Lenders of the applicable class of Existing Revolving Commitments) (a “Revolving Commitment Extension Request”) setting forth the proposed terms of the Future Extended Revolving Commitments to be established, which terms shall be identical to those applicable to the Existing Revolving Commitments from which they are to be extended (the “Specified Existing Revolving Commitment”) except (x) all or any of the final maturity dates of such Future Extended Revolving Loans and or all or any of the termination dates of such Future Extended Revolving Commitments may be delayed to later dates than the final termination dates of the Specified Existing Revolving Commitments and final maturity dates of the Revolving Loans related to such Specified Existing Revolving Commitments, (ii) (A) the interest margins with respect to the Future Extended Revolving Loans may be higher or lower than the interest margins for the applicable Revolving Loans related to such Specified Existing Revolving Commitments and/or (B) additional fees may be payable to the Lenders providing such Future Extended Revolving Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (iii) the Revolving Commitment fee rate with respect to the Future Extended Revolving Commitments may be higher or lower than the Commitment Fee Rate for the Specified Existing Revolving Commitment, in each case, to the extent provided in the applicable Extension Amendment; provided that notwithstanding anything to the contrary in this Section 2.25 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, and (2) assignments and participations of Future Extended Revolving Commitments and Future Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and the Revolving Loans related to such Commitments set forth in Section 10.6. Any Future Extended Revolving Commitments made pursuant to any Revolving Commitment Extension Request shall constitute a separate class of revolving commitments from the Specified Existing Revolving Commitments and from any other Existing Revolving Commitments (together with any other Future Extended Revolving Commitments so established on such date). (c) Company shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the class are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans or Revolving Commitments subject to such Extension Request converted into Extended Term Loans, Future Extended Revolving Commitments or Future Extended Revolving Loans shall notify Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans or Revolving Commitments which it has elected to convert into Extended Term Loans, Future Extended Revolving Commitments or Future Extended Revolving Loans. In the event that the aggregate amount of Term Loans or Revolving Commitments subject to Extension Elections exceeds the amount of Extended Term Loans, Future Extended Revolving Commitments or Future Extended Revolving Loans requested pursuant to the Extension Request, Term Loans or Revolving Commitments subject to Extension Elections shall be converted to Term Loans, Future Extended Revolving Commitments or Future Extended Revolving Loans on a pro rata basis based on the amount of Term Loans or Revolving Commitments included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Commitment into a Future Extended Revolving Commitment, such Future Extended Revolving Commitment shall be treated -117- 105376510 identically to all other Existing Revolving Commitments for purposes of the obligations of a Revolving Lender in respect of Swing Line Loans under Section 2.3 and Letters of Credit under Section 2.4, except that the applicable Extension Amendment may provide that the Swing Line Lender’s Revolving Commitment may be extended and/or the expiration of the Letter of Credit may be extended and the related obligations to make Swing Line Loans and issue Letters of Credit may be continued so long as the Swing Line Lender and/or the applicable Issuing Bank, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension). (d) Extended Term Loans, Future Extended Revolving Commitments, and Future Extended Revolving Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (and notwithstanding anything to contrary set forth in Section 10.5, shall not require the consent of any Lender other than the Extending Lenders (and to the extent provided in the last sentence of Section 2.25(c), the Issuing Bank and Swing Line Lender) with respect to the Extended Term Loans, Future Extended Revolving Commitments and Future Extended Revolving Loans established thereby) executed by the Credit Parties, Administrative Agent and Extending Lenders. In addition to any terms and changes required or permitted by Sections 2.25(a) and (b), each Extension Amendment in respect of Extended Term Loans shall amend the scheduled amortization payments pursuant to Section 2.12 to the existing Term Loans from which the Extended Term Loans were converted to reduce each scheduled repayment for such existing Term Loans in the same proportion as the amount of such existing Term Loans is to be reduced pursuant to such Extension Amendment (it being understood that the amount of any repayment payable with respect to any Term Loan of any Lender of such existing Term Loan that is not an Extended Term Loan shall not be reduced as a result thereof). In connection with any Extension Amendment, Company shall deliver an opinion of counsel reasonably acceptable to Administrative Agent (i) as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby (in the case of such other Credit Documents) and (ii) to the effect that such Extension Amendment, including without limitation, the Extended Term Loans, Future Extended Revolving Commitments and Future Extended Revolving Loans provided for therein, does not conflict with or violate the terms and provisions of Section 10.5 of this Agreement. (e) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any existing Term Loan or Revolving Commitments are converted to extend the related scheduled maturity date(s) in accordance with paragraphs (a) or (b) above (an “Extension Date”), (i) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), (ii) in the case of the specified Existing Revolving Commitments of each Extending Lender, the aggregate principal amount of such specified Existing Revolving Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Future Extended Revolving Commitments so converted by such Lender on such date, and such Future Extended Revolving Commitments shall be established as a separate class of Revolving Commitments from the -118- 105376510

Specified Existing Revolving Commitments and from any other Existing Revolving Commitments (together with any other Future Extended Revolving Commitments so established on such date) and (iii) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Existing Revolving Commitments, such Loans (and any related participations) shall be deemed to be allocated as Future Extended Revolving Loans (and related participations) and Existing Revolving Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Revolving Commitments to Future Extended Revolving Commitments. SECTION 3. CONDITIONS PRECEDENT 3.1 Conditions to Amendment and Restatement. This Agreement (as amended and restated) shall become effective on and as of the date on which all of the following conditions precedent shall have been satisfied: (a) Approval of Amendment and Restatement. Administrative Agent shall have received (i) from each party hereto a counterpart of this Agreement signed on behalf of such party and (ii) from each other lender under the First Amended and Restated Credit Agreement, a confirmation of the termination of the commitment of such lender substantially simultaneously with the making of the Loans on the Amendment and Restatement Effective Date. (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) (x) a certificate from an Authorized Officer of such Credit Party stating that there has been no amendment or other modification to such Organizational Documents since the First Amendment and Restatement Effective Date, to the extent such Credit Party was a party to the First Amended and Restated Credit Agreement on the First Amendment and Restatement Effective Date, and if such Credit Party was not a party to the First Amended and Restated Credit Agreement on the First Amendment and Restatement Effective Date, then since the date of the applicable Counterpart Agreement, as applicable, in each case dated the Amendment and Restatement Effective Date or a recent date prior thereto or (y) a copy of each Organizational Document of such Credit Party, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Amendment and Restatement Effective Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of Holding, Company and each Guarantor Subsidiary approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Amendment and Restatement Effective Date, certified as of the Amendment and Restatement Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a long form good standing certificate from the applicable Governmental Authority of the jurisdiction of incorporation, organization or formation of Holding, Company and each Guarantor Subsidiary, each dated a recent date prior to the Amendment and Restatement Effective Date. (c) Registrations and Recordings. Administrative Agent shall be reasonably satisfied that the previously filed UCC financing statements and other filings and recordings -119- 105376510 made under the Original Credit Agreement provide for the continued perfection of the security interest of the Administrative Agent in the Collateral. (d) Initial Term Loans; Revolving Loan Obligations. The Administrative Agent shall have received evidence reasonably satisfactory to it that a prepayment notice has been issued specifying that (i) the Initial Term Loans are being repaid (or arrangements pursuant to Section 2.9(c) have been made with respect to the Initial Terms Loans) in full, substantially simultaneously with the making of the Term Loans on the Amendment and Restatement Effective Date, and (ii) accrued interest and fees with respect to the revolving credit extensions under the First Amended and Restated Credit Agreement are being repaid in full, substantially simultaneously with the making of the Loans on the Amendment and Restatement Effective Date. (e) Opinions of Counsel to Credit Parties. The Administrative Agent and its counsel shall have received executed copies of the written opinions of (i) Milbank, Tweed, Hadley & McCloy LLP, counsel for Credit Parties and (ii) Timothy Simpson as general counsel to Company, dated as of the Amendment and Restatement Effective Date and in form and substance consistent with the opinions delivered on the Closing Date (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders). (f) Fees. Company shall have paid to certain Lead Arrangers, Administrative Agent and Lenders, all reasonable and documented fees and expenses payable on the Amendment and Restatement Effective Date to the extent invoiced at least three (3) Business Days before the Amendment and Restatement Effective Date. (g) Solvency Certificate. On the Amendment and Restatement Effective Date, Administrative Agent shall have received a Solvency Certificate from Holding dated the Amendment and Restatement Effective Date and addressed to Administrative Agent and Lenders, and in the form of Exhibit G hereto demonstrating that after giving effect to the Transactions, and the borrowings under this Agreement, Holding and its Subsidiaries on a consolidated basis are Solvent. (h) Financial Statements; Projections. Administrative Agent shall have received from Holding and Company (i) the Historical Financial Statements and (ii) the Projections. Administrative Agent hereby acknowledges and agrees that it has received all financial statements and Projections required to be delivered under this Section 3.1(h). (i) Flood Insurance. Administrative Agent shall have received a “Life-of- Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the real property that is subject to a Mortgage. (j) Certain Amended and Restated Documents. Administrative Agent shall have received from each party thereto a counterpart the Pledge and Security Agreement, Master Intercompany Note and Intercompany Subordination Agreement, signed on behalf of each such party. -120- 105376510

(k) Pledged Stock; Pledged Debt. To the extent not previously delivered prior to the Amendment and Restatement Effective Date, the Collateral Agent shall have received (i) each certificate representing the shares of Capital Stock required to be pledged pursuant to the Pledge and Security Agreement and Holding Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note pledged pursuant to the Pledge and Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Collateral Agent) by the pledgor thereof. (l) KYC Information. (i) Upon the reasonable request of any Lender made at least 10 days prior to the Amendment and Restatement Effective Date, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 5 days prior to the Amendment and Restatement Effective Date. (ii) At least 5 days prior to the Amendment and Restatement Effective Date, if the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Company shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to the Company. (m) Real Estate. Collateral Agent shall have received from the applicable Guarantor: (i) a fully executed and notarized amendment (each a “Mortgage Amendment”) to each Mortgage that exists as of the Amendment and Restatement Effective Date after giving effect to any releases contemplated to occur on the Amendment and Restatement Effective Date (each an “Existing Mortgage”; each Existing Mortgage, as amended by the applicable Mortgage Amendment, shall be referred to collectively as an “Amended Mortgage”), in proper form for recording in all appropriate places in all applicable jurisdictions, which Mortgage Amendments shall continue the liens created by the applicable Existing Mortgages; (ii) with respect to each Mortgage Amendment, a date down endorsement to the existing ALTA mortgagee title insurance policies covering the applicable Existing Mortgage, in form and substance reasonably satisfactory to Collateral Agent showing that the applicable Amended Mortgage is First Priority Lien subject only to Permitted Liens, and evidence reasonably satisfactory to Collateral Agent of payment of all expenses, title insurance premiums and all other sums required in connection with the issuance of the date down endorsements and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage Amendments in the appropriate real estate records; -121- 105376510

(iii) with respect to each Amended Mortgage, opinions, addressed to Administrative Agent, Collateral Agent and the other Lenders of (A) outside counsel or in-house counsel (consistent with those required on the Closing Date), as to the due authorization, execution and delivery of the Mortgage Amendments by Company or any Guarantor, as applicable, and (B) local counsel in each jurisdiction where the properties covered by the Amended Mortgages are located as to other customary opinions relating to the Mortgage Amendments and the Amended Mortgages; and (iv) with respect to each Mortgage Amendment, such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the Title Company to issue the date down endorsements contemplated above. Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Amendment and Restatement Effective Date unless Administrative Agent shall have received notice from such Lender prior to the proposed Amendment and Restatement Effective Date specifying its objection thereto. 3.2 Conditions to Each Credit Extension. (a) Conditions Precedent. Subject to Section 1.11, the obligation of each Lender to make any Loan on any Credit Date or any Issuing Bank to issue any Letter of Credit on any Credit Date, including the Amendment and Restatement Effective Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent: (i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be; (ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect; (iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; (iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; (v) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable -122- 105376510

Issuance Notice, and such other documents or information as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit; and (vi) in the case of any Credit Extension denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that would make it impractical for such Credit Extension to be made in such Alternative Currency. (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith. SECTION 4. REPRESENTATIONS AND WARRANTIES In order to induce Lenders and Issuing Banks to enter into this Agreement and to make each Credit Extension to be made thereby, Company represents and warrants to each Lender and each Issuing Bank, on the Amendment and Restatement Effective Date and on each Credit Date, that the following statements are true and correct: 4.1 Organization; Requisite Power and Authority; Qualification. Each of Holding, Company and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents, if any, to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. 4.2 Subsidiaries; Capital Stock and Ownership. The Subsidiaries listed on Schedule 4.2 constitute all the Subsidiaries of Company at the Amendment and Restatement Effective Date. Schedule 4.2 sets forth as of the Amendment and Restatement Effective Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Credit Party. The Capital Stock of each of Company and its Subsidiaries the shares of which are pledged under the Pledge and Security Agreement has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the Amendment and Restatement Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which, Company or -123- 105376510 any of its Restricted Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Company or any of its Restricted Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Company or any of its Restricted Subsidiaries of any additional membership interests or other Capital Stock of Company or any of its Restricted Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Company or any of its Restricted Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holding, Company and each of its Restricted Subsidiaries in their respective Subsidiaries as of the Amendment and Restatement Effective Date. Each Domestic Subsidiary of Company which is not identified on Schedule 1.1(b)-1, Schedule 1.1(b)-2 or Schedule 4.22 is a Guarantor as of the Amendment and Restatement Effective Date. 4.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto. 4.4 No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holding, Company or any of its Restricted Subsidiaries, any of the Organizational Documents of Holding, Company or any of its Restricted Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holding, Company or any of its Restricted Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holding, Company or any of its Restricted Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holding, Company or any of its Restricted Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or material consent of any Person under any material Contractual Obligation of Holding, Company or any of its Restricted Subsidiaries, except for such approvals or consents which will be obtained on or before the Amendment and Restatement Effective Date and disclosed to Administrative Agent, except in each case, (other than with respect to Organizational Documents of Holding and Company) non- compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 4.5 Governmental Consents. Each of Holding, Company and its Restricted Subsidiaries is in compliance with (a) and has obtained each Governmental Authorization applicable to it in respect of this Agreement and the other Credit Documents, the conduct of its business and the ownership of its property, each of which (i) is in full force and effect, (ii) is sufficient for its purpose without any material restraint or adverse condition and (iii) is not subject to any waiting period, further action on the part of any Governmental Authority or other Person, or stay or injunction, (b) all applicable laws relating to its business and (c) each indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound that is material to the conduct of its business, except in each such case for noncompliances which, and Governmental Authorizations the failure to possess which, -124- 105376510 individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 4.6 Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (whether enforcement is sought in equity or at law). 4.7 Historical Financial Statements. The Historical Financial Statements were, at the time prepared, prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. 4.8 No Material Adverse Change. Since December 31, 2017, no event, circumstance or change has occurred that has caused a Material Adverse Effect. 4.9 Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Restricted Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. 4.10 Payment of Taxes. Except as otherwise permitted under Section 5.3 and except as could not reasonably be expected to have a Material Adverse Effect, all tax returns and reports of Holding and its Restricted Subsidiaries required to be filed by any of them have been timely filed, and all material taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Holding and its Restricted Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holding knows of no tax assessment that could reasonably be expected to have a Material Adverse Effect that has been proposed in writing against Holding or any of its Restricted Subsidiaries as of the Amendment and Restatement Effective Date which is not being actively contested by Holding or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. 4.11 Properties. -125- 105376510

(a) Title. Each of Company and its Restricted Subsidiaries has (i) good and valid title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leased personal property), and (iii) good title to or rights in (in the case of all other personal property), all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title or interest could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (b) Real Estate. As of the Amendment and Restatement Effective Date and exclusive of the facility located in Bristol, Connecticut, the only fee-owned Real Estate Assets having a fair market value in excess of $25,000,000 as of the date of the acquisition thereof owned by any Guarantor are the ones listed on Schedule 4.11(b) (the “Restatement Date Material Real Estate Assets”). 4.12 Environmental Matters. Neither Company nor any of its Restricted Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Release or threatened Release of Hazardous Materials that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Restricted Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law, except, with respect to matters that either have been fully resolved or matters that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. To Company’s and its Restricted Subsidiaries’ knowledge, there are no conditions or occurrences, including any Release, threatened Release, use, generation, storage, treatment, transportation, processing, disposal, removal or remediation of Hazardous Materials, which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holding nor any Restricted Subsidiary has been issued or required to obtain a permit for the treatment, storage or disposal of hazardous waste for any of its currently owned or operated Facilities, pursuant to the federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et. seq. and its implementing regulations (“RCRA”), or any equivalent State law, nor are any such Facilities regulated as “interim status” facilities required to undergo corrective action pursuant to RCRA, except in either case to the extent that such Facilities’ obligations pursuant to RCRA, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Compliance with all current requirements of Environmental Law or, to Company’s and its Restricted Subsidiaries’ knowledge reasonably likely future requirements arising from (i) existing environmental regulations or (ii) environmental regulations that have been formally proposed but have not been finalized could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. 4.13 No Defaults. Neither Company nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the -126- 105376510 consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. 4.14 Governmental Regulation. Neither Company nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Company nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” as such terms are defined in the Investment Company Act of 1940. 4.15 Margin Stock. Neither Company nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation U or X of said Board of Governors. 4.16 Employee Matters. Neither Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, there is (a) no unfair labor practice complaint pending against Company or any of its Subsidiaries, or to the best knowledge of Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Company or any of its Subsidiaries or to the best knowledge of Company, threatened against any of them, (b) no strike, slowdown, labor dispute, lockout, work stoppage or other work disruption is in existence or threatened involving Company or any of its Subsidiaries, (c) to the best knowledge of Company, no union representation question existing with respect to the employees of Company or any of its Subsidiaries and, to the best knowledge of Company, no union organization activity that is taking place, (d) no action, complaint, charge, inquiry, proceeding or investigation by or on behalf of any employee, prospective employee, former employee, labor organization or other representative of the employees of Company or any of its Subsidiaries is pending or, to the knowledge of Company, threatened, (e) neither Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to employees or employment practices and (f) Company and its Subsidiaries are in material compliance with all applicable laws, agreements, contracts, policies, plans, and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, and the termination of employment, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, the payment of wages to employees in accordance with the Fair Labor Standards Act and similar laws and rules, and the appropriate classification of persons as employees or contractors in accordance with applicable law. 4.17 Employee Benefit Plans. -127- 105376510

(a) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) Company and each of its Subsidiaries (and in the case of a Pension Plan or a Multiemployer Plan, each of their respective ERISA Affiliates) are in compliance with all provisions and requirements of ERISA and the Internal Revenue Code and other applicable federal and state laws and the regulations and published interpretations thereunder, applicable to such entities, with respect to each Employee Benefit Plan and Pension Plan and have performed all their obligations under each Employee Benefit Plan and Pension Plan, (ii) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified (or is a prototype plan whose sponsor has received such a letter) and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently pending before the Internal Revenue Service and, to the knowledge of Company, nothing has occurred subsequent to the issuance of the determination letter which would cause such Employee Benefit Plan or Pension Plan to lose its qualified status, (iii) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan and Pension Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Company, any of its Subsidiaries or any of their ERISA Affiliates, (iv) no ERISA Event has occurred and neither Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event, and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, (v) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holding, any of its Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan, (vi) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, none of Holding, its Subsidiaries or their respective ERISA Affiliates has any potential liability for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA. (b) There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. (c) On and as of the Amendment and Restatement Effective Date, Company is not and will not be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code; (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (d) a “governmental plan” within the meaning of ERISA 4.18 Solvency. The Credit Parties and their Subsidiaries on a consolidated basis, are Solvent on the Amendment and Restatement Effective Date. -128- 105376510

4.19 Disclosure. No document, certificate or written factual information (other than projections, financial estimates, forecasts and forward-looking information and information of a general economic or industry-specific nature) furnished to Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby contains, when taken as a whole, any untrue statement of a material fact or omits to state a material fact (known to the Credit Parties, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials (including the Projections) are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material. 4.20 Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”). 4.21 Unrestricted Subsidiaries. All Unrestricted Subsidiaries designated as such on the Amendment and Restatement Effective Date are identified on Schedule 4.21. 4.22 OFAC. Neither Holding, Company, nor any of its Subsidiaries, nor, to the knowledge of Holding, Company and its Subsidiaries, any director, officer, employee, agent, Affiliate or representative thereof is a Sanctioned Person. 4.23 Anti-Corruption Laws. Holding, Company and its Restricted Subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and Anti-Money Laundering Laws, including the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws. 4.24 EEA Financial Institution. No Credit Party is an EEA Financial Institution. 4.25 Beneficial Ownership Certification. As of the Amendment and Restatement Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. SECTION 5. AFFIRMATIVE COVENANTS Each of Company and each Guarantor Subsidiary covenants and agrees that until the Termination Date each of Company and each Guarantor Subsidiary shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section. 5.1 Financial Statements and Other Reports. Company will deliver to Administrative Agent and Lenders (which delivery to Lenders may be satisfied by the posting of -129- 105376510 relevant documents to Intralinks or other similar service reasonably satisfactory to Administrative Agent): (a) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year (commencing in respect of the third Fiscal Quarter of 2018), the unaudited consolidated balance sheets of Company and its Restricted Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of Company and its Restricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, (in each case, without footnotes) setting forth in each case, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year all in reasonable detail, together with a copy of Holding’s Form 10-Q for such period; (b) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, (i) the unaudited consolidated balance sheets of Company and its Restricted Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and cash flows of Company and its Restricted Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form the corresponding figures for the previous Fiscal Year in reasonable detail; and (ii) a copy of Holding’s Form 10-K for such Fiscal Year, which shall include the audited consolidated balance sheets of Holding as at the end of such Fiscal Year and the related consolidated statements of income and cash flows of Holding for such Fiscal Year, setting forth in each case, the corresponding figures for the previous Fiscal Year in reasonable detail, and a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Company or Holding, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit); (c) Compliance Certificate and Other Information. (i) Together with each delivery of financial statements of Holding or Company pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate; (ii) Together with the delivery of each Compliance Certificate pursuant to clause (i) above, a list of each Subsidiary that identifies such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate to the extent such Subsidiary has not previously been identified to the Administrative Agent; (d) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holding delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, to the extent requested by the -130- 105376510

Administrative Agent, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent. (e) Notice of Default. Promptly upon any Authorized Officer of Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Restricted Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto; (f) Notice of Litigation. Promptly upon any Authorized Officer of Company obtaining knowledge of the institution of any Adverse Proceeding that could be reasonably expected to have a Material Adverse Effect or any material adverse development in any Adverse Proceeding that could be reasonably expected to have a Material Adverse Effect, written notice thereof together with such other non-privileged information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; (g) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (ii) with reasonable promptness, upon Administrative Agent’s request, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) such other documents or governmental reports or filings relating to any Employee Benefit Plan or Pension Plan as Administrative Agent shall reasonably request; (h) Financial Plan. As soon as practicable and in any event no later than one- hundred and twenty (120) days after the end of each Fiscal Year after the Amendment and Restatement Effective Date, the following projections (the “Financial Plan”) consisting of a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Restricted Subsidiaries for the then current Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, which information shall be accompanied by a certificate from the chief financial officer of Company certifying that the projections contained therein are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made; -131- 105376510

(i) Other Information. Promptly upon request, such other non-privileged information regarding the operations, business affairs and financial condition of Holding, Company or any Restricted Subsidiary of Company or for compliance with the terms of any Credit Document, as from time to time may be reasonably requested by Administrative Agent (on behalf of any Lender); (j) PATRIOT Act, Etc. Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation), as from time to time requested by the Administrative Agent or any Lender; and (k) Certification of Public Information. Company hereby acknowledges that (a) Administrative Agent and its Affiliates may, but shall not be obligated to (except to the extent expressly provided in this Agreement and the other Credit Documents and subject to the confidentiality provisions of the Credit Documents) make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of Company hereunder (collectively, “Company Materials”) by posting Company Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of the United States federal or state securities laws) with respect to Holding, Company or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market- related activities with respect to such Persons’ securities. Company hereby agrees that so long as Company or Holding is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities, (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” Company shall be deemed to have authorized Administrative Agent and its Affiliates, the Issuing Banks and the Lenders to treat such Company Materials as not containing any material non-public information with respect to Company or its securities for purposes of United States federal and state securities laws; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and its Affiliates shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding anything to the contrary in this Section 5.1, (i) none of Company or any of its Restricted Subsidiaries will be required to make any disclosure to Administrative Agent, Issuing Banks or any Lender that (a) is prohibited by law or any bona fide confidentiality agreement in favor of a Person (other than Company or any of its Subsidiaries or Affiliates) (the prohibition contained in which was not entered into in contemplation of this provision), (b) is subject to attorney-client or similar privilege or constitutes attorney work product or (c) in the case of Section 5.1(i)(b) only, creates an unreasonably excessive expense or burden on Company or any of its Restricted Subsidiaries to produce or otherwise disclose and (ii) filing with the Securities and Exchange Commission the financial statements of Holding required by Sections -132- 105376510

5.1(a) and (b) and the other information required by Section 5.1(i)(a) shall satisfy the delivery requirements of Sections 5.1(a), (b) and (i). 5.2 Existence. Except as otherwise permitted under Section 6.8, each of Holding, Company and its Restricted Subsidiaries will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, neither Company nor any Subsidiary of Company shall be required to preserve (a) any such existence of any Subsidiary of Company if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders or (b) any such rights, franchises, licenses or permits except to the extent that failure to do so could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. 5.3 Payment of Taxes and Claims . Each Credit Party will, and will cause each of its Restricted Subsidiaries to pay all income and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for material sums that have become due and payable and that by law have or may become a Lien (other than a Permitted Lien) upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto except, in each case, where such Tax or claim is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor, or where the failure to make such payment could not reasonably be expected to have a Material Adverse Effect. No Credit Party will, nor will it permit any of its Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holding, Company or any of its Restricted Subsidiaries). 5.4 Maintenance of Properties and Assets. Each of Company and its Restricted Subsidiaries will, and will cause each of their Restricted Subsidiaries to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all tangible material properties used or useful in the business of Company and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except that Company and its Subsidiaries shall not be required to perform the foregoing obligations (i) with respect to Subsidiaries or assets to which Persons other than Company and its Restricted Subsidiaries have recourse under Limited Recourse Debt owed to such Persons where the amount of such Limited Recourse Debt exceeds the fair market value of such property and (ii) to the extent that failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each of Company and its Restricted Subsidiaries will preserve or renew all of its registered patents, trademarks, trade names, domain names and service marks, the non- preservation of which could reasonably be expected to have a Material Adverse Effect. 5.5 Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers (in the good faith judgment of the management of Company, determined at the time the relevant coverage is placed or renewed), public liability insurance, -133- 105376510 third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Restricted Subsidiaries in each case in such amounts (giving effect to self-insurance and self-retentions), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost effective basis) and against at least such risks (and with such risk retentions) as Company believes (in the good faith judgment of management of Company at the time the relevant coverage is placed or renewed) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost effective basis, except, in the case of Projects owned by Foreign Subsidiaries, to the extent not commercially available at a reasonable cost. Each such policy of insurance (other than business interruption insurance) shall with respect to Company and each Guarantor Subsidiary (i) in the case of liability insurance name Collateral Agent, for the benefit of the Secured Parties as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a customary lender loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, for the benefit of the Secured Parties as the loss payee thereunder, and (iii) provides that if any of the described policies are cancelled before the expiration date thereof, notice will be delivered to the Collateral Agent in accordance with the policy provisions. 5.6 Inspections. Each of Company and its Restricted Subsidiaries will, and will cause each of their Restricted Subsidiaries to permit any authorized representatives designated by (i) Administrative Agent (prior to an Event of Default at Administrative Agent’s expense to the extent Administrative Agent visits more than once per year) or (ii) any Lender coordinated through Administrative Agent (at such Lender’s expense) to visit and inspect any of the properties of any of Company or any of its Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present and participate in any such discussion), in each case all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested and, with respect to any Lender, provided that it coordinates its efforts with Administrative Agent and so long as no Event of Default has occurred and is continuing, such visit by such Lender shall be limited to once per year. 5.7 Compliance with Laws. Each Credit Party will comply, and shall use all reasonable efforts to cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. 5.8 Environmental. (a) Hazardous Materials Activities, Etc. Each of Company and its Restricted Subsidiaries shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by Company or its Restricted Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an -134- 105376510 appropriate response to any Environmental Claim against Company or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) Environmental Disclosure. Company will deliver to Administrative Agent on behalf of each Lender, promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release that individually could reasonably be expected to require a Remedial Action or give rise to Environmental Claims, that Company has determined could, in the aggregate with all other Releases, reasonably be expected to result in a Material Adverse Effect, (2) any Remedial Action taken by Company, its Restricted Subsidiaries or any other Person in response to any Release or threatened Release of Hazardous Materials that Company has determined could, individually or in the aggregate with all other Remedial Actions, reasonably be expected to result in a Material Adverse Effect, (3) any Environmental Claim (including any request for information by a Governmental Authority) that Company has determined could, individually or in the aggregate with all other Environmental Claims, reasonably be expected to result in a Material Adverse Effect, (4) Company’s or its Restricted Subsidiaries’ discovery of any occurrence or condition at any Facility, or on any real property adjoining or in the vicinity of any Facility, that could reasonably be expected to cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws that Company has determined could, in the aggregate with other such restrictions, reasonably be expected to result in a Material Adverse Effect, (5) any proposed acquisition of stock, assets, or property by Company or any of its Restricted Subsidiaries that could reasonably be expected to expose Company or any of its Restricted Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (6) any action taken by Company or any of its Restricted Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Restricted Subsidiaries to any additional obligations or requirements under Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. 5.9 Subsidiaries. In the event that during any Fiscal Quarter any Person becomes a Domestic Subsidiary of Company (other than a Development Subsidiary, an Excluded Subsidiary, an Exempt Subsidiary or an Unrestricted Subsidiary) or any Domestic Subsidiary of Company ceases to be a Development Subsidiary, an Excluded Subsidiary, an Exempt Subsidiary or an Unrestricted Subsidiary, then Company shall, together with the delivery of the Compliance Certificate pursuant to Section 5.1(c)(i) for the applicable Fiscal Quarter (or, in the case of the last Fiscal Quarter of a Fiscal Year, the applicable Fiscal Year) or at any later time as may be agreed by Administrative Agent (a) cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all reasonable and customary actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b) and 3.1(e) (provided that in no event shall any opinions of local counsel be required) and: -135- 105376510

(i) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received: (1) evidence satisfactory to Collateral Agent of the compliance by each Guarantor Subsidiary of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute and/or deliver UCC financing statements, originals of securities, instruments and chattel paper); (2) (A) the results of a recent search, by a Person reasonably satisfactory to Collateral Agent, of the UCC filing offices in the jurisdictions specified by Company, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens); and (3) evidence that each Guarantor Subsidiary shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b), (c), (d), (e) or (j), which may take the form of the Intercompany Master Note) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent to create or perfect a First Priority Lien on the personal property Collateral. (ii) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Pledge and Security Agreement and Holding Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note pledged pursuant to the Pledge and Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Collateral Agent) by the pledgor thereof. Notwithstanding the foregoing, Company may determine, in its sole discretion, to cause any Exempt Subsidiary to become a Guarantor by causing such Subsidiary to satisfy the requirements of this Section 5.9. In the event that, during any Fiscal Quarter, any Person becomes a Foreign Subsidiary of Company (other than an Unrestricted Subsidiary) or a CFC Holding Company, and the ownership interests of such Foreign Subsidiary or CFC Holding Company are directly owned by Company or by any Domestic Subsidiary thereof (other than a Non-Guarantor Subsidiary), Company shall or shall cause such Domestic Subsidiary to, deliver all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b); and -136- 105376510

Company shall take, or shall cause such Domestic Subsidiary to take, all reasonable and customary actions referred to in clause (i) above necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of such ownership interests. With respect to each such Subsidiary, Company shall, together with the delivery of the Compliance Certificate pursuant to Section 5.1(c)(i) for the applicable Fiscal Quarter (or, in the case of the last Fiscal Quarter of a Fiscal Year, the applicable Fiscal Year) or at any later time as may be agreed by Administrative Agent, send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedule 4.1 and Schedule 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and Schedule 4.2 for all purposes hereof. Any Person that becomes a party to an Intercompany Note shall execute and deliver its counterpart signature page to the Intercompany Subordination Agreement. Notwithstanding the foregoing, no Guarantor Subsidiary shall be required to pledge any Excluded Asset. 5.10 Additional Material Real Estate Assets. In the event that Company or any Guarantor Subsidiary acquires a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then Company or such Guarantor Subsidiary, within sixty (60) days (or such longer period as may be agreed by Administrative Agent) after acquiring such Material Real Estate Asset, shall take reasonable and customary actions and execute and deliver, or cause to be executed and delivered, the flood hazard determination required by Section 3.1(i) and evidence of flood insurance coverage as required by applicable law and the following: (i) a fully executed and notarized Mortgage (together with UCC-1 fixture filings if requested by Administrative Agent), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Material Real Estate Asset, which Mortgage shall effectively create in favor of Collateral Agent for the benefit of the Secured Parties, a first-priority mortgage Lien on such Material Real Estate Asset, subject only to Permitted Liens; (ii) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent (a “Title Company”) with respect to such Material Real Estate Asset (a “Title Policy”), in amounts not less than the fair market value of such Material Real Estate Asset, in form and substance reasonably satisfactory to Collateral Agent, (iii) evidence reasonably satisfactory to Collateral Agent of payment of all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage for such Material Real Estate Asset in the appropriate real estate records; (iv) with respect to the Mortgage, opinions, addressed to Administrative Agent, Collateral Agent and the other Lenders of (A) outside counsel or in-house counsel (consistent with those required by Section 3.1(e)), as to the due authorization, execution and delivery of the Mortgage by Company or any Guarantor, as applicable, and (B) local counsel in each jurisdiction such Material Real Estate Asset is located as to other customary opinions relating to the Mortgage; (v) with respect to such Material Real Estate Asset, such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the Title Company to issue the Title Policies contemplated above; and (vi) to the extent in the possession of Company or the -137- 105376510 applicable Guarantor, an ALTA survey for such Material Real Estate Asset, together with an affidavit of no change in favor of the Title Company, to the extent that Company or such Guarantor Subsidiary is able to give such affidavit. In addition to the foregoing, Company shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a lien. 5.11 Further Assurances. Subject to the terms of Sections 5.9 and 5.10, at any time or from time to time at the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things, as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents that do not involve material expansion of any Credit Party’s obligations or duties under the Credit Documents from those originally mutually intended or contemplated. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral (subject to limitations contained in the Credit Documents); provided that, no Guarantor Subsidiary shall be required to pledge any Excluded Asset. 5.12 [Reserved]. 5.13 Anti-Corruption Laws. Company and its Restricted Subsidiaries shall conduct their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, Anti-Money Laundering Laws and other similar applicable anti-corruption legislation and shall institute and maintain policies and procedures designed to promote and achieve compliance with such laws. 5.14 Designation of Subsidiaries. Company may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (ii) immediately after giving effect to such designation, Company and the Restricted Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.7 on a Pro Forma Basis, (iii) with respect to any Subsidiary to be designated as an Unrestricted Subsidiary, such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, and (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary except any acquisition vehicle formed for the purpose of making acquisitions and initially designated as an Unrestricted Subsidiary. SECTION 6. NEGATIVE COVENANTS Each of Company and Guarantor Subsidiaries covenants and agrees that, until the Termination Date, Company and its Guarantor Subsidiaries shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 6. -138- 105376510

6.1 Indebtedness. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except: (a) the Obligations; (b) (i) Indebtedness of any Guarantor Subsidiary to Company or to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary; provided, all such Indebtedness shall be evidenced by an Intercompany Note; and (ii) Indebtedness of Company or any Guarantor Subsidiary to any Restricted Subsidiary; provided, all such Indebtedness shall be evidenced by an Intercompany Note; (c) Indebtedness of any Restricted Subsidiary of Company (other than any Guarantor Subsidiary) to Company or any Guarantor Subsidiary so long as the proceeds of such Indebtedness are applied (i) to current requirements in respect of working capital, maintenance capital expenditures, operation or payroll in the ordinary course of business of such Subsidiary incurring such Indebtedness or (ii) to make lease payments of such Subsidiary, in each case to the extent that the obligor with respect to such debt service or lease payments is required to make such payments; provided that following the occurrence of and continuance of an Event of Default (without prejudicing or impairing any of the Secured Parties’ rights, privileges, powers and remedies with respect thereto, which rights, privileges, powers and remedies are reserved in full) no such Indebtedness may be incurred to make maintenance capital expenditures other than those that, if not made, would materially compromise the ability of a Subsidiary to operate and maintain one or more of the Projects in compliance with law or good industry practice; provided, all such Indebtedness permitted under this clause (c) shall be evidenced by an Intercompany Note; (d) (i) Indebtedness of any Restricted Subsidiary of Company (other than any Guarantor Subsidiary) to Company or any other Restricted Subsidiary of Company, so long as the proceeds are used to fund capital expenditures relating to the modifications to Projects, to the extent required by applicable legal requirements; provided that if and to the extent that such additional capital expenditures are estimated by Company to exceed $500,000,000 in the aggregate during the term of this Agreement, and are not otherwise reimbursable by third parties, Company shall provide such estimate to Administrative Agent for its review, and shall not incur such capital expenditures in an individual amount of more than $50,000,000 or in the aggregate in excess of $250,000,000 until Administrative Agent has had an opportunity to review and provide its comments, except to the extent failure to incur such capital expenditures would in Company’s reasonable judgment either (x) materially compromise its present ability to continue to operate and maintain one or more of its Projects in compliance with law or (y) expose it or its Affiliates to material liability and (ii) Permitted Subordinated Indebtedness owed to Holding or any Unrestricted Subsidiary; provided that the maturity date of such Permitted Subordinated Indebtedness shall be later by at least ninety-one (91) days than the then Latest Maturity Date of the Term Loans (as determined on the date of incurrence of such Permitted Subordinated Indebtedness); provided, all such Indebtedness permitted under this clause (d) shall be evidenced by an Intercompany Note; -139- 105376510

(e) Indebtedness of any Restricted Subsidiary of Company (other than any Guarantor Subsidiary) to Company or any Guarantor Subsidiary, the proceeds of which are used solely to fund Investments made by such Restricted Subsidiary but only to the extent the proceeds of each such Investment are used by the Restricted Subsidiary ultimately receiving the proceeds of such Investments to make further Investments which are expressly permitted under Section 6.6(e), (f), (j), (m), (n) or (u); provided, all such Indebtedness permitted under this clause (e) shall be evidenced by an Intercompany Note; (f) Indebtedness of Foreign Subsidiaries of Company to Company or any Guarantor Subsidiary in an amount not to exceed $250,000,000 in the aggregate at any one time outstanding; (g) Indebtedness of Foreign Subsidiaries or Domestic Subsidiaries that are not Guarantor Subsidiaries (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance any Permitted Acquisitions, in each case under clauses (i) and (ii), that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Capital Stock) and so long as both immediately prior to and after giving effect thereto, (A) no Event of Default shall have occurred and be continuing or would result therefrom, and (B) Company will be in compliance with the financial maintenance covenants set forth in Section 6.7 on a Pro Forma Basis after giving effect to such Permitted Acquisition and to such Indebtedness as of the last day of the Fiscal Quarter most recently ended, (iii) for current requirements in respect of working capital, maintenance capital expenditures, operation or payroll in the ordinary course of business of such Subsidiary incurring such Indebtedness in an aggregate amount not to exceed $50,000,000 at any time outstanding or (iv) any Permitted Refinancing of Indebtedness referred to in clause (i) or (ii) of this Section 6.1(g); (h) (i) Indebtedness of Company and the Guarantor Subsidiaries (A) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or (B) incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of the foregoing; provided that in each case of clause (i) and (ii), both immediately before and after giving effect to incurrence of such Indebtedness and, with respect to clause (i), both immediately before and after the consummation of the relevant Permitted Acquisition (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) Company will be in compliance with the financial maintenance covenants set forth in Section 6.7 on a Pro Forma Basis after giving effect to such Permitted Acquisition and to such Indebtedness as of the last day of the Fiscal Quarter most recently ended; (i) (i) Limited Recourse Debt of any Restricted Subsidiary of Company so long as the proceeds of which are applied to (1) make Expansions after the Amendment and Restatement Effective Date, (2) develop or construct any new Project or (3) refinance or replace the equity capitalization in connection with the development or construction of any Project achieving commercial operation after the Amendment and Restatement Effective Date, in whole or in part and (ii) any Permitted Refinancing of the foregoing; provided that in each case, both immediately prior to and after giving effect thereto, (x) no Event of Default shall have occurred and be continuing or would result therefrom, and (y) Company will be in compliance with the covenants set forth in Section 6.7 on a Pro Forma Basis after giving effect to such Indebtedness -140- 105376510

(to the extent included in the calculation thereof) as of the last day of the Fiscal Quarter most recently ended; (j) Indebtedness of any Excluded Subsidiary to another Excluded Subsidiary and Indebtedness of any Foreign Subsidiary to another Foreign Subsidiary; provided, all such Indebtedness permitted under this clause (c) shall be evidenced by an Intercompany Note; (k) Indebtedness incurred by Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or earnout or similar obligations incurred in connection with Permitted Acquisitions; (l) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal, bid, payment (other than payment of Indebtedness), completion guaranties, workers’ compensation claims, deferred compensation, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or similar obligations (including any bonds or letters of credit obligations, bank guaranties or similar instruments with respect thereto and all reimbursement obligations and indemnification type obligations in connection therewith), in each case, incurred in the ordinary course of business or consistent with past practice; (m) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts; (n) (i) Indebtedness outstanding on the Amendment and Restatement Effective Date and listed on Schedule 6.1 and any Permitted Refinancing thereof and (ii) Indebtedness of any Restricted Subsidiary which was previously an Unrestricted Subsidiary, to the extent outstanding on its date of redesignation as a Restricted Subsidiary in compliance with Section 5.14; provided that the recourse of the holder or obligee of such Indebtedness is limited to the assets and Capital Stock of such Restricted Subsidiary and its Subsidiaries; (o) (i) Indebtedness of Company or its Restricted Subsidiaries with respect to Capital Leases and (ii) purchase money Indebtedness of Restricted Subsidiaries of Company (excluding any Indebtedness acquired in connection with a Permitted Acquisition) in an aggregate amount in the case of (i) and (ii) together not to exceed the greater of (x) $200,000,000 and (y) 6.0% of Total Tangible Assets at any time outstanding; provided, in each case, that any purchase money Indebtedness (A) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness and (B) shall constitute not less than 75% of the aggregate consideration paid with respect to such asset; (p) Company and its Restricted Subsidiaries may become and remain liable with respect to Permitted Letters of Credit; (q) Company and its Restricted Subsidiaries may become and remain liable with respect to usual and customary contingent obligations incurred in connection with insurance deductibles or self-insurance retentions required by third party insurers in connection with insurance arrangements entered into by Company and its Restricted Subsidiaries with such insurers in compliance with Section 5.5; -141- 105376510

(r) Company and its Restricted Subsidiaries may become and remain liable with respect to Performance Guaranties supporting Projects, provided that (a) the terms of any such Performance Guaranty shall be in the ordinary course of business or generally consistent with past practice of Company and its Restricted Subsidiaries, and (b) in no event shall any such Performance Guaranty be secured by Collateral; (s) Company may become and remain liable with respect to Indebtedness consisting solely of its obligations under Insurance Premium Financing Arrangements, which obligations shall not exceed at any time $50,000,000 in the aggregate; (t) Company and its Restricted Subsidiaries may become and remain liable with respect to Permitted Hedge Agreements and with respect to Commodities Agreements; (u) Company and its Restricted Subsidiaries may become and remain liable with respect to contingent obligations incurred in exchange (or in consideration) for (i) the release of cash collateral pledged by Company or its Restricted Subsidiaries or (ii) the return and cancellation of undrawn letters of credit for which Company or its Restricted Subsidiaries are liable for reimbursement; (v) Indebtedness of any Restricted Subsidiary of Company to Company reflecting non-cash intercompany allocations of overhead and other parent-level costs in accordance with its customary allocation practices; (w) (i) Permitted Subordinated Indebtedness (other than to Holding or any Unrestricted Subsidiary), provided that (x) both immediately prior to and after giving effect thereto, (1) no Event of Default shall have occurred and be continuing or would result therefrom, and (2) Company will be in compliance with the covenants set forth in Section 6.7 on a Pro Forma Basis after giving effect to such Indebtedness as of the last day of the Fiscal Quarter most recently ended, (y) the Weighted Average Life to Maturity of such Permitted Subordinated Indebtedness shall be no shorter than the Weighted Average Life to Maturity of the Term Loans (as determined on the date of incurrence of such Permitted Subordinated Indebtedness), and (z) the maturity date of such Permitted Subordinated Indebtedness shall be later by at least ninety-one (91) days than the Latest Maturity Date of the Term Loans (as determined on the date of incurrence of such Permitted Subordinated Indebtedness), and (ii) any Permitted Refinancing of clause (i) (so long as (x) the Weighted Average Life to Maturity of such Permitted Refinancing shall be no shorter than the Weighted Average Life to Maturity of the Term Loans (as determined on the date of incurrence of such Permitted Refinancing), and (y) the maturity date of such Permitted Refinancing shall be later by at least ninety-one (91) days than the Latest Maturity Date of the Term Loans (as determined on the date of incurrence of such Permitted Refinancing)); (x) (i) Additional unsecured Indebtedness of Company or any Guarantor Subsidiary, provided that (x) both immediately prior to and after giving effect thereto, (1) no Event of Default shall have occurred and be continuing or would result therefrom, and (2) Company will be in compliance with the covenants set forth in Section 6.7 on a Pro Forma Basis after giving effect to such Indebtedness as of the last day of the Fiscal Quarter most recently ended, (y) the Weighted Average Life to Maturity of such additional Indebtedness shall -142- 105376510 be no shorter than the Weighted Average Life to Maturity of the Term Loans (as determined on the date of incurrence of such additional unsecured Indebtedness), and (z) the maturity date of such additional Indebtedness shall be later by at least ninety-one (91) days than the Latest Maturity Date of the Term Loans (as determined on the date of incurrence of such additional unsecured Indebtedness) and (ii) any Permitted Refinancing of clause (i) (so long as (x) the Weighted Average Life to Maturity of such Permitted Refinancing shall be no shorter than the Weighted Average Life to Maturity of the Term Loans (as determined on the date of incurrence of such Permitted Refinancing), and (y) the maturity date of such Permitted Refinancing shall be later by at least ninety-one (91) days than the Latest Maturity Date of the Term Loans (as determined on the date of incurrence of such Permitted Refinancing)); (y) Indebtedness of the Credit Parties so long as: (i) the principal amount or accreted value, if applicable (in the case of any such Indebtedness consisting of term loans) or maximum commitment amount (in the case of any such Indebtedness consisting of revolving Indebtedness) of any Indebtedness incurred pursuant to this Section 6.1(y) shall not exceed the principal amount (or accreted value, if applicable) of the Term Loans so refinanced or exchanged except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, including fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, extension or exchange; (ii) such Indebtedness is unsecured or secured on a junior-lien basis by Collateral securing the Obligations, and if secured on a junior lien basis a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement (or any Intercreditor Agreement shall have been amended or replaced in a manner reasonably acceptable to Administrative Agent, which results in such Senior Representative having rights to share in the Collateral on a junior-lien basis, as applicable); (iii) such Indebtedness has a Weighted Average Life to Maturity not shorter than that for existing Term Loans (including Additional Term Loans, if any) having the Latest Maturity Date (as determined on the date of incurrence of such Indebtedness); provided that no scheduled principal payments (other than amortization payments consistent with such Indebtedness’ amortization schedule) shall be required under such Indebtedness after the Latest Maturity Date and prior to the date that is ninety-one (91) days after the Latest Maturity Date (in each case, as determined on the date of incurrence of such Indebtedness); (iv) no Event of Default shall have occurred and be continuing or would otherwise result therefrom; (v) the stated final maturity of any such Indebtedness is not earlier than ninety-one (91) days outside the Latest Maturity Date (as determined on the date of incurrence of such Indebtedness); -143- 105376510

(vi) all terms and conditions (other than terms that apply after the Latest Maturity Date and with respect to interest rates (including original issue discount and upfront fees and prepayment and redemption terms)) with respect to such Indebtedness will be on terms not materially more restrictive (taken as a whole) to Company and its Restricted Subsidiaries than those with respect to the existing Term Loans; provided that (x) such Indebtedness shall not contain maintenance-based financial covenants and (y) if such Indebtedness contains incurrence-based financial covenants, such incurrence-based financial covenants (and related definitions) will be consistent with prevailing market conditions; provided, further, that a certificate of an Authorized Officer of the applicable Credit Party delivered to Administrative Agent at least five (5) Business Days (or such shorter period as Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, certifying that the applicable Credit Party has determined in good faith that the terms of such Indebtedness satisfy the requirements of this clause (vi) shall be conclusive evidence that such terms satisfy such requirements unless Administrative Agent notifies such applicable Credit Party within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); (vii) no Person shall be an obligor in respect of such Indebtedness that is not a Credit Party with respect to all Loans and Commitments; and (viii) the Net Cash Proceeds of such Indebtedness are used substantially concurrently with the incurrence of such Indebtedness to refinance the Term Loans or shall be issued in exchange for Term Loans, in each case, in full on a dollar-for-dollar basis; provided that any Term Loans that are so refinanced or exchanged shall be immediately cancelled in full; (z) Additional Indebtedness of Company and its Restricted Subsidiaries in an amount not to exceed $200,000,000 in the aggregate at any time outstanding; (aa) Indebtedness (i) incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings) and (ii) incurred in connection with a Qualified Receivables Financing which constitutes Standard Securitization Undertakings; and (bb) (i) any guaranty by Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as, in the case of a guaranty of Indebtedness of a Restricted Subsidiary that is not a Guarantor by the Company or a Guarantor Subsidiary, such Indebtedness is an Investment permitted by Section 6.6 and could have been directly incurred by the Person providing such guaranty, and (ii) any guaranty by a Restricted Subsidiary of Indebtedness of Company. To the extent that the creation, incurrence or assumption of any Indebtedness could be attributable to more than one subsection of this Section 6.1, Company may allocate such -144- 105376510

Indebtedness to any one or more of such subsections and in no event shall the same portion of Indebtedness be deemed to utilize or be attributable to more than one item. 6.2 Liens. Neither Company nor any Guarantor Subsidiary shall, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except: (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document; (b) Liens for Taxes not yet due and payable or Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or 303(k) of ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of ten (10) days) are being diligently contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; (d) Liens incurred and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, performance, bid, payment and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof and Liens securing, or arising in connection with the establishment of, required debt service reserve funds, provided that in the case of Liens securing debt service reserve funds, completion obligations and similar accounts and obligations (other than Indebtedness) of Restricted Subsidiaries of Company to Persons other than Company and its Restricted Subsidiaries and their respective Affiliates, so long as (a) each such obligation is associated with a Project, (b) such Lien is limited to (1) assets associated with such Project (which in any event shall not include assets held by Company or any of its Restricted Subsidiaries other than a Subsidiary whose sole business is the ownership and/or operation of such Project and substantially all of whose assets are associated with such Project) and/or (2) the equity interests in such Subsidiary, but in the case of clause (2) only if such Subsidiary’s sole business is the ownership and/or operation of such Project and substantially all of such Subsidiary’s assets are associated with such Project, and (c) such obligation is otherwise permitted under this Agreement; -145- 105376510

(e) zoning restrictions, easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere with the ordinary conduct of the business of Company or any of its Restricted Subsidiaries or materially detract from the value of the property subject thereto; (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder; (g) Liens solely on any cash earnest money deposits made by Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; (i) Lien on Cash or Cash Equivalents to the extent used to secure principal and interest payments to the extent required pursuant to indentures otherwise permitted hereunder and funded with the proceeds of the issuance of notes thereunder; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (k) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, in each case which do not and will not interfere with or affect in any material respect the use, value or operations of any Material Real Estate Asset or the ordinary conduct of the business of Company or any of its Restricted Subsidiaries; (l) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Restricted Subsidiaries in the ordinary course of business; (m) Liens described in Schedule 6.2 or on the Title Policies; (n) Liens arising under Capital Leases and purchase money Indebtedness permitted under Section 6.1(o); provided, in each case, (i) any such Lien shall encumber only the asset acquired in connection with the incurrence of such Indebtedness (plus improvements on such asset, replacements of such asset, additions and accessions thereto, and the proceeds of the foregoing and customary security deposits in respect thereof and, in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (ii) any such Lien is created, within 270 days after such acquisition or construction; (o) (i) Liens on assets of any Restricted Subsidiary of Company and/or on the stock or other equity interests of such Subsidiary, in each case to the extent such Liens secure Limited Recourse Debt of such Subsidiary permitted by Section 6.1(i) and Liens on assets of any Foreign Subsidiary of Company constituting equity interests in a Joint Venture to the extent such -146- 105376510

Liens secure Indebtedness of such Joint Venture in respect of a Project and (ii) Liens consisting of customary rights of first refusal and tag, drag and similar rights in joint venture agreements; (p) Liens created pursuant to Insurance Premium Financing Arrangements otherwise permitted under this Agreement, so long as such Liens attach only to gross unearned premiums for the insurance policies and related rights; (q) Liens securing Indebtedness permitted by Section 6.1(n), provided that in each case the Liens securing any refinancing Indebtedness shall attach only to the assets that were subject to Liens securing the Indebtedness so refinanced; (r) Liens securing Indebtedness permitted by Section 6.1(g) but only to the extent such Liens are contemplated by Section 6.1(g); (s) rights and claims of creditors of Company and its Restricted Subsidiaries to the bankruptcy reserve funds established in connection with the plan of reorganization in the bankruptcy cases of Company and its Restricted Subsidiaries that became effective on March 10, 2004 and held in a designated account and paid into such account prior to the Closing Date pursuant to such plan of reorganizations; (t) Liens on cash collateral of Company and its Restricted Subsidiaries securing insurance deductibles or self-insurance retentions required by third party insurers in connection with (i) workers’ compensation insurance arrangements entered into by Company and its Restricted Subsidiaries with such insurers and (ii) other insurance arrangements entered into by Company and its Restricted Subsidiaries with such insurers in an amount not to exceed $20,000,000 in the aggregate; (u) Liens securing Indebtedness permitted by Section 6.1(h) on property or assets acquired (or on the property or assets of Persons acquired) in the Permitted Acquisition financed with such Indebtedness but only if such Liens existed at the time of such acquisition and were not created in contemplation of such acquisition; (v) Liens securing Indebtedness permitted by Section 6.1(y); (w) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; (x) non-consensual statutory Liens and rights of setoff of financial institutions over deposit accounts held at such financial institutions to the extent such Liens or rights of setoff secure or allow setoff against amounts owing for fees and expenses relating to the applicable deposit account; -147- 105376510

(y) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments; provided that such Liens (i) attach only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing or otherwise; (z) trustees’ Liens granted pursuant to any indenture governing any Indebtedness not otherwise prohibited by this Agreement in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof; (aa) (i) other Liens on assets other than the Collateral securing Indebtedness in an aggregate amount not to exceed $100,000,000 at any time outstanding and (ii) other Liens securing Indebtedness in an aggregate amount not to exceed $10,000,000 at any time outstanding; (bb) Liens on Cash or Cash Equivalents to the extent used to secure Hedge Agreements and letters of credit permitted under Section 6.1(t) in an amount not to exceed $100,000,000 in the aggregate; (cc) Liens (i) in favor of the Company or the Guarantors and (ii) granted by any Restricted Subsidiary in favor of any other Restricted Subsidiary, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness and intercompany hedging arrangements permitted under Section 6.1; provided, that any such Lien on any Collateral shall be junior in priority to the Liens on the Collateral securing the Obligations; (dd) Liens securing judgments, orders or awards for the payment of money not constituting an Event of Default under Section 8.1(h) or securing appeal or other surety bonds relating to such judgments, orders or awards; (ee) Liens incurred in the ordinary course of business on securities to secure repurchase and reverse repurchase obligations in respect of such securities; provided that the related repurchase agreement constitutes a Cash Equivalent; (ff) (z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC; (gg) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposits or sweep accounts of Company or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Company and the Restricted Subsidiaries, or (c) relating to purchase orders and other agreements entered into with customers in the ordinary course of business; (hh) Liens on Receivables Assets and related assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in -148- 105376510 connection with a Qualified Receivables Financing and Liens granted by any Receivables Subsidiary on such Receivables Assets and related assets securing Indebtedness or other obligations of such Receivables Subsidiary, provided, that the aggregate amount of such Indebtedness and Receivables so transferred or sold to the Receivables Subsidiary and shall not exceed $125,000,000 in the aggregate at any time outstanding. To the extent that the creation, incurrence or assumption of any Liens could be attributable to more than one subsection of this Section 6.2, Company may allocate such Liens to any one or more of such subsections and in no event shall the same portion of Liens be deemed to utilize or be attributable to more than one item. 6.3 No Further Negative Pledges. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of their Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to: (a) property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an asset sale permitted hereunder, (b) restrictions contained in leases and licenses that relate only to the property or rights leased or licensed thereunder, (c) restrictions contained in any instrument, document or agreement to which any Person acquired by Company or a Restricted Subsidiary in a Permitted Acquisition is a party, provided that such restrictions (A) were not created in contemplation of such acquisition and (B) are not applicable to any Person, property or assets other than the Persons so acquired (and its Subsidiaries), (d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (e) restrictions that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, (f) restrictions in agreements evidencing Indebtedness permitted by Section 6.1(g), 6.1(h), 6.1(i), 6.1(n), 6.1(o), 6.1(w), 6.1(x), 6.1(y), 6.1(z) or 6.1(aa) to the extent such restrictions are usual or customary in agreements evidencing Indebtedness of such types and do not impair the Lien granted pursuant to the Credit Documents and the provisions of Sections 5.9, 5.10 and 5.11 of this Agreement and Section 5 of the Pledge and Security Agreement and the Holding Pledge Agreement, (g) provisions in the principal lease, service and operating agreements pertaining to Projects or the partnership and financing agreements relating to Projects, or any -149- 105376510 extension, renewal or replacement thereof so long as in each case such lease, service, operating, partnership or financing agreement is in effect as of the Amendment and Restatement Effective Date, is otherwise permitted to be entered into hereunder and, in the case of any extension, renewal or replacement, such agreement contains no more restrictive provisions relating to prohibiting the creation or assumption of any Lien upon the properties or assets of the relevant Subsidiary than the lease, service, operating, partnership or financing agreement so extended, renewed or replaced; and (h) restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien). 6.4 Restricted Junior Payments. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, declare or make any Restricted Junior Payment except that: (a) so long as no Event of Default pursuant to Section 8.1(a) shall have occurred and be continuing, Company may reimburse Holding for the fees and reasonable costs and expenses paid or payable by Holding related to any unsuccessful equity or debt offering of Holding or unsuccessful proposed Permitted Acquisition or Investment; (b) for so long as Company or any of its Subsidiaries are members of (or disregarded as entities separate from members of) a group filing a consolidated, combined, affiliated or unitary income tax return with Holding, Company may make Restricted Junior Payments, directly or indirectly, to Holding in amounts required for Holding to pay federal, foreign, state and local income Taxes (and franchise or other similar Taxes imposed in lieu of income Taxes) imposed on such entity to the extent such Taxes are directly attributable to Company and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not, in the aggregate, exceed the amount that Company and its Subsidiaries that are members of (or disregarded as entities separate from members of) such consolidated, combined, affiliated or unitary group would have been required to pay in respect of such Taxes in respect of such year if the Company and its Subsidiaries paid such Taxes directly on a separate company basis or as a stand-alone consolidated, combined, affiliated or unitary income (or similar) tax group (reduced by any such Taxes paid directly by Company or any Subsidiary); (c) Company may make Restricted Junior Payments to Holding in order to allow Holding to (i) make regularly scheduled payments of interest in respect of (A) the Convertible Debentures, the 2022 Senior Notes, the 2024 Senior Notes, the 2025 Senior Notes, the New Senior Notes and the Tax Exempt Debt and (B) Indebtedness of Holding incurred after the Amendment and Restatement Effective Date the proceeds of which are used to make a Holding Capital Contribution, and (ii) make mandatory prepayments or redemptions (including payment of premium) of, make payments in connection with the exercise by holders of conversion rights with respect to, or repay at maturity the Convertible Debentures or any Indebtedness referred to in clause (i)(B) above; provided that the amounts used to make such payments referred to in this Section 6.4(c)(ii) are paid from (x) the proceeds of Indebtedness incurred pursuant to Section 6.1(w) or 6.1(x) or Additional Term Loans or (y) any other source -150- 105376510 of proceeds to the extent that after giving effect to such Restricted Junior Payment, the aggregate amount of the undrawn Revolving Commitments then in effect shall exceed $125,000,000; (d) so long as no Event of Default shall have occurred and be continuing or would be caused thereby, Company may make additional Restricted Junior Payments to Holding, the proceeds of which may be utilized by Holding to make additional Restricted Junior Payments or otherwise, in an aggregate amount not to exceed the sum of (i) $200,000,000 in any Fiscal Year (with any unused amounts accumulating on a cumulative basis since the Amendment and Restatement Effective Date to each subsequent year, but not to exceed $125,000,000 in the aggregate of amounts so carried forward while this Agreement is in effect, after which no further amounts may be carried forward), (ii) the amount accrued pursuant to this Section 6.4(d) of the First Amended and Restated Credit Agreement from the Closing Date to the Amendment and Restatement Effective Date, a calculation of which as of the Amendment and Restatement Effective Date is set forth on Schedule 6.4(d), and (iii) the Available Amount at such time; (e) so long as no Event of Default shall have occurred and be continuing or would be caused thereby, Company may make Restricted Junior Payments in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) relating to their acquisition of, or exercise of options relating to, Capital Stock of Holding; (f) Company may make Restricted Junior Payments within sixty (60) days after date of declaration of any such Restricted Junior Payment if such Restricted Junior Payment was permitted pursuant to this Section 6.4 on the date of declaration thereof; (g) so long as no Event of Default shall have occurred and be continuing or would be caused thereby, Company may make Restricted Junior Payments to repurchase, redeem or otherwise acquire for value any Capital Stock of Holding or Company representing fractional shares of such Capital Stock in connection with a stock dividend, split or combination or any merger, consolidation, amalgamation or other combination involving Holding or Company; (h) so long as no Event of Default shall have occurred and be continuing or would be caused thereby, Company may make Restricted Junior Payments to redeem, repurchase, retire or otherwise acquire, in each case for nominal value per right, of any rights granted to all holders of Capital Stock of Holding or Company pursuant to any stockholders’ rights plan adopted for the purpose of protecting stockholders from unfair takeover tactics; (i) so long as no Event of Default shall have occurred and be continuing or would be caused thereby, Company may make Restricted Junior Payments to dissenting stockholders pursuant to applicable law in connection with any merger, consolidation or transfer of all or substantially all of Holding’s, Company’s and its Restricted Subsidiaries’ assets that is permitted under the terms of this Agreement; (j) so long as no Event of Default shall have occurred and be continuing or would be caused thereby, Company may make Restricted Junior Payments that constitute a refinancing, refunding, extension, defeasance, discharge, renewal or replacement of Indebtedness -151- 105376510 permitted by Section 6.1 solely to the extent such Restricted Junior Payments are made with the proceeds of any Indebtedness permitted to be incurred by Section 6.1; (k) so long as no Event of Default shall have occurred and be continuing or would be caused thereby, Company may make Restricted Junior Payments to Holding in cash so long as the Leverage Ratio as of the end of Fiscal Quarter immediately preceding the date of such Restricted Junior Payment on a Pro Forma Basis is less than 2.00:1.00; and (l) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees. To the extent that any Restricted Junior Payment could be attributable to more than one subsection of this Section 6.4, Company may allocate such Restricted Junior Payment to any one or more of such subsections and in no event shall the same portion of Restricted Junior Payment be deemed to utilize or be attributable to more than one item. 6.5 Restrictions on Subsidiary Distributions. Except as provided herein or any document, instrument or agreement entered into in connection with a replacement or refinancing of any of the foregoing permitted hereunder, neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of Company to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Restricted Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Restricted Subsidiary of Company, (iii) make loans or advances to Company or any other Restricted Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Restricted Subsidiary of Company other than restrictions that are of the type set forth in clauses (i) through (iv) above (a) in the 2022 Senior Notes Documents, the 2024 Senior Notes Documents, 2025 Senior Notes Documents, the New Senior Notes Documents, Tax Exempt Debt Documents, the documentation with respect to any Qualified Receivables Financing and in agreements evidencing Indebtedness (A) solely with respect to Indebtedness incurred by Company, permitted by Sections 6.1(w) through 6.1(aa) to the extent such restrictions are usual or customary in agreements evidencing Indebtedness of such type or (B) permitted by Section 6.1(g), 6.1(h), 6.1(i), 6.1(n) or 6.1(o) that impose restrictions on the property so acquired, (b) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements, (c) by reason of provisions in the principal lease, service or operating agreements, partnership agreements and financing agreements pertaining to Projects, so long as such lease, service or operating agreements, partnership agreements and financing agreements are extensions, renewals or replacements of such agreements are in effect as of the Amendment and Restatement Effective Date, are otherwise permitted to be entered into hereunder and, in each case of any extensions, renewals or replacements, contain no more restrictive provisions -152- 105376510 relating to the ability of the relevant Subsidiary to take the actions described in clauses (a) through (d) than the agreement so extended, renewed or replaced, (d) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (e) contained in agreements relating to an asset sale permitted hereunder (or to which Requisite Lenders have consented) (provided that such restrictions only apply to the assets that are the subject of such a sale), (f) contained in agreements relating to the sale or disposition of all of the equity interests of a Subsidiary permitted hereunder (or to which the Requisite Lenders have consented)(provided that such restrictions only apply to the Subsidiary being sold or disposed of and its Subsidiaries), (g) that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, or (h) by reason of provisions in any instrument, document or agreement to which any Person acquired by Company or a Restricted Subsidiary in a Permitted Acquisition is a party, provided that such restrictions (A) were not created in contemplation of such acquisition and (B) are not applicable to any Person, property or assets other than the Person (and such Person’s Subsidiaries) so acquired and their respective properties and assets. 6.6 Investments. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except: (a) Investments in Cash and Cash Equivalents (determined when such Investment was made) and, to the extent made in connection therewith, Investments permitted or imposed under the terms of any cash collateral or debt service reserve agreement (including pursuant to the terms of any Project bond indenture) permitted hereunder; (b) equity Investments owned as of the Amendment and Restatement Effective Date in any Restricted Subsidiary (and any modification, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except pursuant to the terms of such original Investment) and Investments made after the Amendment and Restatement Effective Date in any Guarantor Subsidiaries of Company; (c) Investments (i) in any Securities or instruments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, (ii) received in settlement of disputes or as consideration in any asset sale or other disposition permitted hereunder, (iii) constituting deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Company and its Restricted Subsidiaries, and -153- 105376510

(iv) securities of trade creditors or customers that are received in settlement of bona fide disputes; (d) intercompany loans and advances to the extent permitted under Section 6.1(b), 6.1(c), 6.1(d), 6.1(f) or 6.1(j); (e) (i) Investments by a Restricted Subsidiary of Company constituting Consolidated Capital Expenditures by such Subsidiary, (ii) Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment or other similar assets in the ordinary course of business and (iii) Investments by Company or any Guarantor Subsidiary in any Restricted Subsidiary (other than any Guarantor Subsidiary), which are used solely to fund Investments made, directly or indirectly, by such Restricted Subsidiary, but only to the extent the proceeds of each such Investment are used by the Restricted Subsidiary ultimately receiving the proceeds of such Investments to make further Investments which are expressly permitted under clause (e), (f), (j), (m) or (u) of this Section 6.6; (f) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.8; (g) (i) Investments described in Schedule 6.6(g) (and any modification, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except pursuant to the terms of such original Investment) and (ii) Investments by a Restricted Subsidiary which was formerly an Unrestricted Subsidiary to the extent owned by it as of its date of redesignation in compliance with Section 5.14; (h) [reserved]; (i) Foreign Subsidiaries may make Investments in other Foreign Subsidiaries and Excluded Subsidiaries may make Investments in other Excluded Subsidiaries which are their direct or indirect Subsidiaries; (j) to the extent no Event of Default shall have occurred and be continuing at the time the same are made or shall be caused thereby, (i) equity Investments in Foreign Subsidiaries and Excluded Subsidiaries by Company or any Guarantor Subsidiary to provide such Subsidiary with equity capitalization necessary or advisable in connection with a Project (or any Expansion thereof) of such Subsidiary, (ii) equity Investments in Restricted Subsidiaries by Company or any Subsidiary to provide such Subsidiary with equity capitalization necessary or advisable in connection with the making of Permitted Acquisitions, (iii) Investments in any Restricted Subsidiary that is not a Guarantor Subsidiary and (iv) equity Investments in Unrestricted Subsidiaries by Company or any Restricted Subsidiary in an aggregate amount not to exceed $300,000,000 at any time outstanding; (k) Investments of Persons acquired in a Permitted Acquisition that existed at the time of such acquisition; (l) Investments made, directly or indirectly, in any Restricted Subsidiary that is not a Guarantor Subsidiary not to exceed $100,000,000 at any time outstanding; -154- 105376510

(m) Investments made, directly or indirectly, in any Joint Venture (in its Capital Stock or otherwise) not to exceed $250,000,000 at any time outstanding; provided that if any Investment pursuant to this clause (m) is made in any Person that is not a Subsidiary of Company at the date of the making of such Investment and such Person becomes a Subsidiary of Company after such date, such Investment shall, only to the extent such Investment may be made pursuant to clause (f) of this Section 6.6 at the time such Person becomes a Subsidiary, thereafter be deemed to have been made pursuant to clause (f) of this Section 6.6 and shall cease to have been made pursuant to this clause (m) for so long as such Person continues to be a Subsidiary of Company; (n) Investments described on Schedule 6.6(n) (and any modification, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except pursuant to the terms of such original Investment or in accordance with the other provisions of this Section 6.6); (o) [reserved]; (p) de minimis Investments made in connection with the incorporation or formation of any newly created Subsidiary of Company; (q) Investments in respect of lease, utility and other similar deposits in the ordinary course of business; (r) Investments resulting from the receipt of non-cash consideration received in connection with Asset Sales permitted by Section 6.8; (s) advances of payroll payments to employees in the ordinary course of business and Investments made pursuant to employment and severance arrangements of officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business; (t) (i) guarantees of the obligations of Company or any Restricted Subsidiary of Company of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business and (ii) guarantees permitted by this Agreement; (u) other Investments in an aggregate amount not to exceed (net of any cash return of capital received by Company or Restricted Subsidiary in respect of any such Investments) the sum of (i) in any Fiscal Year $100,000,000 (with any unused amounts accumulating on a cumulative basis since the Amendment and Restatement Effective Date to each subsequent year, but not to exceed $125,000,000 in the aggregate of amounts so carried forward while this Agreement is in effect, after which no further amounts may be carried forward), (ii) the amount accrued pursuant to this Section 6.6(u) of the First Amended and Restated Credit Agreement from the Closing Date to the Amendment and Restatement Effective Date, a calculation of which as of the Amendment and Restatement Effective Date is set forth on Schedule 6.6(u), and (iii) the Available Amount at such time; -155- 105376510

(v) Investments by Company or any of its Restricted Subsidiaries (directly or indirectly) in any GIG Partnership Project in an amount not to exceed $200,000,000 in the aggregate at any time outstanding; and (w) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness. Notwithstanding the foregoing, in no event shall any of Company or any of its Restricted Subsidiaries make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.4. To the extent that the making of any Investment could be deemed a use of more than one subsection of this Section 6.6, Company may select the subsection to which such Investment will be deemed a use and in no event shall the same portion of an Investment be deemed a use of more than one subsection. 6.7 Financial Covenants. (a) Leverage Ratio. Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2018, to exceed 4.00:1.00. (b) Interest Coverage Ratio. Company shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2018, to be less than 3.00:1.00. 6.8 Fundamental Changes; Disposition of Assets; Acquisitions. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up, divide or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Consolidated Capital Expenditures in the ordinary course of business) the business, or stock or other evidence of beneficial ownership of, any Person or business unit of any Person, except: (a) any Restricted Subsidiary of Company may be merged with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; provided, in the case of such a merger, Company or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person. In addition, any Restricted Subsidiary of Company that is not a Guarantor may be merged with or into any other Restricted Subsidiary of -156- 105376510

Company that is not a Guarantor which is its direct parent or Subsidiary, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Restricted Subsidiary of Company that is not a Guarantor and which is its direct parent or Subsidiary; (b) sales or other dispositions of assets that do not constitute Asset Sales; (c) any Asset Sales, the Net Asset Sale Proceeds of which when aggregated with the proceeds of all other Asset Sales made in such Fiscal Year, do not exceed the greater of (x) $150,000,000 and (y) 4.0% of Total Tangible Assets; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value (as determined by Company in good faith) thereof, (2) no less than 75% thereof shall be paid in Cash and Cash Equivalents (provided, further, that the following shall be excluded for purposes of determining compliance with such 75% Cash or Cash Equivalent consideration requirement: (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Company or any Restricted Subsidiary) of the Company or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets and for which the Company and/or its applicable Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Asset Sale, (y) any equity interests or securities received by the Company or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Asset Sale and (z) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, having an aggregate fair market value (as determined by the Company in good faith), when taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) or clause (z) of the corresponding parenthetical in Section 6.8(e) below that is at that time outstanding, shall not be in excess of the greater of (x) $100,000,000 and (y) 2.5% of Total Tangible Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received without giving effect to subsequent changes in value)), and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a) to the extent required thereby; (d) the sale or other dispositions of those assets identified on Schedule 6.8; (e) Asset Sales of non-core assets (as determined by Company in good faith) acquired in any Permitted Acquisition by Company and any of its Restricted Subsidiaries; provided that (i) such Asset Sales are commenced within eighteen (18) months of such Permitted Acquisition, (ii) not less than 75% of the consideration received by Company and its Restricted Subsidiaries in connection with any such Asset Sales is in the form of Cash and Cash (provided, further, that the following shall be excluded for purposes of determining compliance with such 75% Cash or Cash Equivalent consideration requirement: (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Company or any Restricted Subsidiary) of the Company or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets -157- 105376510 and for which the Company and/or its applicable Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Asset Sale, (y) any equity interests or securities received by the Company or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Asset Sale and (z) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, having an aggregate fair market value (as determined by the Company in good faith), when taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) or clause (z) of the corresponding parenthetical in Section 6.8(c) above that is at that time outstanding, shall not be in excess of the greater of (x) $100,000,000 and (y) 2.5% of Total Tangible Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received without giving effect to subsequent changes in value)); (iii) the consideration received by Company and its Restricted Subsidiaries in connection with any such Asset Sales is equal to the fair market value of such assets (as determined by Company in good faith); and (iv) the Net Asset Sale Proceeds from such Asset Sales shall be applied as required by Section 2.14(a) to the extent required thereby; (f) Excluded Asset Sales; (g) (i) Permitted Acquisitions by Company or by any Guarantor Subsidiary of a Person which becomes a Guarantor Subsidiary; (ii) Permitted Acquisitions by Company or by any Restricted Subsidiary of a Person which does not become a Guarantor Subsidiary to the extent the consideration paid by Company or by such Restricted Subsidiary does not exceed the greater of (x) $500,000,000 and (y) 15.0% of Total Tangible Assets in the aggregate plus the Available Amount at such time and (iii) acquisitions by Company of assets contributed to it by Holding as equity capital contributions; (h) acquisitions of real property that is contiguous to real property owned by Company or its Restricted Subsidiaries at such time; so long as such acquisition is either (i) by Company or any Guarantor Subsidiary, or (ii) if not within clause (i) of this provision, is either (A) financed with the proceeds of Limited Recourse Debt and/or the proceeds of an Investment pursuant to Section 6.6(j) or (B) consummated for consideration in an aggregate amount (together with any other acquisitions made in reliance on this Section 6.8(h)(ii)(B) following the Amendment and Restatement Effective Date) not to exceed $90,000,000; (i) either Company or any Subsidiary may merge with any other Person in order to effect the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.14; (j) (i) any Restricted Subsidiary that is not a Credit Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Credit Party and (ii) any Restricted Subsidiary (other than Company) may liquidate or dissolve, or any of Company or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby) change its legal form if Company determines in good faith that such action is in the best interest of Company and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the -158- 105376510 case of any dissolution of a Restricted Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Restricted Subsidiary that is a Guarantor unless such disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder); (k) the unwinding of any Hedge Agreement; (l) dispositions of Investments in joint ventures that are permitted under Section 6.6 to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (m) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset; and (n) Investments permitted under Section 6.6, Liens permitted under Section 6.2 and Restricted Junior Payments permitted under Section 6.4. 6.9 Transactions with Shareholders and Affiliates. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, on terms that are less favorable to Company or such Restricted Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction among Credit Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Company and its Restricted Subsidiaries; (c) compensation arrangements for officers and other employees of Company and its Subsidiaries entered into in the ordinary course of business; (d) payments (and other transactions) otherwise expressly permitted under this Section 6; (e) the Transactions and the transactions described in Schedule 6.9; (f) reasonable and customary indemnifications and insurance arrangements for the benefit of Persons that are officers or members of the boards of directors (or similar governing bodies) of Company and its Restricted Subsidiaries, whether such Persons are current or former officers or members at the time such indemnifications or arrangements are entered into, provided that such indemnifications and arrangements are entered into at arms’ length and on terms that are no less favorable to Company or such Subsidiary, as the case may be, than those that would have been obtained at the relevant time from Persons who are not Affiliates; (g) any transaction effected as part of a Qualified Receivables Financing and (h) any transaction involving aggregate payments or consideration of less than $5,000,000. 6.10 Conduct of Business. From and after the Amendment and Restatement Effective Date, neither Holding nor Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any business other than (i) the businesses engaged in by Holding, Company or any Restricted Subsidiary on the Amendment and Restatement -159- 105376510

Effective Date and similar, related, incidental, ancillary, complimentary or synergistic businesses (including, but not limited to, the establishment, construction, acquisition and operation of Projects and ash recycling, scrap metal processing, waste haulings, transportation, collection, landfills and solar, renewable energy and other similar projects) and (ii) such other lines of business as may be consented to by Requisite Lenders. 6.11 Amendments or Waivers of Certain Agreements. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Restricted Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any of the principal documents relating to Limited Recourse Debt with respect to a Project after the Amendment and Restatement Effective Date if such amendment, restatement, modification or waiver, together with all other amendments, restatements, modifications and waivers made, would reasonably be expected to have a Material Adverse Effect; without obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver. 6.12 Fiscal Year. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to change their Fiscal Year-end except that Restricted Subsidiaries whose Fiscal Years end on dates different from those of Company may change their Fiscal Year-ends to align with the Fiscal Year-end of the Company. 6.13 Hedge Agreements. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any Hedge Agreement other than Hedge Agreements constituting Indebtedness permitted by Section 6.1(t) entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates, commodity prices or foreign exchange rates. 6.14 Sanctions. No Credit Party shall, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any Sanctioned Person, or in any Designated Jurisdiction, except to the extent permissible for an individual or entity required to comply with Sanctions, or in any other manner that will result in a violation by any individual or entity participating in the transaction (including any Lender, Lead Arranger, Administrative Agent, Issuing Bank or Swing Line Lender) of Sanctions. 6.15 Anti-Corruption Laws. No Credit Party shall, directly or indirectly, use the proceeds of any Credit Extension for any purpose which would violate any applicable anti- corruption laws or any Anti-Money Laundering Laws, including the United States Foreign Corrupt Practices Act of 1977 and other similar applicable anti-corruption legislation. SECTION 7. GUARANTY 7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would -160- 105376510 become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”). 7.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2. 7.3 Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all -161- 105376510

Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid. 7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows: (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety; (b) Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default; (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions; (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations; (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed -162- 105376510

Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith, the applicable Permitted Hedge Agreement, the applicable Permitted Letter of Credit or the applicable Permitted Cash Management Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents, the Permitted Hedge Agreements, the Permitted Letters of Credit or the Permitted Cash Management Agreements; and (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, the Permitted Hedge Agreements, any of the Permitted Letters of Credit, or the Permitted Cash Management Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Permitted Hedge Agreements, any of the Permitted Letters of Credit, any of the Permitted Cash Management Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Permitted Hedge Agreement, such Permitted Letter of Credit, such Permitted Cash Management Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the Credit Documents, any of the Permitted Hedge Agreements, any of the Permitted Letters of Credit, any of the Permitted Cash Management Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holding or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any -163- 105376510

defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations. 7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Permitted Hedge Agreements, the Permitted Letters of Credit, the Permitted Cash Management Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof. 7.6 Guarantors’ Rights of Subrogation, Contribution, etc. Until the Termination Date, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter -164- 105376510 have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Termination Date, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Termination Date, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. 7.7 Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after receipt of notice of an Event of Default (which has occurred and is continuing) by Administrative Agent shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof. 7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the Termination Date. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations. 7.9 Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them. 7.10 Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time, any Permitted Hedge Agreements may be entered into from time to time, any Permitted Letter of Credit may be entered into from time to time, and any Permitted Cash Management Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Permitted Hedge Agreement, such Permitted Letter of Credit or such Permitted Cash Management -165- 105376510

Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents, the Permitted Hedge Agreements, the Permitted Letters of Credit, the Permitted Cash Management Agreements and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary. 7.11 Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any involuntary bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above against Company (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced. (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder. -166- 105376510

7.12 Discharge of Guaranty. If any Guarantor Subsidiary ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Credit Documents or any Guarantor Subsidiary has been designated as an Unrestricted Subsidiary pursuant to Section 5.14, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale or disposition. 7.13 Reaffirmation. All rights, benefits, interests, duties, liabilities and obligations of the parties to the Collateral Documents and the agreements, documents and instruments executed and delivered in connection with the Collateral Documents are hereby confirmed, renewed, affirmed and continued by this Agreement and are expanded to secure the Obligations as defined herein. Without limitation of the foregoing, all security interests, pledges, assignments and other Liens previously granted by Company or any Guarantor, as a “Grantor”, pursuant to the Collateral Documents are confirmed, renewed, affirmed and continued by this Agreement, and all such security interests, pledges, assignments and other Liens shall remain in full force and effect as security for all Obligations (including, without, limitation, any Permitted Letters of Credit) with no change in the priority applicable thereto, in each case, subject only to Liens permitted under this Agreement. SECTION 8. EVENTS OF DEFAULT 8.1 Events of Default. If any one or more of the following conditions or events shall occur: (a) Failure to Make Payments When Due. Failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to an Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) Business Days after the date due; or (b) Default in Other Agreements. (i) Failure of any of Company or its Restricted Subsidiaries or Holding to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a) and other than Limited Recourse Debt permitted to be incurred hereunder and incurred in connection with one or more Projects to which less than $50,000,000 in the aggregate of the operating income of Company and its Restricted Subsidiaries (on a consolidated basis) is attributable for the 12-month period immediately preceding the failure to pay such interest, principal or other amounts) in an individual principal amount or with an aggregate principal amount of $50,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any of Company or its Restricted Subsidiaries with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable), -167- 105376510 or to require the prepayment, redemption, repurchase or defeasance of, or to cause Company or any of its Restricted Subsidiaries to make any offer to prepay, redeem, repurchase or defease that Indebtedness prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that this clause (b) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, or (y) Indebtedness which is convertible into common Capital Stock of Holding to the extent such Indebtedness is converted to Capital Stock of Holding in accordance with its terms and such conversion is not prohibited hereunder; or (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, Section 5.2 (with respect to Holding and Company) or Section 6; or (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other provision of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after receipt by Company of notice from Administrative Agent or any Lender of such default; or (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holding, Company, any Aggregatable Restricted Subsidiaries or any Material Restricted Subsidiary in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holding, Company, any Aggregatable Restricted Subsidiaries or any Material Restricted Subsidiary under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holding, Company, any Aggregatable Restricted Subsidiaries or any Material Restricted Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holding, Company, any Aggregatable Restricted Subsidiaries or any Material Restricted Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holding, Company, any Aggregatable Restricted Subsidiaries or any Material Restricted Subsidiary, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or (g) Voluntary Bankruptcy; Appointment of Receiver, etc. Holding, Company, any Aggregatable Restricted Subsidiaries or any Material Restricted Subsidiary shall have an -168- 105376510 order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holding, Company, any Aggregatable Restricted Subsidiaries or any Material Restricted Subsidiary shall make any assignment for the benefit of creditors; or (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual case or in the aggregate at any time an amount in excess of $50,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against Company or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or (i) Dissolution. Any order, judgment or decree shall be entered against any Aggregatable Restricted Subsidiaries or any Material Restricted Subsidiary of Company decreeing the dissolution or split up of such Aggregatable Restricted Subsidiaries or Material Restricted Subsidiary, as the case may be, and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or (j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect during the term hereof; or (k) Change of Control. A Change of Control shall occur; or (l) Failure of Subordination. (i) Any of the Obligations of the Credit Parties under the Credit Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Permitted Subordinated Indebtedness Documentation or (ii) the subordination provisions set forth in any Permitted Subordinated Indebtedness Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Permitted Subordinated Indebtedness, if applicable; or (m) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any portion of the Collateral the aggregate fair market value of which is in excess of $20,000,000 and purported to be covered and to the extent required by the -169- 105376510

Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence and continuance of any other Event of Default, at the request of (or with the consent of) the Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments, the obligation of an Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(iv) or Section 2.4(c); (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence and continuance of any Event of Default specified in Section 8.1(f) or (g), to pay) to Administrative Agent such additional amounts of cash, to be held as security for Company’s reimbursement obligations in respect of Letters of Credit then outstanding, equal to the L/C Obligation at such time. SECTION 9. AGENTS 9.1 Appointment of Agents. Each of Crédit Agricole, JPMorgan Chase Bank, N.A., Citizens Bank, N.A., MUFG Union Bank, N.A. and Sumitomo Mitsui Banking Corporation is hereby appointed as a Co-Syndication Agent, and each Lender and Issuing Bank hereby authorizes each Co-Syndication Agent to act as its agents in accordance with the terms hereof and the other Credit Documents. TD Bank, N.A., Capital One, National Association, CoBank, ACB and Compass Bank are hereby appointed as Co-Documentation Agents, and each Lender and Issuing Bank hereby authorizes the Co-Documentation Agents to act as its agent in accordance with the terms hereof and the other Credit Documents. Each of the Lenders and the Issuing Bank and, by their acceptance of the benefits hereof and the other Credit Documents, the other Secured Parties, hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and authorizes Administrative Agent and Collateral Agent, as applicable, to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent and Collateral Agent, as applicable by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of Administrative Agent, Collateral Agent, the Lenders and the Issuing Banks, and neither Company nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other -170- 105376510

Credit Documents (or any other similar term) with reference to Administrative Agent or Collateral Agent, as applicable, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Each Co-Syndication Agent and each Co- Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Amendment and Restatement Effective Date, each of Crédit Agricole, JPMorgan Chase Bank, N.A., Citizens Bank, N.A., MUFG Union Bank, N.A. and Sumitomo Mitsui Banking Corporation, in its capacity as Co-Syndication Agent and TD Bank, N.A., Capital One, National Association, CoBank, ACB and Compass Bank in its capacity as Co-Documentation Agent, shall not have any obligations but shall be entitled to all benefits of this Section 9. 9.2 Rights as a Lender. Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include any Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders. 9.2 Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and -171- 105376510

(iii) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. (b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.5 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Administrative Agent by the Company, a Lender or an Issuing Bank. (c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 9.3 Reliance by Agents. Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, Agents may presume that such condition is satisfactory to such Lender or the Issuing Bank unless Agents shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Agents may consult with legal counsel (who may be counsel for Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. 9.5 Delegation of Duties. Each of Administrative Agent and Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or -172- 105376510 under any other Credit Document by or through any one or more sub-agents appointed by it. Each of Administrative Agent, Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory, indemnification and other provisions of this Section 9 shall apply to any of the Related Parties of Administrative Agent or Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent or Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent or Collateral Agent, as the case maybe, and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. 9.4 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder. 9.5 Resignation of Administrative Agent. (a) Administrative Agent or Collateral Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and Company. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, with the consent of Company (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or the Collateral Agent, as applicable, gives notice of its resignation (or such earlier day as shall be agreed by the Requisite Lenders and Company) (the “Resignation Effective Date”), then the retiring Administrative Agent or Collateral Agent, as applicable, may (but shall not be -173- 105376510 obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above and accepting such appointment, provided that in no event shall any successor Administrative Agent or Collateral Agent be a Defaulting Lender or a Disqualified Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent or Collateral Agent, as applicable, is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Requisite Lenders may, to the extent permitted by applicable law, by notice in writing to Company and such Person remove such Person as Administrative Agent or Collateral Agent, as applicable, and, with the consent of Company (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Requisite Lenders and Company) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by Administrative Agent or Collateral Agent, as applicable, on behalf of the Lenders or the Issuing Banks under any of the Credit Documents, the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall continue to hold such collateral security until such time as a successor Administrative Agent or Collateral Agent, as applicable, is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent or Collateral Agent, as applicable, all payments, communications and determinations provided to be made by, to or through Administrative Agent or Collateral Agent, as applicable, shall instead be made by or to each Lender and Issuing Banks directly, until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent or Collateral Agent, as applicable (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent or Collateral Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 9.7(c)). The fees payable by Company to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between Company and such successor. After the retiring or removed Administrative Agent or Collateral Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Sections 9, and Sections 10.2 and 10.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent or Collateral Agent, as applicable, its sub agents and their respective -174- 105376510

Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent, as applicable, and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Credit Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent or Collateral Agent. (d) Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swing Line Lender. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.4(d). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.3(b). Upon the appointment by Company of a successor Issuing Bank or Swing Line Lender hereunder (which successor shall in all cases be a Lender (other than a Defaulting Lender) accepting such appointment), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as applicable, (ii) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. 9.6 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of Lead Arrangers, the Co-Syndication Agents, or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or an Issuing Bank hereunder. 9.7 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the -175- 105376510 claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.11, 10.2 and 10.3) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 , 10.2 and 10.3. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Requisite Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Credit Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof shall be governed, directly or indirectly, by the vote of the Requisite Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Requisite Lenders contained in Section 10.5 of this Agreement), (iii) the -176- 105376510

Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Secured Parties, as a result of which each of the Secured Parties shall be deemed to have received a pro rata portion of any equity interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. 9.8 Collateral and Guaranty Matters. Without limiting the provision of Section 9.09, the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the Issuing Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon the occurrence of the Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Credit Document to a Person that is not a Credit Party, (iii) upon the release of any Guarantor Subsidiary as contemplated by clause (b) below, if such property is owned by such Guarantor Subsidiary or (iv) if approved, authorized or ratified in writing in accordance with Section 10.5; (b) to release any Guarantor Subsidiary from its obligations under the Credit Documents to which it is a party if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Credit Documents or is designated as an Unrestricted Subsidiary pursuant to and in accordance with Section 5.14; and (c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.2(n). Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor Subsidiary from its obligations under the Credit Documents to which it is a party pursuant to this Section 9. In each case as specified in this Section 9, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor Subsidiary from its obligations under the Credit Documents to which it is a party, in each case in accordance with the terms of the Credit Documents and this Section 9. -177- 105376510

9.9 Permitted Cash Management Agreements, Permitted Hedge Agreements and Permitted Letters of Credit. No Lender Counterparty that obtains the benefits of Section 7.2 of the Pledge and Security Agreement, any Credit Document or any Collateral by virtue of the provisions hereof or of any Credit Document or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Section 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Permitted Cash Management Agreements, Permitted Hedge Agreements or Permitted Letters of Credit unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender Counterparty. 9.10 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Company or any other Credit Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection -178- 105376510

(a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Company or any other Credit Party, that: (i) none of the Administrative Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E), (iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, (including in respect of the Obligations), (iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (v) no fee or other compensation is being paid directly to the Administrative Agent or any Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement. -179- 105376510

(c) The Administrative Agent and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. SECTION 10. MISCELLANEOUS 10.1 Notices. (a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to Company or any other Credit Party, Administrative Agent, the Issuing Banks or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Appendix C; and (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its administrative questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Company). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or five (5) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). -180- 105376510

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by Administrative Agent and the Issuing Banks, provided that the foregoing shall not apply to notices to any Lender or the Issuing Banks pursuant to Section 2 if such Lender or the Issuing Banks, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent, the Swing Line Lender, any Issuing Bank or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice, e- mail or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH COMPANY MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Company, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Company’s, any Credit Party’s or Administrative Agent’s transmission of Company Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet except to the extent such Agent Parties are found by a final, non-appealable judgment of a court to arise from the gross negligence, bad faith or willful misconduct of such Agent Party. (d) Change of Address, Etc. Each of Company, Administrative Agent, the Issuing Banks and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Company, Administrative Agent, the Issuing Banks and the Swing Line Lender. In addition, each Lender agrees to notify Administrative Agent from -181- 105376510 time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Company or its securities for purposes of United States Federal or state securities laws. (e) Reliance by Administrative Agent, Issuing Bank and Lenders. Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Funding Notices or Letter of Credit Applications) purportedly given by or on behalf of Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording. 10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly upon demand (a) all the actual and reasonable costs and expenses incurred by each Agent of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of one counsel to Administrative Agent and Collateral Agent, in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of one counsel to Administrative Agent and Collateral Agent; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers (prior to any Default or Event of Default subject to the consent of Company); (f) all other actual and reasonable costs and expenses (other than counsel’s fees) incurred by each Agent in connection with the syndication of the Loans and Commitments; (g) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (h) after the occurrence of an Event of Default and during its continuance, all costs and out-of-pocket expenses, including reasonable attorneys’ fees of a single counsel to the Agents and the Lenders taken as a whole (and in the case of a conflict of interest, one additional counsel for the affected Agents or Lenders, taken as a whole), provided that the Agents and the Lenders taken as a whole may engage one local counsel in each jurisdiction where any action to realize upon any part of the Collateral is necessary, and costs of -182- 105376510 settlement, incurred by Administrative Agent and Collateral Agent and any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any negotiations, refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings. The agreements in this Section 10.2 shall survive repayment of the Loans and all other amounts payable hereunder. 10.3 Indemnity. (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of a single counsel to the Indemnitees taken as a whole (and, in the case of a conflict of interest, one additional counsel for the affected Indemnitees, taken as a whole)), indemnify, pay promptly upon demand and hold harmless, each Agent, Lender and Issuing Bank and their Related Parties (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent (i) such Indemnified Liabilities are found by a final, non-appealable judgment of a court to arise from the gross negligence, bad faith or willful misconduct of that Indemnitee, (ii) such Indemnified Liabilities are found by a final, non-appealable judgment of a court to arise out of a breach in bad faith of any obligation of such Indemnitee under this Agreement and the other Credit Documents, including but not limited to the wrongful dishonor by an Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it or (iii) such Indemnified Liabilities arise out of any dispute solely among Indemnitees (other than claims against any Indemnitee in its capacity or in fulfilling its role as Agent and the other Credit Documents and other than any claims involving any act or omission on the part of Holding, Company or its Subsidiaries). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. Without limiting the provisions of Section 2.20(d), this Section 10.3(a) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damaged, etc. arising from any non-Tax claim. (b) To the extent that Company for any reason fails to indefeasibly pay any amount required under Sections 10.2 and 10.3(a) to be paid by it to Administrative Agent (or any sub-agent thereof), the Issuing Banks, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the Issuing Banks, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Pro Rata Share of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), the Issuing Banks or the Swing Line Lender in its respective capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), the Issuing Banks or the Swing Line -183- 105376510

Lender in connection with such capacity. The obligations of the Lenders under this subsection (b) are subject to the provisions of Section 2.16. (c) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. (d) To the extent permitted by applicable law, no Indemnitee shall assert, and each Indemnitee hereby waives, any claim against the Credit Parties and their respective Subsidiaries and Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Indemnitee hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing contained in this sentence shall limit the Credit Parties’ indemnity obligations under the Credit Documents to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. The agreements in this Section 10.3 shall survive the resignation of Administrative Agent, any Issuing Bank and the Swing Line Lender, the replacement of any Lender, the termination of Commitments and the repayment of the Loans and all other amounts payable hereunder. 10.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender and each Issuing Bank is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any -184- 105376510 other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or such Issuing Bank to or for the credit or the account of any Credit Party (other than Holding) against and on account of the obligations and liabilities of any Credit Party to such Lender or such Issuing Bank hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 2.17 and 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, Issuing Banks, and Lenders, and (y) Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 10.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. 10.5 Amendments and Waivers. (a) Requisite Lenders’ Consent. Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that any term of the Credit Documents may be amended or waived by Company and Administrative Agent (or if applicable, Collateral Agent) without the consent of any other party if that amendment or waiver is (i) to cure defects or omissions, resolve ambiguities or inconsistencies or reflect changes of a minor, technical or administrative nature in any Credit Document (in the reasonable determination of the Administrative Agent and Company); or (ii) otherwise for the benefit of all or any of the Secured Parties (in the reasonable determination of the Administrative Agent and Company). (b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would: (i) except as permitted by Section 2.25, extend the scheduled final maturity of any Loan or Note of such Lender; (ii) waive, reduce or postpone any scheduled repayment of principal on the Term Loans under Section 2.12 due such Lender (but not prepayment); -185- 105376510

(iii) reduce the rate of interest on any Loan of such Lender (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or other payment obligations payable hereunder to such Lender; provided that any amendment or other modification of any financial covenant definition in this Agreement shall not constitute a reduction in the rate of interest for the purpose of this clause (iii); (iv) extend the time for payment of any such interest or fees payable to such Lender under this Agreement (it being understood that the waiver of any mandatory prepayment shall not constitute an extension of any time for payment of interest or fees); (v) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit due to such Lender; (vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c); (vii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Requisite Lenders additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loan, the Revolving Commitments and the Revolving Loans are included on the Amendment and Restatement Effective Date; (viii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document; or (ix) release (x) all or substantially all of the Collateral or (y) Holding or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents. (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall: (i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender; (ii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender; (iii) amend the definition of “Requisite Class Lenders” without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the -186- 105376510 determination of such “Requisite Class Lenders” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Amendment and Restatement Effective Date; (iv) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered; (v) amend Section 7.2 of the Pledge and Security Agreement or the Holding Pledge Agreement in a manner that would alter the pro rata sharing of payments required thereby, without the consent of Requisite Class Lenders of each Class which is being allocated a lesser payment as a result thereof; (vi) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; (vii) amend, modify, terminate or waive any provision hereof relating to the Letters of Credit without the consent of each Issuing Bank (but, for the avoidance of doubt, Company may amend, modify, terminate or waive any Letter of Credit or any Issuer Document issued or to be issued by an Issuing Bank with only the consent of such Issuing Bank); (viii) amend Section 1.5 or the definition of “Alternative Currency”, without the consent of each Revolving Lender. In addition, notwithstanding anything else to the contrary herein, (A) the Administrative Agent and Holding shall be permitted to amend any provision of any Collateral Document or the Guaranty, or enter into any new agreement or instrument, to better implement the intentions of this Agreement and the other Credit Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Credit Document, and (B) any waiver or amendment in respect of this Agreement or any other Credit Document that by its terms affects the rights or duties under this Agreement or any other Credit Document of Lenders holding Loans or Commitments of a particular tranche (but not the Lenders holding Loans or Commitments of any other tranche) may be effected by an agreement or agreements in writing entered into by Company and the requisite percentage in interest of the Lenders with respect to such tranche that would be required to consent thereto under this Section 10.5 if such Lenders were the only Lenders hereunder at the time. For the avoidance of doubt, (A) Letters of Credit and the provisions thereof may be waived, amended or modified solely in accordance with Section 2.4, (B) this Agreement may -187- 105376510 be amended to effectuate the provisions of the definition of “Eurodollar Rate”, Sections 2.24 and 6.01(y), in each case as set forth therein (without the consent of the Requisite Lenders) and (C) the Engagement Letter and the Fee Letter and the respective provisions thereof may be waived, amended or modified solely in accordance with their respective terms. (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) in accordance with Section 2.24 and 2.25. (e) Additional Amendments Provisions. Nothing herein shall be deemed to prohibit an amendment and/or amendment and restatement of this Agreement consented to by the Requisite Lenders, Company and Administrative Agent (i) to add one or more additional credit facilities to this Agreement (it being understood that no Lender shall have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and Revolving Loans and the accrued interest and fees in respect thereof and (ii) to effect the amendments contemplated by the proviso in Section 10.5(b)(iii) and such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of Administrative Agent to provide for such additional credit facility. 10.6 Successors and Assigns; Participations. (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns permitted hereby and shall inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of Administrative Agent and all Lenders. No Lender may assign, sell, participate or otherwise transfer any of its rights under the Credit Documents except as set forth in this Section 10.6 or the penultimate sentence of Section 2.23. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants to the extent provided in paragraph (g) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Register. Administrative Agent, acting solely for this purpose as an agent of Company (and any such agency being solely for tax purposes), shall maintain at -188- 105376510

Administrative Agent’s Principal Office a copy of each Assignment Agreement delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Company, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Company and any Lender (solely with respect to such Lender’s Loans and Commitments), at any reasonable time and from time to time upon reasonable prior notice. (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans (including participations in L/C Obligations and in Swing Line Loans) or other Obligation owing to it (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments) to any Person meeting the criteria of “Eligible Assignee” (subject to Section 10.6(i)) consented to by each of the Persons specified below (each such consent not to be unreasonably withheld or delayed): (i) Company; provided that no consent of Company shall be required (x) in the case of any Lender, for an assignment of any Term Loan and any Term Loan Commitment to a Lender, an Affiliate of a Lender or a Related Fund, (y) if an Event of Default pursuant to Section 8.1(a), (f) or (g) has occurred and is continuing or (z) in the case of any Revolving Lender, for an assignment of any Revolving Loan and any Revolving Commitment to a Revolving Lender; provided that, Company shall be deemed to have consented to such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof; (ii) Administrative Agent, except with respect to (x) an assignment of any Term Loan and any Term Loan Commitment to a Lender, an Affiliate of a Lender or a Related Fund and (y) an assignment of any Revolving Loan and any Revolving Commitment to a Revolving Lender; (iii) with respect to any proposed assignment of all or a portion of any Revolving Loan or Revolving Commitment, the Swing Line Lender; and (iv) with respect to any proposed assignment of all or a portion of any Revolving Loan or Revolving Commitment which increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), the Issuing Banks; provided, further, each such assignment pursuant to this Section 10.6(c) shall be in an aggregate amount of not less than (A) $5,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and applicable Revolving -189- 105376510

Loans and (B) $5,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of Term Loans. The parties hereby agree that MLPFS (but not Bank of America, N.A.) may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement. (d) Mechanics. (i) Assignments and assumptions of Loans and Commitments shall only be effected by execution and delivery to Administrative Agent of an Assignment Agreement together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Assignments made pursuant to the foregoing provision shall be effective as of the effective date specified in each Assignment Agreement (the “Assignment Effective Date”). Any assignee of any Lender under Section 10.6(c) (an “Assignee”) shall, if not already a Lender, deliver to Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Company and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws. In connection with all assignments there shall also be delivered to Administrative Agent and Company such forms, certificates or other evidence, if any, with respect to United States federal tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(e) and 2.20(g). (ii) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Company and Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, Issuing Banks, Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under -190- 105376510 applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (e) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) an assigning Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder to the extent provided hereunder); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender; (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company, at its expense, shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with paragraph (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section. (f) Participations. Each Lender shall have the right at any time to sell one or more participations to any Eligible Assignee (subject to paragraph (i) of this Section) in all or any part of its Commitments, Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the -191- 105376510 amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 (it being understood that the documentation required under Sections 2.20(e) and 2.20(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (1) a participant shall not be entitled to receive any greater payment under Sections 2.18(c), 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company’s prior written consent or such entitlement to receive a greater payment results from a change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, that occurs after the participant acquired the applicable participation, (2) a participant shall not be entitled to the benefits of Section 2.20 unless such participant complies with Section 2.20 as though it were a Lender and (3) a participant agrees to be subject to the provisions of Sections 2.21 and 2.23 as if it were an assignee under paragraph (c) of this Section. Each Lender that sells a participation agrees, at Company’s request and expense, to use reasonable efforts to cooperate with Company to effectuate the provisions of Section 2.21 with respect to any participant. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided, such participant agrees to be subject to Section 2.17 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Treasury Regulations section 5f.103-1(c) or Proposed Treasury Regulations section 1.163-5(b). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (g) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank (or such -192- 105376510 central bank having supervisory jurisdiction over such Lender) or any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender as collateral security for such obligations or securities, or to any trustee for, or any other representative of, such holders as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank (or applicable regulations of such central bank having supervisory jurisdiction over such Lender); provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank (or such central bank having supervisory jurisdiction over such Lender), pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. (h) Resignation as Issuing Bank or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time an Issuing Bank or Swing Line Lender, as applicable, assigns all of its Revolving Commitment and Revolving Loans pursuant to paragraph (c) above, such Issuing Bank may, (i) upon sixty (60) days’ notice to Company and the Lenders, resign as Issuing Bank and/or (ii) upon thirty (30) days’ notice to Company, resign as Swing Line Lender. In the event of any such resignation as Issuing Bank or Swing Line Lender, Company shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swing Line Lender which accepts such appointment hereunder; provided, however, that no failure by Company to appoint any such successor shall affect the resignation of such Issuing Bank or Swing Line Lender. The retiring Issuing Bank shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.4(c)). The retiring Swing Line Lender shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.3(b). Upon the appointment of and acceptance by a successor Issuing Bank and/or Swing Line Lender, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as the case may be and (y) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of such retiring Issuing Bank with respect to such Letters of Credit. (i) Disqualified Lenders. No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the -193- 105376510 delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Company of an Assignment Agreement with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this Section 10.6(i) shall not be void, but the other provisions of this Section 10.6(i) shall apply: (i) If any assignment or participation is made to any Disqualified Lender without the Company’s prior written consent in violation of this Section 10.6(i), or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Lender and repay all obligations of the Company owing to such Disqualified Lender in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Lenders, purchase or prepay such Term Loan by paying the lowest of (x) the principal amount thereof, and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.6), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lowest of (x) the principal amount thereof, (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that (i) to the extent not waived by the Administrative Agent, the Administrative Agent shall have received the assignment fee (if any) specified in Section 10.6(d) from the assignor, the assignee or otherwise and (ii) such assignment does not conflict with applicable law. (ii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Plan”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan, (2) if such Disqualified Lender does vote on such Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar -194- 105376510 provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2). (j) No Responsibility of Administrative Agent. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. The Administrative Agent shall have the right, and Company hereby expressly authorizes the Administrative Agent to (A) post the list of Disqualified Lenders provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on the “private side” of the Platform and (B) provide the DQ List to each Lender requesting the same. 10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. 10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and the making of any Credit Extension. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 2.20, 9.3(b) and 10.10 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit, the reimbursement of any amounts drawn thereunder, and the termination hereof. 10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or -195- 105376510 privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 8.1 for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) the Issuing Banks or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Banks or Swing Line Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.4 (subject to the terms of Section 2.17), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Requisite Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 8.1 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.17, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders. 10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred. Each Lender and Issuing Bank severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the -196- 105376510

Lenders and Issuing Banks under the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. 10.11 Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Bank or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. 10.12 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and not joint and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder or to make payments pursuant to Section 10.3(b). Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.3(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.3(b). The amounts payable at any time hereunder to each Lender shall be a separate and independent debt. 10.13 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), Company and each other Credit Party acknowledges and agrees that: (i) (A) the services regarding this Agreement provided by Administrative Agent, Lead Arrangers, and the Lenders are arm’s-length commercial transactions between Company, each other Credit Party and their respective Affiliates, on the one hand, and Administrative Agent, Lead Arrangers and the Lenders, on the other hand, (B) each of Company and each other Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Company and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the Credit Documents; (ii) (A) Administrative Agent, Lead Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Company, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent, Lead Arrangers nor any Lender has any obligation to Company, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) Administrative Agent, Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad -197- 105376510 range of transactions that involve interests that differ from those of Company, the other Credit Parties and their respective Affiliates, and neither Administrative Agent, Lead Arrangers nor any Lender has any obligation to disclose any of such interests to Company, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Company and each other Credit Party hereby waives and releases any claims that it may have against Administrative Agent, Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. 10.14 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect. 10.15 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. 10.16 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION. 10.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR DIRECTLY OR -198- 105376510

INDIRECTLY ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 AND EXECUTED BY THE PARTY AGAINST WHICH ENFORCEMENT IS SOUGHT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. 10.18 Confidentiality. Each Agent, Issuing Bank and Lender shall hold all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by such Agent, Issuing Bank or Lender, as applicable, pursuant to the requirements hereof in accordance with such Agent’s, Issuing Bank’s or Lender’s customary procedures for handling confidential information of such nature and in accordance with sound industry practice, it being understood and agreed by Company that, in any event, an Agent, an Issuing Bank or a Lender may make (i) disclosures of such information to Affiliates of such Agent, Issuing Bank or Lender and to its Related Parties (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.18), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant (or, in each case, their respective financing sources) in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in -199- 105376510

Permitted Hedge Agreements, Permitted Letters of Credit and Permitted Cash Management Agreements (provided, such bona fide or potential assignee, transferee or participant and counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.18), (iii) disclosure to any rating agency when required by it, provided that prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, to the extent practicable and not prohibited by law, court order or regulation, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, (v) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (vi) with the consent of Company, (vii) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section 10.18 or (y) becomes available to Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than Company, (viii) to any other party hereto, and (ix) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments. Unless otherwise agreed to by Company and subject to Section 10.6(j), no Agent, Issuing Bank or Lender (or any Person receiving information under this Section 10.18) shall disclose such confidential information held by it to any Disqualified Lender identified prior to such time by Company in accordance with the definition thereof. Any Person required to maintain the confidentiality of information as provided in this Section 10.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information. Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Credit Documents may include material non-public information concerning Company and its Affiliates and their Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws. All information, including requests for waivers and amendments, furnished by Company or Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Credit Documents will be syndicate-level information, which may contain material non-public information about Company and its Affiliates and their Related Parties or their respective securities. Accordingly, each Lender represents to Company and Administrative Agent that it -200- 105376510 has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws. 10.19 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company. 10.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. 10.21 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written, electronic or telephonic notification of such execution and authorization of delivery thereof. 10.22 Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Company that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Credit Party in accordance with the Act. The Company shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act. -201- 105376510

10.23 Electronic Execution of Assignments. The words “delivery”, “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment Agreements, amendments or other modifications, Funding Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, any Issuing Bank, nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, Issuing Bank or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart . 10.24 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Company in respect of any such sum due from it to Administrative Agent, any Issuing Bank or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent, such Issuing Bank or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Administrative Agent, such Issuing Bank or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Administrative Agent, any Issuing Bank or any Lender from Company in the Agreement Currency, Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent, such Issuing Bank or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Administrative Agent, any Issuing Bank or any Lender in such currency, Administrative Agent, such Issuing Bank or such Lender, as the case may be, agrees to return the amount of any excess to Company (or to any other Person who may be entitled thereto under applicable law). 10.25 Cashless Settlement. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by -202- 105376510 the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Company, the Administrative Agent and such Lender. 10.26 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any parties to any Credit Document, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write- Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority. 10.27 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. 10.28 Mortgage Release. Upon the satisfaction of the conditions precedent to the effectiveness of this Agreement on the Amendment and Restatement Effective Date, each Lender hereby consents to the release of, and hereby authorizes the Collateral Agent to release, the Mortgage on the Bristol, Connecticut facility. [Remainder of page intentionally left blank] -203- 105376510

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above. COVANTA ENERGY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND EACH OF ITS SUBSIDIARIES LISTED ON ANNEX A HERETO By: _/s/ Bradford J. Helgeson___________ Name: Bradford J. Helgeson Title: Authorized Officer COVANTA HOLDING CORPORATION, A DELAWARE CORPORATION By: _/s/ Bradford J. Helgeson____________ Name: Bradford J. Helgeson Title: Authorized Officer

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender, Issuing Bank and a Lender By: _/s/ Matthew Walt__________________ Name: Matthew Walt Title: Director

JPMORGAN CHASE BANK, N.A. as Issuing Bank and a Lender By: __/s/ Amit Guar____________________ Name: Amit Guar Title: Vice President

CITIZENS BANK, N.A., as Issuing Bank and a Lender By: _/s/ Barrett D. Bencivenga______ Name: Barrett D. Bencivenga Title: Managing Director

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender By: _/s/ Mark Koneval___________________ Name: Mark Koneval Title: Managing Director By: _/s/ Gordon Yip___________________ Name: Gordon Yip Title: Director -208- 105376510

MUFG UNION BANK, as Issuing Bank and a Lender By: __/s/ Jeffrey Flagg_____________________ Name: Jeffrey Flagg Title: Director -209- 105376510

SUMITOMO MITSUI BANKING CORPORATION, as Issuing Bank and aLender By: _/s/ James Weinstein_________________ Name: James Weinstein Title: Managing Director -210- 105376510

TD BANK, N.A., as an Issuing Bank and a Lender By: _/s/ Vijay Prasad______________________ Name: Vijay Prasad Title: Senior Vice President -211- 105376510

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender By: __/s/ Michael Sullivan_________________ Name: Michael Sullivan Title: Senior Director -212- 105376510

COBANK ACB, as a Lender By: _/s/ Bryan Ervin____________________ Name: Bryan Ervin Title: Vice President -213- 105376510

COMPASS BANK, as a Lender By: _/s/_Kent Wittman______________ Name: Kent Wittman Title: Director LMM & Special Industries -214- 105376510

BRANCH BANKING AND TRUST COMPANY, as a Lender By: _/s/ Ryan T. Hamilton______________ Name: Ryan T. Hamilton Title: Vice President -215- 105376510

FIFTH THIRD BANK, as a Lender By: _/s/_Justin Brauer______________ Name: Justin Brauer Title: Director -216- 105376510

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender By: _/s/_Robert J. Levins______________ Name: Robert J. Levins Title: Senior Vice President -217- 105376510

THE HUNTINGTON NATIONAL BANK, as a Lender By: _/s/_Christopher Renyi______________ Name: Christopher Renyi Title: Senior Vice President -218- 105376510

SIEMENS FINANCIAL SERVICES, INC., as a Lender By: _/s/_William D. Jentsch______________ Name: William D. Jentsch Title: Vice President By: _/s/_Melissa J. Brown______________ Name: Melissa J. Brown Title: Sr. Transaction Coordinator -219- 105376510

ANNEX A Subsidiaries 1. Camden County Energy Recovery Associates, L.P., a New Jersey limited partnership By its General Partner Covanta Camden GP, LLC and Limited Partner Covanta Energy, LLC 2. Covanta 4Recovery Transfer Systems LLC (f/k/a TransRiver Transfer Systems LLC), a Delaware limited liability company By its Sole Member Covanta Sustainable Solutions, LLC 3. Covanta Abington Transfer Solutions LLC, a Delaware limited liability company By its Sole Member Covanta Energy, LLC 4. Covanta Alexandria/Arlington, Inc., a Virginia corporation 5. Covanta ARC LLC, a Delaware limited liability company By its Sole Member Covanta Energy, LLC 6. Covanta Bristol, Inc., a Connecticut corporation 7. Covanta Camden GP, LLC, a Delaware limited liability company By its Sole Member Covanta Energy, LLC 8. Covanta Company of SEMASS, LLC (f/k/a Covanta Company of SEMASS, L.P.), a Delaware limited liability company By its Sole Member Covanta ARC LLC 9. Covanta Dade Metals Recovery LLC, a Florida limited liability company By its Sole Member Covanta Pasco, Inc. 10. Covanta Delaware Valley OP, LLC, a Delaware limited liability company By its Sole Member Covanta Energy, LLC 11. Covanta Energy Americas, Inc., a Delaware corporation 12. Covanta Energy Group, LLC (f/k/a Covanta Energy Group, Inc.), a Delaware limited liability company By its Sole Member Covanta Energy, LLC 13. Covanta Energy Marketing LLC, a Delaware limited liability company By its Sole Member Covanta Energy, LLC 14. Covanta Fairfax, Inc., a Virginia corporation 15. Covanta Harrisburg, Inc., a Delaware corporation 16. Covanta Haverhill, Inc., a Massachusetts corporation 17. Covanta Haverhill Associates, LLC (f/k/a Covanta Haverhill Associates), a Massachusetts limited liability company By its Sole Member Covanta Haverhill, Inc. 18. Covanta Hempstead Company, a New York general partnership By its General Partners Covanta Hempstead II, LLC and Covanta ARC LLC 19. Covanta Hempstead II, LLC, a Delaware limited liability company By its Sole Member Covanta ARC LLC 20. Covanta Hillsborough, Inc., a Florida corporation 21. Covanta Honolulu Resource Recovery Venture, LLC (f/k/a Covanta Honolulu Resource Recovery Venture), a Hawaii limited liability company By its Sole Member Covanta Projects, LLC Annex A-1

22. Covanta Huntsville, Inc., an Alabama corporation 23. Covanta Indianapolis, Inc., an Indiana corporation 24. Covanta Kent, Inc., a Michigan corporation 25. Covanta Lake II, Inc., a Florida corporation 26. Covanta Lancaster, Inc., a Pennsylvania corporation 27. Covanta Lee, Inc., a Florida corporation 28. Covanta Long Beach Renewable Energy Corp., a Delaware corporation 29. Covanta MacArthur Renewable Energy, Inc., a New York corporation 30. Covanta Marion Land Corp., an Oregon corporation 31. Covanta Marion, Inc., an Oregon corporation 32. Covanta Metals Marketing LLC, a Delaware limited liability company By its Sole Member Covanta Lancaster, Inc. 33. Covanta Montgomery, Inc., Maryland corporation 34. Covanta Niagara I, LLC (f/k/a Covanta Niagara, L.P.), a Delaware limited liability company By its Sole Member Covanta ARC LLC 35. Covanta Operations of Union, LLC, a New Jersey limited liability company By its Sole Member Covanta Projects, LLC 36. Covanta Pasco, Inc., a Florida corporation 37. Covanta Pittsfield, LLC, a New York limited liability company By its Sole Member and Manager Covanta Projects, LLC 38. Covanta Plymouth Renewable Energy, LLC (f/k/a Covanta Plymouth Renewable Energy Limited Partnership), a Delaware limited liability company By its Sole Member Covanta Energy, LLC 39. Covanta Power International Holdings, Inc., a Delaware corporation 40. Covanta Projects, LLC (f/k/a Covanta Projects, Inc.), a Delaware limited liability company By its Sole Member Covanta Energy Group, LLC 41. Covanta SECONN, LLC, a Delaware limited liability company By its sole Member Covanta ARC LLC 42. Covanta Springfield, LLC, a New York limited liability company By its Sole Member Covanta Projects, LLC 43. Covanta Stanislaus, Inc., a California corporation 44. Covanta Sustainable Solutions, LLC (f/k/a Covanta 4Recovery, L.P.), a Delaware limited liability company By its Sole Member Covanta ARC LLC 45. Covanta Tulsa Renewable Energy, LLC (f/k/a Covanta WBH, LLC), a Delaware limited liability company By its Sole Member Covanta Lancaster, Inc. 46. Covanta Warren Energy Resources Co., LLC (f/k/a Covanta Warren Energy Resources Co., Limited Partnership), a Delaware limited liability company By its Sole Member Covanta Projects, LLC 47. Covanta York Renewable Energy LLC, a Delaware limited liability company By its Sole Member and Manager Covanta Energy, LLC 48. ECOvanta, LLC, a Delaware limited liability company Annex A-2

By its Sole Member Covanta ARC LLC 49. MSW Energy Finance Co. II, Inc., a Delaware corporation 50. Peabody Monofill Associates, Inc., a Massachusetts corporation 51. SEMASS Partnership, a Massachusetts limited partnership By its General Partner and Limited Partner Covanta Company of SEMASS, L.P. and Limited Partner MSW Energy Finance Co. II, Inc. 52. Chesapeake Waste Solutions LLC, a Delaware limited liability company 53. Covanta Environmental Solutions Carriers II, LLC, a Wisconsin limited liability company 54. Advanced Waste Services of Indiana, LLC, a Wisconsin limited liability company 55. Waste Recovery Solutions, LLC, a Florida limited liability company 56. Environmental Pharmaceuticals, LLC, an Arizona limited liability company 57. Industrial Oil Tank Service Corporation, a New York corporation 58. GARCO, Inc., a North Carolina corporation 59. Covanta Environmental Solutions, LLC, a Delaware limited liability company Annex A-3

APPENDIX A-1 TO CREDIT AND GUARANTY AGREEMENT Term Loan Commitments Lender Term Loan Commitment Pro Rata Share Bank of America, N.A. $ 48,000,000.00 12.000000000% Citizens Bank, N.A. $ 36,000,000.00 9.000000000% Crédit Agricole Corporate and $ 36,000,000.00 9.000000000% Investment Bank MUFG Union Bank, N.A. $ 36,000,000.00 9.000000000% Sumitomo Mitsui Banking Corporation $ 36,000,000.00 9.000000000% TD Bank, N.A. $ 32,500,000.00 8.125000000% Capital One, National Association $ 29,000,000.00 7.250000000% CoBank, ACB $ 29,000,000.00 7.250000000% Compass Bank $ 29,000,000.00 7.250000000% JPMorgan Chase Bank, N.A. $ 20,000,000.00 5.000000000% Branch Banking and Trust Company $ 14,000,000.00 3.500000000% Fifth Third Bank $ 14,000,000.00 3.500000000% HSBC Bank USA, National Association $ 14,000,000.00 3.500000000% The Huntington National Bank $ 14,000,000.00 3.500000000% Siemens Financial Services, Inc. $ 12,500,000.00 3.125000000% Total $400,000,000.00 100.000000000% Appendix A-1

APPENDIX A-2 TO CREDIT AND GUARANTY AGREEMENT Revolving Commitments Lender Revolving Commitment Pro Rata Share Bank of America, N.A. $ 87,000,000.00 9.666666667% JPMorgan Chase Bank, N.A. $ 85,000,000.00 9.444444444% Citizens Bank, N.A. $ 79,000,000.00 8.777777778% Crédit Agricole Corporate and $ 79,000,000.00 8.777777778% Investment Bank MUFG Union Bank, N.A. $ 79,000,000.00 8.777777778% Sumitomo Mitsui Banking Corporation $ 79,000,000.00 8.777777778% TD Bank, N.A. $ 71,500,000.00 7.944444444% Capital One, National Association $ 63,000,000.00 7.000000000% CoBank, ACB $ 63,000,000.00 7.000000000% Compass Bank $ 63,000,000.00 7.000000000% Branch Banking and Trust Company $ 31,000,000.00 3.444444444% Fifth Third Bank $ 31,000,000.00 3.444444444% HSBC Bank USA, National Association $ 31,000,000.00 3.444444444% The Huntington National Bank $ 31,000,000.00 3.444444444% Siemens Financial Services, Inc. $ 27,500,000.00 3.055555556% Total $900,000,000.00 100.000000000% Appendix A-2

APPENDIX B TO CREDIT AND GUARANTY AGREEMENT Letter of Credit Commitments Issuing Bank Letter of Credit Commitment Bank of America, N.A. $203,000,000.00 JPMorgan Chase Bank, N.A. $ 90,000,000.00 Crédit Agricole Corporate and $ 90,000,000.00 Investment Bank Citizens Bank, N.A. $ 79,000,000.00 Sumitomo Mitsui Banking $ 75,000,000.00 Corporation MUFG Union Bank, N.A. $ 50,000,000.00 TD Bank, N.A. $ 13,000,000.00 Total $600,000,000.00 Appendix B

APPENDIX C TO CREDIT AND GUARANTY AGREEMENT Notice Addresses CREDIT PARTIES: COVANTA ENERGY, LLC 445 South Street Morristown, NJ 07960 Attention: Chief Financial Officer CC: General Counsel Telecopier: 862-345-5020 COVANTA HOLDING CORPORATION 445 South Street Morristown, NJ 07960 Attention: Chief Financial Officer CC: General Counsel Telecopier: 862-345-5020 CERTAIN SUBSIDIARIES OF COVANTA ENERGY, LLC AS SET FORTH IN ANNEX A, AS GUARANTORS: Care of: Covanta Energy, LLC 445 South Street Morristown, NJ 07960 Attention: Chief Financial Officer CC: General Counsel Telecopier: 862-345-5020 ADMINISTRATIVE AGENT, SWING LINE LENDER AND ISSUING BANKS: ADMINISTRATIVE AGENT: Administrative Agent’s Office (for payments and Requests for Credit Extensions): Bank of America, N.A. 2380 Performance Dr., Building C Richardson, TX 75082 Attention: Eldred L. Sholars Telephone: 469-201-8982 Telecopier: 214-290-9485 Electronic Mail: eldred.sholars@baml.com USD Wiring Instructions: Bank of America, N.A. Account No.: 1366072250600 Attention: Wire Clearing Acct for Syn Loans - LIQ Appendix C-1

Ref: Covanta Energy ABA# 026009593 Other Notices as Administrative Agent: 1) Bank of America, N.A. AGENCY MANAGEMENT 2380 Performance Dr., Building C Mail Code: TX2-984-03-26 Richardson, TX 75082 Attention: Ronaldo Naval Telephone: 214-209-1162 Telecopier: 877-511-6124 Electronic Mail: ronaldo.naval@baml.com 2) With copy to: BANK OF AMERICA, N.A. 100 N. Tryon St. Mail Code: NC1-007-17-19 Charlotte, NC 28255 Attention: Matthew N. Walt Telephone: 980-683-4877 Electronic Mail: matthew.walt@baml.com SWING LINE LENDER: BANK OF AMERICA, N.A. 2380 Performance Dr., Building C Richardson, TX 75082 Attention: Eldred L. Sholars Telephone: 469-201-8982 Telecopier: 214-290-9485 Electronic Mail: eldred.sholars@baml.com USD Wiring Instructions: Bank of America, N.A. Account No.: 1366072250600 Attention: Wire Clearing Acct for Syn Loans - LIQ Ref: Covanta Energy ABA# 026009593 Appendix C-2 105376510

ISSUING BANKS: BANK OF AMERICA, N.A. Trade Operations 1 Fleet Way Mail Code: PA6-580-02-30 Scranton, PA 18507 Attention: John P. Yzeik Telephone: 570-496-9588 Telecopier: 800-755-8743 Electronic Mail: john.p.yzeik@baml.com JPMORGAN CHASE BANK, N.A. JPM-Bangalore Loan Operations 500 Stanton Christiana Road, NCC 5, Floor 01 Newark, DE 19713-2107 Attention: Deepak Krishna Telephone: 91-80-6790-5013 Telecopier: 204-244-3885 and 12012443885@docs.ldsprod.com Electronic Mail: na.cpg@jpmorgan.com CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK 1301 Avenue of the Americas New York, NY 10019 Attention: Amit Mehta Telephone: 212-261-3549 Facsimile: 917-849-6348 Electronic Mail: usloanops4@ca-cib.com CITIZENS BANK, N.A. 20 Cabot Road Medford, MA 02155 Attention: Winny Wan Telephone: 781-655-4347 Facsimile: 781-471-1568 Electronic Mail: DL-INTLSBLCPART@cfgcustomers.com MUFG UNION BANK, N.A. Commercial Loan Operations 1980 Saturn Street Monterey Park, CA 91754 Facsimile: 1-800-446-9954 1-323-724-6198 Electronic Mail: #CLO_synd@unionbank.com Appendix C-3 105376510

SUMITOMO MITSUI BANKING CORPORATION Attention: Maria Villaverde Telephone: 201-761-8706 Telecopier: 212-224-4391 Electronic Mail: maria_villaverde@smbcgroup.com TD BANK, N.A. Specialized Servicing 6000 Atrium Way Mt. Laurel, NJ 08054 Telephone: 856-533-2183 Facsimile: 856-533-7128 Electronic Mail: specializedservicing@td.com Appendix C-4 105376510

SCHEDULE 1.1(b) TO CREDIT AGREEMENT EXCLUDED SUBSIDIARIES Schedule 1.1(b) – 1 Covanta Delano, Inc. Covanta Hydro Operations West, Inc. Covanta Mendota, LLC Koma Kulshan Associates South Fork II Associates Limited Partnership Covanta 4Recovery Philadelphia LLC Covanta B-3, LLC Covanta Hudson Valley Renewable Energy LLC Covanta Projects of Wallingford, LLC Covanta Waste to Energy of Italy, Inc. Mount Kisco Transfer Station, Inc. Recoil, LLC Covanta Hennepin Energy Resource Co, LLC Covanta Warren Energy Resources Co, LLC Schedule 1.1(b) – 2 Covanta Babylon, Inc. Covanta Dade Renewable Energy, LLC Covanta Delaware Valley, L.P. Covanta Delaware Valley II, LLC Covanta Essex Company Covanta Essex LLC Covanta Essex II, LLC Covanta Huntington, LLC Covanta Onondaga Two LLC Covanta Onondaga Limited Partnership Covanta Union, LLC SCHEDULE 1.1(b)- 1

SCHEDULE 1.1(c)
TO CREDIT AGREEMENT

EXISTING LETTERS OF CREDIT

Customer	Issuer	Product Type	LC Number	Maturity Date	Amount
Covanta Energy, LLC	JPM Chase	STANDBY-FIN	CTCS-642337	6/24/2019	100,000.00
Covanta Energy, LLC	JPM Chase	STANDBY-PERF	CTCS-642330	6/24/2019	6,071,264.00
Covanta Energy, LLC	JPM Chase	STANDBY-FIN	CTCS-212474	11/4/2018	3,000,000.00
Covanta Energy, LLC	JPM Chase	STANDBY-FIN	CTCS - 634326	3/31/2019	2,100,000.00
Covanta Energy, LLC	JPM Chase	STANDBY-PERF	CTCS - 325697	4/30/2019	107,100.00
Covanta Energy, LLC	JPM Chase	STANDBY-FIN	CTCS- 285119	1/31/2019	1,875,000.00
Covanta Energy, LLC	JPM Chase	STANDBY-FIN	CTCS-280437	10/31/2018	500,000.00
Covanta Energy, LLC	JPM Chase	STANDBY-PERF	TFTS-239018	12/31/2018	285,000.00
Covanta Energy, LLC	Bank of America	STANDBY-PERF	68074236	4/15/2019	2,500,000.00
Covanta Energy, LLC	Bank of America	STANDBY-FIN	68076988	9/1/2018	25,000,000.00
Covanta Energy, LLC	Bank of America	STANDBY-FIN	68077096	9/30/2018	14,494,572.48
Covanta Energy, LLC	Bank of America	STANDBY-PERF	68096595	7/2/2019	70,000,000.00
Covanta Energy, LLC	Bank of America	STANDBY-PERF	68099283	10/1/2018	7,800,000.00
Covanta Energy, LLC	Bank of America	STANDBY-FIN	68100797	12/13/2018	121,500.00
Covanta Energy, LLC	Bank of America	STANDBY-FIN	68120746	9/30/2018	390,253.00
Covanta Energy, LLC	Bank of America	STANDBY-FIN	68124944	3/31/2019	900,000.00
Covanta Energy, LLC	Bank of America	STANDBY-PERF	68139000	3/15/2019	200,000.00
Covanta Energy, LLC	TD Bank	STANDBY-PERF	G203305/ ML20007460	5/15/2019	3,058,647.03
Covanta Energy, LLC	TD Bank	STANDBY-FIN	G203725/ ML20007688	10/25/2018	9,475,965.41
Covanta Energy, LLC	Credit Agricole	STANDBY-FIN	701238039	1/13/2019	11,403,348.00
Covanta Energy, LLC	Credit Agricole	STANDBY-FIN	801238057	1/12/2019	23,605,487.77
Covanta Energy, LLC	SMBC	STANDBY-PERF	LG/MIS/NY-072738	7/14/2018	$67,339,178.48
Grand Total LC's					**$250,327,316.17**

SCHEDULE 1.1(c)- 1

SCHEDULE 1.1(d) TO CREDIT AGREEMENT FOREIGN SUBSIDIARIES 1. Covanta Burnaby Renewable Energy, ULC (Canada) 2. Covanta Durham York Renewable Energy Limited Partnership (Canada) 3. Covanta Energy (Ireland) Limited (Ireland) 4. Covanta Energy Asia Holdings Ltd. (Mauritius) 5. Covanta Energy Asia Pacific Holdings Limited (China) 6. Covanta Energy Asia Pacific Ltd. (Hong Kong) 7. Covanta Energy China (Delta) Limited (Mauritius) 8. Covanta Energy China (Gamma) Limited (Mauritius) 9. Covanta Energy India (Balaji) Limited (Mauritius) 10. Covanta Energy International Investments Limited (Mauritius) 11. Covanta Energy Limited (United Kingdom) 12. Covanta Energy Philippines Holdings, Inc. (Philippines) 13. Covanta Europe Engineering Limited (Ireland) 14. Covanta Europe Holdings S.a.r.l. (Luxembourg) 15. Covanta Europe Operations Limited (Ireland) 16. Covanta Five Limited (Mauritius) 17. Covanta Holding UK Limited (United Kingdom) 18. Covanta Ince Park Limited (United Kingdom) 19. Covanta Rookery South Limited (United Kingdom) 20. Covanta Waste to Energy Asia Limited (Hong Kong) 21. Covanta Waste to Energy Asia Ltd. (Mauritius) 22. Edison (Bataan) Cogeneration Corporation (Philippines) 23. Enereurope Holdings III, B.V. (Netherlands) 24. Hidro Operaciones Don Pedro S.A. (Costa Rica) 25. Olmec Insurance Ltd. (Bermuda) 26. TransRiver Canada Incorporated (Canada) 31. Covanta Environmental Solutions, Inc. (Canada) 32. Covanta Environmental Solutions Ontario, Inc. (Canada) 33. Return-Tech Inc. (Canada) 34. 35 Industrial Inc. (Canada) 35. Covanta Luxembourg S.A. R.L. (Luxembourg) 36. Covanta Luxembourg Global Holding S.A. R.L. (Luxembourg) 37. Covanta Luxembourg Holding S.A. R.L. (Luxembourg) 38. Covanta Holding 2 UK Limited (United Kingdom) 39. Covanta Holding 3 UK Limited (United Kingdom) 40. Covanta Protos Development Limited (United Kingdom) 41. Covanta Newhurst Development Limited (United Kingdom) 42. Covanta Carribean SRL (Barbados) 43. Covanta Green Rookery Holding Limited (United Kingdom) 44. Covanta Green UK Limited (United Kingdom) 45. Rookery South Holding Limited (United Kingdom) SCHEDULE 1.1(d)- 1

SCHEDULE 1.1(e) TO CREDIT AGREEMENT MATERIAL RESTRICTED SUBSIDIARIES SEMASS Partnership Covanta Company of SEMASS, LLC Covanta ARC LLC Covanta Hempstead Company Covanta Hempstead II, LLC Covanta Indianapolis, Inc. Covanta Projects, LLC Covanta Energy Group, LLC Covanta Haverhill, Inc. Covanta Pasco, Inc. Covanta Fairfax, Inc. SCHEDULE 1.1(e)- 1

SCHEDULE 4.1
TO CREDIT AGREEMENT

**JURISDICTIONS OF ORGANIZATION
COVANTA HOLDING CORPORATION, COVANTA ENERGY, LLC AND ITS SUBSIDIARIES**

	Company Name	Jurisdiction of Incorporation
1.	Camden County Energy Recovery Associates, L.P.	New Jersey
2.	Covanta Camden GP, LLC	Delaware
3.	Covanta 4Recovery Philadelphia LLC (f/k/a TransRiver Philadelphia LLC)	Delaware
4.	Covanta 4Recovery Transfer Systems LLC (f/k/a TransRiver Transfer Systems LLC)	Delaware
5.	Covanta Abington Transfer Solutions LLC	Delaware
6.	Covanta Alexandria/Arlington, Inc.	Virginia
7.	Covanta ARC LLC	Delaware
8.	Covanta B-3, LLC (f/k/a eco/B-3, LLC)	New York
9.	Covanta Babylon, Inc.	New York
10.	Covanta Bristol, Inc.	Connecticut
11.	Covanta Company of SEMASS, LLC (f/k/a Covanta Company of SEMASS, L.P.)	Delaware
12.	Covanta Connecticut (S.E.), LLC	Delaware
13.	Covanta Dade Metals Recovery LLC	Florida
14.	Covanta Dade Renewable Energy, LLC (f/k/a Covanta Dade Renewable Energy Ltd.)	Florida
15.	Covanta Delano, Inc.	Delaware
16.	Covanta Delaware Valley II, LLC	Delaware
17.	Covanta Delaware Valley OP, LLC	Delaware
18.	Covanta Delaware Valley, L.P.	Delaware
19.	Covanta Energy Americas, Inc.	Delaware
20.	Covanta Energy, LLC (f/k/a Covanta Energy Corporation)	Delaware
21.	Covanta Energy Group, LLC (f/k/a Covanta Energy Group, Inc.)	Delaware
22.	Covanta Energy Marketing LLC	Delaware
23.	Covanta Environmental Solutions, LLC	Delaware
24.	Covanta Essex LLC	Delaware
25.	Covanta Essex II, LLC	Delaware
26.	Covanta Essex Company	New Jersey
27.	Covanta Fairfax, Inc.	Virginia
28.	Covanta Harrisburg, Inc.	Delaware
29.	Covanta Haverhill Associates, LLC (f/k/a Covanta Haverhill Associates)	Massachusetts
30.	Covanta Haverhill, Inc.	Massachusetts
31.	Covanta Hempstead II, LLC	Delaware
32.	Covanta Hempstead Company	New York
33.	Covanta Hennepin Energy Resource Co, LLC (f/k/a Covanta Hennepin Energy Resource Co., Limited Partnership)	Delaware
34.	Covanta Hillsborough, Inc.	Florida

SCHEDULE 4.1- 1

	Company Name	Jurisdiction of Incorporation
35.	Covanta Holding Corporation	Delaware
36.	Covanta Honolulu Resource Recovery Venture, LLC (f/k/a Covanta Honolulu Resource Recovery Venture)	Hawaii
37.	Covanta Hudson Valley Renewable Energy LLC	Delaware
38.	Covanta Huntington, LLC (f/k/a Covanta Huntington Limited Partnership)	Delaware
39.	Covanta Huntsville, Inc.	Alabama
40.	Covanta Hydro Operations West, Inc.	Delaware
41.	Covanta Indianapolis, Inc.	Indiana
42.	Covanta Kent, Inc.	Michigan
43.	Covanta Lake II, Inc.	Florida
44.	Covanta Lancaster, Inc.	Pennsylvania
45.	Covanta Lee, Inc.	Florida
46.	Covanta Long Beach Renewable Energy Corp.	Delaware
47.	Covanta MacArthur Renewable Energy, Inc.	New York
48.	Covanta Marion Land Corp.	Oregon
49.	Covanta Marion, Inc.	Oregon
50.	Covanta Mendota, LLC (f/k/a Covanta Mendota, L.P.)	California
51.	Covanta Metals Marketing LLC	Delaware
52.	Covanta Montgomery, Inc.	Maryland
53.	Covanta Niagara I, LLC (f/k/a Covanta Niagara, L.P.)	Delaware
54.	Covanta Onondaga Limited Partnership	Delaware
55.	Covanta Onondaga Two LLC (f/k/a Covanta Onondaga Two Corp.)	Delaware
56.	Covanta Operations of Union, LLC	New Jersey
57.	Covanta Pasco, Inc.	Florida
58.	Covanta Pittsfield, LLC (f/k/a eco/Pittsfield, LLC)	New York
59.	Covanta Plymouth Renewable Energy, LLC (f/k/a Covanta Plymouth Renewable Energy Limited Partnership)	Delaware
60.	Covanta Power International Holdings, Inc.	Delaware
61.	Covanta Projects of Wallingford, LLC (f/k/a Covanta Projects of Wallingford, L.P.)	Delaware
62.	Covanta Projects, LLC (f/k/a Covanta Projects, Inc.)	Delaware
63.	Covanta SECONN LLC	Delaware
64.	Covanta Southeastern Connecticut Company	Connecticut
65.	Covanta Southeastern Connecticut, L.P.	Delaware
66.	Covanta Springfield, LLC	New York
67.	Covanta Stanislaus, Inc.	California
68.	Covanta Sustainable Solutions, LLC (f/k/a Covanta 4Recovery, L.P.)	Delaware
69.	Covanta Tulsa Renewable Energy, LLC (f/k/a Covanta WBH, LLC)	Delaware
70.	Covanta Union, LLC (f/k/a Covanta Union, Inc.)	Delaware
71.	Covanta Warren Energy Resources Co., LLC (f/k/a Covanta Warren Energy Resources Co., Limited Partnership)	Delaware
72.	Covanta Waste to Energy of Italy, Inc.	Delaware

SCHEDULE 4.1 - 2

	Company Name	Jurisdiction of Incorporation
73.	Covanta York Renewable Energy LLC	Delaware
74.	ECOvanta, LLC	Delaware
75.	GARCO, Inc.	North Carolina
76.	Koma Kulshan Associates	California
77.	Mount Kisco Transfer Station, Inc.	New York
78.	MSW Energy Finance Co. II, Inc.	Delaware
79.	Peabody Monofill Associates, Inc.	Massachusetts
80.	SEMASS Partnership	Massachusetts
81.	South Fork II Associates Limited Partnership	Washington
82.	Covanta Burnaby Renewable Energy, ULC (f/k/a Montenay Inc.)	Canada
83.	Covanta Durham York Renewable Energy Limited Partnership	Canada
84.	Covanta Energy Asia Holdings Ltd. (f/k/a Covanta Chinese Investments Ltd.)	Mauritius
85.	Covanta Energy Asia Pacific Holdings Ltd.	China
86.	Covanta Energy Asia Pacific Ltd.	Hong Kong
87.	Covanta Energy China (Delta) Ltd.	Mauritius
88.	Covanta Energy China (Gamma) Ltd.	Mauritius
89.	Covanta Europe Engineering Limited	Ireland
90.	Covanta Energy India (Balaji) Limited	Mauritius
91.	Covanta Energy International Investments Limited (f/k/a Covanta Energy India Investments, Ltd.)	Mauritius
92.	Covanta Energy (Ireland) Limited	Ireland
93.	Covanta Energy Limited	United Kingdom
94.	Covanta Energy Philippine Holdings, Inc.	Philippines
95.	Covanta Europe Holdings S.a.r.l.	Luxembourg
96.	Covanta Europe Operations Limited	Ireland
97.	Covanta Five Ltd.	Mauritius
98.	Covanta Holding Limited	United Kingdom
99.	Covanta Ince Park Limited	United Kingdom
100.	Covanta Rookery South Limited	United Kingdom
101.	Covanta Waste to Energy Asia Limited	Hong Kong
102.	Covanta Waste to Energy Asia Ltd. (f/k/a Covanta Energy China (Beta) Ltd.)	Mauritius
103.	Edison (Bataan) Cogeneration Corporation	Philippines
104.	Enereurope Holdings III, B.V.	Netherlands
105.	Hidro Operaciones Don Pedro S.A.	Costa Rica
106.	Olmec Insurance Ltd.	Bermuda
107.	TransRiver Canada Incorporated	Canada
108.	Covanta Environmental Solutions, Inc.	Canada
109.	Covanta Environmental Solutions Ontario, Inc.	Canada

SCHEDULE 4.1 - 3

	Company Name	Jurisdiction of Incorporation
110.	Return-Tech Inc.	Canada
111.	35 Industrial Inc.	Canada
112.	Covanta Luxembourg S.A. R.L.	Luxembourg
113.	Covanta Luxembourg Global Holding S.A. R.L.	Luxembourg
114.	Covanta Luxembourg Holding S.A. R.L.	Luxembourg
115.	Covanta Holding 2 UK Limited	United Kingdom
116.	Covanta Holding 3 UK Limited	United Kingdom
117.	Covanta Protos Development Limited	United Kingdom
118.	Covanta Newhurst Development Limited	United Kingdom
119.	Covanta Carribean SRL	Barbados
120.	Chesapeake Waste Solutions LLC	Delaware
121.	Covanta Environmental Solutions Carriers II, LLC	Wisconsin
122.	Advanced Waste Services of Indiana, LLC	Wisconsin
123.	Recoil, LLC	Pennsylvania
124.	Waste Recovery Solutions, LLC	Florida
125.	Environmental Pharmaceuticals, LLC	Arizona
126.	Industrial Oil Tank Service Corporation	New York
127.	Covanta OPW Associates, Inc.	Connecticut
128.	Covanta Wallingford Associates, Inc.	Connecticut
129.	Covanta TARTECH LLC	Delaware
130.	GARCO, Inc.	North Carolina
131.	Covanta Green Rookery Holding Limited	United Kingdom
132.	Covanta Green UK Limited	United Kingdom
133.	Rookery South Holding Limited	United Kingdom

SCHEDULE 4.1 - 4

SCHEDULE 4.2
TO CREDIT AGREEMENT

SUBSIDIARIES
CAPITAL STOCK AND OWNERSHIP

	Company Name	Jurisdiction of Incorporation	Capital Stock or Equity Interests	Description of Anticipated Ownership As of the Closing Date
1.	Camden County Energy Recovery Associates, L.P.	New Jersey	Limited Partnership	1% GP interest owned by Covanta Camden GP, LLC and 99% LP interest owned by Covanta Energy, LLC
2.	Covanta 4Recovery Philadelphia LLC (f/k/a TransRiver Philadelphia LLC)	Delaware	Limited Liability Company	100% owned by Covanta Sustainable Solutions, LLC
3.	Covanta 4Recovery Transfer Systems LLC (f/k/a TransRiver Transfer Systems LLC)	Delaware	Limited Liability Company	100% owned by Covanta Sustainable Solutions, LLC
4.	Covanta Abington Transfer Solutions LLC	Delaware	Limited Liability Company	100% owned by Covanta Energy, LLC
5.	Covanta Alexandria/Arlington, Inc.	Virginia	Issued: 1,000 shares	100% owned by Covanta Projects, LLC
6.	Covanta ARC LLC	Delaware	Limited Liability Company	100% by Covanta Energy, LLC
7.	Covanta B-3, LLC (f/k/a eco/B-3, LLC)	New York	Limited Liability Company	100% owned by Covanta Projects, LLC
8.	Covanta Babylon, Inc.	New York	Issued: 100 shares	100% owned by Covanta Projects, LLC
9.	Covanta Bristol, Inc.	Connecticut	Issued: 100 shares	100% owned by Covanta Projects, LLC
10.	Covanta Camden GP, LLC	Delaware	Limited Liability Company	100% owned by Covanta Energy, LLC
11.	Covanta Company of SEMASS, LLC (f/k/a Covanta Company of SEMASS, L.P.)	Delaware	Limited Liability Company	100% owned by Covanta ARC LLC
12.	Covanta Connecticut (S.E.), LLC	Delaware	Limited Liability Company	100% owned by Covanta SECONN LLC
13.	Covanta Dade Metals Recovery LLC	Florida	Limited Liability Company	100% owned by Covanta Pasco, Inc.
14.	Covanta Dade Renewable Energy, LLC (f/k/a Covanta Dade Renewable Energy Ltd.)	Florida	Limited Liability Company	100% owned by Covanta Pasco, Inc.
15.	Covanta Delano, Inc.	Delaware	Issued: 1,000 shares	100% owned by Covanta Energy Americas, Inc.
16.	Covanta Delaware Valley II, LLC	Delaware	Limited Liability Company	100% owned by Covanta ARC LLC

SCHEDULE 4.2 - 1

	Company Name	Jurisdiction of Incorporation	Capital Stock or Equity Interests	Description of Anticipated Ownership As of the Closing Date
17.	Covanta Delaware Valley OP, LLC	Delaware	Limited Liability Company	100% owned by Covanta Energy, LLC
18.	Covanta Delaware Valley, L.P.	Delaware	Limited Partnership	1% owned by Covanta Delaware Valley II, LLC as LP and Covanta ARC LLC owns 50% as GP interest and 49% as LP interest
19.	Covanta Energy Americas, Inc.	Delaware	Issued: 1,000 shares	100% owned by Covanta Projects, LLC
20.	Covanta Energy Group, LLC (f/k/a Covanta Energy Group, Inc.)	Delaware	Limited Liability Company	100% owned by Covanta Energy, LLC
21.	Covanta Energy Marketing LLC	Delaware	Limited Liability Company	100% owned by Covanta Energy, LLC
22.	Covanta Environmental Solutions, LLC	Delaware	Limited Liability Company	100% owned by Covanta Energy, LLC
23.	Covanta Essex LLC	Delaware	Limited Liability Company	100% owned by Covanta ARC LLC
24.	Covanta Essex II, LLC	Delaware	Limited Liability Company	100% owned by Covanta Essex LLC
25.	Covanta Essex Company	New Jersey	General Partnership	99% owned by Covanta Essex LLC ; 1% owned by Covanta Essex II, LLC
26.	Covanta Fairfax, Inc.	Virginia	Issued: 100 shares	100% owned by Covanta Projects, LLC
27.	Covanta Harrisburg, Inc.	Delaware	Issued: 100 shares	100% owned by Covanta Projects, LLC
28.	Covanta Haverhill Associates, LLC (f/k/a Covanta Haverhill Associates)	Massachusetts	Limited Liability Company	100% owned by Covanta Haverhill, Inc.
29.	Covanta Haverhill, Inc.	Massachusetts	Issued: 100 shares	100% owned by Covanta Projects, LLC
30.	Covanta Hempstead II, LLC	Delaware	Limited Liability Company	100% owned by Covanta ARC LLC
31.	Covanta Hempstead Company	New York	General Partnership	99% owned by Covanta ARC LLC as GP; 1% owned by Covanta Hempstead II, LLC as GP
32.	Covanta Hennepin Energy Resource Co, LLC (f/k/a Covanta Hennepin Energy Resource Co., Limited Partnership)	Delaware	Limited Liability Company	100% owned by Covanta Projects, LLC
33.	Covanta Hillsborough, Inc.	Florida	Issued: 100 shares	100% owned by Covanta Projects, LLC
34.	Covanta Honolulu Resource Recovery Venture, LLC (f/k/a Covanta Honolulu Resource Recovery Venture)	Hawaii	Limited Liability Company	100% owned by Covanta Projects, LLC
35.	Covanta Hudson Valley Renewable Energy LLC	Delaware	Limited Liability	100% owned by Covanta Energy, LLC

SCHEDULE 4.2 - 2

	Company Name	Jurisdiction of Incorporation	Capital Stock or Equity Interests	Description of Anticipated Ownership As of the Closing Date
			Company	
36.	Covanta Huntington, LLC (f/k/a Covanta Huntington Limited Partnership)	Delaware	Limited Liability Company	100% owned by Covanta Projects, LLC
37.	Covanta Huntsville, Inc.	Alabama	Issued: 100 shares	100% owned by Covanta Projects, LLC
38.	Covanta Hydro Operations West, Inc.	Delaware	Issued: 100 shares	100% owned by Covanta Energy Americas, Inc.
39.	Covanta Indianapolis, Inc.	Indiana	Issued: 100 shares	100% owned by Covanta Projects, LLC
40.	Covanta Kent, Inc.	Michigan	Issued: 100 shares	100% owned by Covanta Projects, LLC
41.	Covanta Lake II, Inc.	Florida	Issued: 750 shares common Issued: 250 shares preferred	100% Owned by Covanta Projects, LLC
42.	Covanta Lancaster, Inc.	Pennsylvania	Issued: 100 shares	100% owned by Covanta Projects, LLC
43.	Covanta Lee, Inc.	Florida	Issued: 100 shares	100% owned by Covanta Projects, LLC
44.	Covanta Long Beach Renewable Energy Corp.	Delaware	Issued: 100 shares	100% owned by Covanta Energy, LLC
45.	Covanta MacArthur Renewable Energy, Inc.	New York	Issued: 100 shares	100% owned by Covanta Energy, LLC
46.	Covanta Marion Land Corp.	Oregon	Issued: 1000 common shares 300 preferred shares	100% owned by Covanta Projects, LLC
47.	Covanta Marion, Inc.	Oregon	Issued: 10 shares	100% owned by Covanta Projects, LLC
48.	Covanta Mendota, LLC (f/k/a Covanta Mendota, L.P.)	California	Limited Liability Company	100% owned by Covanta Energy Americas, Inc.
49.	Covanta Metals Marketing LLC	Delaware	Limited Liability Company	100% owned by Covanta Lancaster, Inc.
50.	Covanta Montgomery, Inc.	Maryland	Issued: 100 shares	100% owned by Covanta Projects, LLC
51.	Covanta Niagara I, LLC (f/k/a Covanta Niagara, L.P.)	Delaware	Limited Liability Company	100% owned by Covanta ARC LLC
52.	Covanta Onondaga Limited Partnership	Delaware	Limited Partnership, collectively owned by Covanta Projects, LLC and Covanta Onondaga Two as General Partners	Covanta Projects, LLC and Covanta Onondaga Two LLC collectively own all General Partnership interests
53.	Covanta Onondaga Two LLC (f/k/a Covanta Onondaga Two Corp.)	Delaware	Limited Liability Company	100% owned by Covanta Projects, LLC

SCHEDULE 4.2 - 3

	Company Name	Jurisdiction of Incorporation	Capital Stock or Equity Interests	Description of Anticipated Ownership As of the Closing Date
54.	Covanta Operations of Union, LLC	New Jersey	Limited Liability Company	100% owned by Covanta Projects, LLC
55.	Covanta Pasco, Inc.	Florida	Issued: 100 shares	100% owned by Covanta Projects, LLC
56.	Covanta Pittsfield, LLC (f/k/a eco/Pittsfield, LLC)	New York	Limited Liability Company	100% owned by Covanta Projects, LLC
57.	Covanta Plymouth Renewable Energy, LLC (f/k/a Covanta Plymouth Renewable Energy Limited Partnership)	Delaware	Limited Liability Company	100% ownership by Covanta Energy, LLC
58.	Covanta Power International Holdings, Inc.	Delaware	Issued: 1,000 shares	100% owned by Covanta Energy Americas, Inc.
59.	Covanta Projects of Wallingford, LLC (f/k/a Covanta Projects of Wallingford, L.P.)	Delaware	Limited Liability Company	100% owned by Covanta Projects, LLC
60.	Covanta Projects, LLC (f/k/a Covanta Projects, Inc.)	Delaware	Limited Liability Company	100% owned by Covanta Energy Group, LLC
61.	Covanta SECONN LLC	Delaware	Limited Liability Company	100% owned by Covanta ARC LLC
62.	Covanta SEMASS, LLC (f/k/a Covanta SEMASS, L.P.)	Delaware	Limited Liability Company	100% owned by Covanta ARC LLC
63.	Covanta Southeastern Connecticut Company	Connecticut	General Partnership	1% owned by Covanta Connecticut (S.E.), LLC and 99% owned by Covanta Southeastern Connecticut, L.P.
64.	Covanta Southeastern Connecticut, L.P.	Delaware	Limited Partnership	99% owned by Covanta SECONN LLC and 1% owned by Covanta Connecticut (S.E.), LLC
65.	Covanta Springfield, LLC	New York	Limited Liability Company	100% owned by Covanta Projects, LLC
66.	Covanta Stanislaus, Inc.	California	Issued: 100 shares	100% owned by Covanta Projects, LLC
67.	Covanta Sustainable Solutions, LLC (f/k/a Covanta 4Recovery, L.P.)	Delaware	Limited Liability Company	100% owned by Covanta ARC LLC
68.	Covanta Tulsa Renewable Energy, LLC (f/k/a Covanta WBH, LLC)	Delaware	Limited Liability Company	100% owned by Covanta Lancaster, Inc.
69.	Covanta Union, LLC (f/k/a Covanta Union, Inc.)	Delaware	Limited Liability Company	100% owned by Covanta Projects, LLC
70.	Covanta Warren Energy Resources Co., LLC (f/k/a Covanta Warren Energy Resources Co., Limited Partnership)	Delaware	Limited Liability Company	100% owned by Covanta Projects, LLC
71.	Covanta Waste to Energy of Italy, Inc.	Delaware	Issued: 100 shares	100% owned by Covanta Power International Holdings, Inc.

SCHEDULE 4.2 - 4

	Company Name	Jurisdiction of Incorporation	Capital Stock or Equity Interests	Description of Anticipated Ownership As of the Closing Date
72.	Covanta York Renewable Energy LLC	Delaware	Limited Liability Company	100% owned by Covanta Energy, LLC
73.	ECOvanta, LLC	Delaware	Limited Liability Company	100% owned by Covanta ARC LLC
74.	GARCO, Inc.	North Carolina	Issued: 1,000 shares	100% owned by Covanta Environmental Solutions, LLC
75.	Koma Kulshan Associates	California	Limited Partnership	48.99% owned by Covanta Energy Americas, Inc. as LP interest and 1% GP interest and 50% owned by third party
76.	Mount Kisco Transfer Station, Inc.	New York	Issued: 10 shares	100% owned by Covanta Sustainable Solutions, LLC
77.	MSW Energy Finance Co. II, Inc.	Delaware	Issued: 3000 shares	100% owned by Covanta Energy, LLC
78.	Peabody Monofill Associates, Inc.	Massachusetts	Issued: 10,000 shares	100% owned by Covanta Projects, LLC
79.	SEMASS Partnership	Massachusetts	Limited Partnership	98% interest owned by Covanta Company of SEMASS, LLC in LP interest and 1% in GP interest and 1% owned by MSW Energy Finance Co. II, Inc. as LP interest
80.	South Fork II Associates Limited Partnership	Washington	Limited Partnership	Covanta Energy Americas, Inc. 49.9995% interest as GP and .0005% as LP interest; 50.0095% owned by third party
81.	Covanta Burnaby Renewable Energy, ULC (f/k/a Montenay Inc.)	Canada	Issued: 10,500 shares	100% owned by Covanta Energy, LLC
82.	Covanta Durham York Renewable Energy Limited Partnership	Canada	Limited Partnership	Covanta Burnaby Renewable Energy, ULC 99% LP interest, TransRiver Canada Incorporated 1% GP interest
83.	Covanta Energy Asia Holdings Ltd. (f/k/a Covanta Chinese Investments Ltd.)	Mauritius	Issued: 42,822,195 shares at U.S. $1.00 par value	100% owned by Covanta Energy International Investments Limited (f/k/a Covanta Energy India Investments, Ltd.)
84.	Covanta Energy Asia Pacific Holdings Ltd.	China	Issued: 100 shares each at HK $10.00 par value	100% owned by Covanta Waste to Energy Asia Limited
85.	Covanta Energy Asia Pacific Limited	Hong Kong	Issued: 32 shares each at HK $10.00 par value	100% Covanta Power International Holdings, Inc.
86.	Covanta Energy China (Delta) Ltd.	Mauritius	Issued: 12,150,002 shares issued at $1.00 par value	100% owned by Covanta Energy Asia Holdings Ltd. (f/k/a Covanta Chinese Investments Ltd.)
87.	Covanta Energy China (Gamma) Ltd.	Mauritius	Issued: 7,350,002 shares issued at $1.00 par value	100% owned by Covanta Energy Asia Holdings Ltd. (f/k/a Covanta Chinese Investments Ltd.)
88.	Covanta Europe	Ireland	Issued: 1 share	100% owned by Covanta Energy (Ireland)

SCHEDULE 4.2 - 5

	Company Name	Jurisdiction of Incorporation	Capital Stock or Equity Interests	Description of Anticipated Ownership As of the Closing Date
	Engineering Limited		issued at €1.00 par value	Limited
89.	Covanta Energy India (Balaji) Limited	Mauritius	Issued: 100,000 shares.	100% owned by Covanta Energy International Investments Limited
90.	Covanta Energy International Investments Limited (f/k/a Covanta Energy India Investments, Ltd.)	Mauritius	Issued: 2 shares	100% owned by Covanta Europe Holdings S.a.r.l.
91.	Covanta Energy (Ireland) Limited	Ireland	Issued: 1 share issued at €1.00 par value	100% owned by Covanta Europe Holdings S.a.r.l.
92.	Covanta Energy Limited	United Kingdom	Issued: 1 share	100% owned by Covanta Europe Holdings S.a.r.l.
93.	Covanta Energy Philippine Holdings, Inc.	Philippines	Issued: 52,605 shares at Php 100 par value (Per Philippine law each Covanta director holds 1 share)	100%* owned by Covanta Power International Holdings, Inc. (*per Philippine law each Covanta director holds 1 share)
94.	Covanta Europe Holdings S.a.r.l.	Luxembourg	Issue: 250,000	100% owned by Covanta Holding 2 UK Limited
95.	Covanta Europe Operations Limited	Ireland	Issued: 1 share issued at €1.00 par value	100% owned by Covanta Energy (Ireland) Limited
96.	Covanta Five Ltd.	Mauritius	Issued: 2 shares	100% owned by Covanta Energy International Investments Limited
97.	Covanta Holding UK Limited	United Kingdom	Issued: 1 share	100% owned by Covanta Luxembourg Holdings S.a.r.l.
98.	Covanta Ince Park Limited	United Kingdom	Issued: 1 share Value: £1	100% owned by Covanta Energy Limited
99.	Covanta Rookery South Limited	United Kingdom	Issued: 1 share Value: £1	100% owned by Covanta Energy Limited
100	Covanta Waste to Energy Asia Limited	Hong Kong	Issued: 4,680,100	100% owned by Covanta Waste to Energy Asia Ltd.
101	Covanta Waste to Energy Asia Ltd. (f/k/a Covanta Energy China (Beta) Ltd.)	Mauritius	Issued: 12,000,002 shares issued at $1.00 par value	100% owned by Covanta Energy Asia Holdings Ltd. (f/k/a Covanta Chinese Investments Ltd.)
102	Edison (Bataan) Cogeneration Corporation	Philippines	Issued: 4,800,000 common stock (Per Philippine law each Covanta director holds 1 share)	100%* owned by Covanta Power International Holdings, Inc. (*per Philippine law each Covanta director holds 1 share)
103	Enereurope Holdings III, B.V.	Netherlands	Issued: EUR 20,000 and NLG 44,074.20	100% owned by Covanta Power International Holdings, Inc.
104	Hidro Operaciones Don Pedro S.A.	Costa Rica	780 shares @ 1.00	100% owned by Covanta Power International

SCHEDULE 4.2 - 6

	Company Name	Jurisdiction of Incorporation	Capital Stock or Equity Interests	Description of Anticipated Ownership As of the Closing Date
				Holdings, Inc.
105	Olmec Insurance Ltd.	Bermuda	Issued: 1,000,000 common shares have been 50% called and paid totaling $500,000	100% owned by Covanta Energy Group, LLC
106	TransRiver Canada Incorporated	Canada		100% owned by Covanta Energy, LLC
107	Covanta Environmental Solutions, Inc.	Canada	1 Common shares	100% owned by Covanta Burnaby Renewable Energy, ULC
108	Covanta Environmental Solutions Ontario, Inc.	Canada	100 Common shares	100% owned by Covanta Environmental Solutions, Inc.
109	Return-Tech Inc.	Canada	1 Common Share	100% owned by Covanta Environmental Solutions, Inc.
110	35 Industrial Inc.	Canada	76.22456 Common Shares	100% owned by Covanta Environmental Solutions, Inc.
111	Covanta Burnaby Renewable Energy, ULC	Canada	19,500 Common Shares	100% owned by Covanta Energy, LLC
112	Covanta Luxembourg S.A. R.L.	Luxembourg	Share capital 17,000 shares @ 1 EURO	100% owned by Covanta Power International Holdings, Inc.
113	Covanta Luxembourg Global Holding S.A. R.L.	Luxembourg	Share capital 17,000 shares @ 1 EURO	100% owned by Covanta Power International Holdings, Inc.
114	Covanta Luxembourg Holding S.A. R.L.	Luxembourg	Share capital 17,000 shares @ 1 EURO	100% owned by Covanta Power International Holdings, Inc.
115	Covanta Holding 2 UK Limited	United Kingdom	2 Ordinary Shares @ £1 each	100% owned by Covanta Holding UK Limited
116	Covanta Holding 3 UK Limited	United Kingdom	2 Ordinary Shares @ £1 each	.1% owned by Covanta Holding 2 UK Limited and 99.99% owned by Covanta Europe Holdings S.a.r.l.
117	Covanta Protos Development Limited	United Kingdom	1 Ordinary Shares @ £1 each	100% owned by Covanta Power International Holdings, Inc.
118	Covanta Newhurst Development Limited	United Kingdom	2 Ordinary Shares @ £1 each	100% owned by Covanta Power International Holdings, Inc.
119	Covanta Carribean SRL	Barbados	1 Common Share @ $1.00	100% owned by Covanta Power International Holdings, Inc.
120	Chesapeake Waste Solutions LLC	Delaware	Limited Liability Company	100% owned by Covanta Environmental Solutions, LLC
121	Covanta Environmental Solutions Carriers II, LLC	Wisconsin	Limited Liability Company	100% owned by Covanta Environmental Solutions, LLC

SCHEDULE 4.2 - 7

	Company Name	Jurisdiction of Incorporation	Capital Stock or Equity Interests	Description of Anticipated Ownership As of the Closing Date
122	Advanced Waste Services of Indiana, LLC	Wisconsin	Limited Liability Company	100% owned by Covanta Environmental Solutions, LLC
123	Recoil, LLC	Pennsylvania	Limited Liability Company	100% owned by Covanta Environmental Solutions, LLC
124	Waste Recovery Solutions, LLC	Florida	Limited Liability Company	100% owned by Covanta Environmental Solutions, LLC
125	Environmental Pharmaceuticals, LLC	Arizona	Limited Liability Company	100% owned by Covanta Environmental Solutions, LLC
126	Industrial Oil Tank Service Corporation	New York	Authorized 400 Common Shares Issued 49 shares voting and 30 shares Class B non-voting	100% owned by Covanta Environmental Solutions, LLC
127	Covanta OPW Associates, Inc.	Connecticut	100 shares common @ $1.00 par	100% owned by Covanta Projects, LLC
128	Covanta Wallingford Associates, Inc.	Connecticut	100 shares common @ $1.00 par	100% owned by Covanta Projects, LLC
129	Covanta Green Rookery Holding Limited	United Kingdom	1 Ordinary Shares @ £1 each	100% owned by Covanta Europe Holdings S.a.r.l.
130	Covanta Green UK Limited	United Kingdom	1 Ordinary Shares @ £1 each	100% owned by Covanta Europe Holdings S.a.r.l.
131	Rookery South Holding Limited	United Kingdom	1 Ordinary Shares @ £1 each	100% owned by Covanta Europe Holdings S.a.r.l.

SCHEDULE 4.2 - 8

SCHEDULE 4.11(b) TO CREDIT AGREEMENT RESTATEMENT DATE MATERIAL REAL ESTATE ASSETS Project Name Address SEMASS 141 Cranberry Highway, West Wareham, MA 02576 Tulsa 2122 S. Yukon Ave, Tulsa, OK 74107 Lake 3830 Rogers Industrial Park Rd., Okahumpka, FL 34762 Springfield 188 M Street, Agawam, MA 01001 SCHEDULE 4.11(b) - 1

SCHEDULE 4.21 TO CREDIT AGREEMENT UNRESTRICTED SUBSIDIARIES 1. COVANTA ENERGY ASIA HOLDINGS LTD. (Mauritius) 2. COVANTA ENERGY ASIA PACIFIC HOLDINGS LIMITED (China) 3. COVANTA ENERGY CHINA (DELTA) LIMITED (Mauritius) 4. COVANTA ENERGY CHINA (GAMMA) LIMITED (Mauritius) 5. COVANTA ENERGY INDIA (BALAJI) LIMITED (Mauritius) 6. COVANTA ENERGY INTERNATIONAL INVESTMENTS LIMITED (Mauritius) 7. COVANTA FIVE LIMITED (Mauritius) 8. COVANTA WASTE TO ENERGY ASIA LIMITED (Hong Kong) 9. COVANTA WASTE TO ENERGY ASIA LTD. (Mauritius) 10. TAIXING COVANTA-YANJIANG COGENERATION CO., LTD. (China) SCHEDULE 4.21- 1

SCHEDULE 6.1 TO CREDIT AGREEMENT CERTAIN INDEBTEDNESS  6.375% Senior Notes due 2022 subject to redemption at any time on or after April 1, 2017, in whole or in part, together with accrued and unpaid interest, if any, to the date of redemption  5.875% Senior Notes due 2024 subject to redemption at any time on or after March 1, 2019, in whole or in part, together with accrued and unpaid interest, if any, to the date of redemption  5.875% Senior Notes due 2025 subject to redemption at any time on or after July 1, 2020, in whole or in part, together with accrued and unpaid interest, if any, to the date of redemption  Equipment finance capital leases under Banc of America Leasing Master Lease Agreement  5.0% Union County EfW Facility Capital Lease Arrangement  First Supplemental Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee  Second Supplemental Indenture dated as of December 1, 2010 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee  Third Supplemental Indenture dated as of March 19, 2012 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee  Fourth Supplemental Indenture dated as of March 6, 2014 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee  Massachusetts Development Finance Agency Series 2012A Resource Recovery Bonds (Covanta Energy Project) due November 1, 2027 subject to redemption at any time on or after November 1, 2017, in whole or in part, at par plus accrued interest, if any, to the date of redemption  Massachusetts Development Finance Agency Series 2012B Resource Recovery Bonds (Covanta Energy Project) due November 1, 2042 subject to redemption at any time on or after November 1, 2017, in whole or in part, at par plus accrued interest, if any, to the date of redemption  Massachusetts Development Finance Agency Series 2012C Resource Recovery Bonds (Covanta Energy Project) due November 1, 2042 subject to redemption at any time on or after November 1, 2017, in whole or in part, at par plus accrued interest, if any, to the date of redemption  Niagara Area Development Corporation (New York) Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2012A due November 1, 2042 subject to redemption at any time on or after November 1, 2017, in whole or in part, at par plus accrued interest, if any, to the date of redemption SCHEDULE 6.1 - 1

 Niagara Area Development Corporation (New York) Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2012B due November 1, 2024 subject to redemption at any time on or after November 1, 2017, in whole or in part, at par plus accrued interest, if any, to the date of redemption  The Essex County Improvement Authority Solid Waste Disposal Revenue Bonds (Covanta Project) Series 2015 due July 1, 2045 subject to redemption at any time on or after July 1, 2020, in whole or in part, at par plus accrued interest, if any, to the date of redemption.  Delaware County Industrial Development Authority (Pennsylvania) Refunding Revenue Bonds (Covanta Project) Series 2015A due July 1, 2043 subject to redemption at any time on or after July 1, 2020, in whole or in part, at par plus accrued interest, if any, to the date of redemption  Virginia Small Business Financing Authority Solid Waste Disposal Revenue Bonds (Covanta Project), Series 2018 due January 1, 2048 subject to redemption at any time on or after July 1, 2023, in whole or in part, at par plus accrued interest, if any, to the date of redemption Intercompany Indebtedness outstanding on the Amendment and Restatement Effective Date of Company or any Restricted Subsidiary owed to any Restricted Subsidiary or Company. Principal Lender Borrower(s) Amount1 Covanta Holding $82,370,000 Corporation Covanta Haverhill Associates Covanta Holding $165,010,000 Corporation Covanta Niagara, L.P. Covanta Energy LLC Covanta Burnaby Renewable Energy, ULC $10,536,324 Covanta Europe Holdings €106,500,000 Sarl Covanta Energy LLC Covanta Caribbean SRL Covanta Luxembourg Sarl €319,394,388 Covanta Energy LLC Covanta Energy Limited £4,493,880 Covanta Durham York $1,830,000.00 Renewable Energy Limited Partnership Sorinco Inc. Covanta Burnaby $3,000,000.00 Renewable Energy, ULC Sorinco Inc. Covanta Burnaby $14,032,276.38 Renewable Energy, ULC Sorinco Inc. Covanta Europe Holdings £79,430,000 Sarl Covanta Energy Limited Covanta Energy £78,000,000 International Investments Covanta Europe Holdings Sarl 1 Original notional; subject to change and excludes accrued interest. SCHEDULE 6.1 - 2

Limited Covanta Energy $2,000,000 International Investments Limited Covanta Waste to Energy Asia Limited Covanta Energy $500,000 International Investments Limited Edison Bataan Cogeneration Covanta Energy $879,000 International Investments Limited Covanta Energy Philippines Holdings Inc. The following Indebtedness: Project Description Agreement, as amended to date Alexandria Performance Guaranties Covanta Guaranty, dated January 24, 2012 between Covanta Holding Corporation and the City of Alexandria and Arlington County Babylon Performance Guaranties Guaranty dated December 20, 1985, between Covanta Energy, LLC, (as successor in interest to Ogden Corporation) Town of Babylon and the Town of Babylon Industrial Development Agency Durham York Performance Guaranties Parent Company Guarantee dated November 22, 2010 by Covanta Holding Corporation for the benefit of the Regional Municipality of Durham and the Regional Municipality of York Harrisburg Performance Guaranties Parent Company Guaranty dated January 1, 2018 between Covanta Holding Corporation and Lancaster County Solid Waste Management Authority Hillsborough Performance Guaranties Covanta Guaranty between Covanta Energy Corporation and Hillsborough County, Florida; Guaranty between Hillsborough County, Florida August 17, 2005 which became effective on the effective date of the Extension Operation and Management Agreement entered into SCHEDULE 6.1 - 3

Project Description Agreement, as amended to date by the parties on August 17, 2005 (effective upon Acceptance of the expansion of the Project) Honolulu Performance Guaranties Covanta Operating Guaranty, dated December 21, 1992, between Covanta Energy Corporation and City and County of Honolulu Honolulu Performance Guaranties Covanta Guaranty, dated December 17, 2009, between Covanta Holding Corporation and the City and County of Honolulu (extension); Huntington Performance Guaranties Amended and Restated Covanta Guaranty, dated June 29, 1989, between Covanta Energy Corporation and Town of Huntington Huntsville Performance Guaranties Covanta Guaranty, dated June 1, 1988, between Covanta Energy Corporation and Solid Waste Disposal Authority of the City of Huntsville Kent Performance Guaranties Covanta Guaranty, dated October 1, 1987, confirmed December 4, 2008, between Covanta Energy Corporation and County of Kent; Department of Public Works Harrisburg Performance Guaranties Covanta Guaranty dated January 1, 2018 between Covanta Holding Corporation and Lancaster Solid Waste Management Authority Lancaster Performance Guaranties Parent Company Guaranty dated January 1, 2018 between Covanta Holding Corporation and Lancaster County Solid Waste Management Authority. Lee Performance Guaranties Covanta Guaranty, dated January 16, 1990, between Covanta Energy Corporation and Lee County, as amended SCHEDULE 6.1 - 4

Project Description Agreement, as amended to date and Guaranty dated January 31, 2006 between Lee County and Covanta Lee, Inc. dated January 31, 2006 (which became effective on the effective date of the Amended and Restated Service Agreement between Lee County and Covanta Lee, Inc. dated January 31, 2006 (effective only upon Acceptance of the expansion of the Project) Marion Performance Guaranties Guaranty Agreement, dated December 11, 1986, of Ogden Corporation re: Obligations of Ogden Martin Systems of Marion, Inc. and Ogden Marion Land Corp. to Columbia Williamette Leasing, Inc. Marion Performance Guaranties Covanta Guaranty, dated September 2013, between Covanta Holding Corporation and Marion County Oregon Honolulu Performance Guaranties Covanta Guaranty between Covanta Holding Corporation and the City and County of Honolulu (expansion construction); Covanta Guaranty dated December 17, 2009 between Covanta Holding Corporation and the City and County of Honolulu Montgomery Performance Guaranties Covanta Guaranty, dated November 16, 1990, between Covanta Energy Corporation and Northeast Maryland Waste Disposal Authority Onondaga Performance Guaranties Amended and Restated Covanta Guaranty, dated November 15, 1992, between Covanta Energy Corporation and Onondaga County Resource Recovery Agency Onondaga Performance Guaranties Guarantee Agreement, dated October 10, 2003, between Covanta Energy Corporation and Covanta Onondaga SCHEDULE 6.1 - 5

Project	Description	Agreement, as amended to date
		Limited Partnership
Pasco	Performance Guaranties	Covanta Guaranty, dated April 15, 1989, between Covanta Energy Corporation and Pasco County
Stanislaus	Performance Guaranties	Covanta Guaranty, dated July 1, 2012, between Covanta Energy Corporation and City of Modesto and County of Stanislaus
Union	Performance Guaranties	Covanta Guaranty, dated December 15, 2011, between Covanta Holding Corporation and Covanta Union, Inc.
Wallingford	Performance Guaranties	Covanta Guaranty, dated December 17, 2008, between Covanta Energy Corporation and Town of Cheshire, CT, Town of Hamden, CT, City of Meriden, CT and Town of Wallingford, CT.
York	Performance Guaranties	Covanta Guaranty, dated December 7, 2015, between Covanta Holding Corporation and York County Solid waste and Refuse Authority
Southeast Connecticut	Company Support Agreement	Company Support Agreement, entered into as of December 1, 2010, by and between Covanta Southeastern Connecticut Company and Covanta ARC Company
Southeast Connecticut	Company Support Agreement	Parent Undertaking, entered into as of April 30, 2001, by and between Covanta Southeastern Connecticut Company and Covanta ARC LLC
Southeast Connecticut	Performance Guaranties	Parent Guaranty dated February 7, 2017 between Covanta Holding Corporation for the benefit of Southeastern Connecticut Regional Resource Recovery Authority
Koma Kulshan	Guarantee of PPA Obligations	Guarantee, dated December 15, 1989, by

SCHEDULE 6.1 - 6

Project Description Agreement, as amended to date Covanta Power Pacific, Inc. (f/k/a Pacific Energy) for the benefit of Puget Sound Power & Light Company] Essex Company Support Agreement Amended and Restated Company Support Agreement, dated as of December 1, 1997, by and among Covanta Essex Company, and Covanta ARC LLC Essex Project debt Conditional Sale Agreement dated as of February 28, 1986 between Covanta Essex Company, as Purchaser, and the Port Authority of New York and New Jersey, as Seller, as amended. Niagara Performance Guaranties Corporate Guaranty Agreement, entered into as of April 30, 2001, by Covanta ARC LLC, in favor of Occidental Chemical Corporation and Hooker Energy Corporation Delaware Valley Project Debt Amended and Restated Lease Agreement dated as of April 1, 1997, between US Bank, N.A. as Owner Trustee and Lessor, and Delaware Resource Management, Inc., and Covanta Delaware Valley, L.P., (f/k/a American Ref-Fuel Company of Delaware Valley, L.P., ) as Lessee; and Participation Agreement dated as of April 1, 1997, among TIFD III L, Inc., as Owner Participant Delaware Resource Management Inc. as Original Lessee, US Bank, N.A., as Owner Trustee, First Union National Bank as Indenture Trustee, Browning Ferris Industries, Inc., and Delaware Resource Lessee Trust Delaware Valley Performance Guaranties Corporate Guaranty Agreement I dated as of April 30, 2001, made by Covanta ARC LLC to and for the benefit of State Street Bank and Trust Company (as successor to Fleet National Bank), as Owner Trustee SCHEDULE 6.1 - 7

Project Description Agreement, as amended to date Delaware Valley Performance Guaranties Corporate Guarantee Agreement II dated as of April 30, 2001, made by Covanta ARC LLC to and for the benefit of State Street Bank and Trust Company (as successor to Fleet National Bank), as Owner Trustee Delaware Valley Performance Guaranties Corporate Guaranty Agreement III dated as of April 1, 2001, made by Covanta ARC LLC to and for the benefit of General Electric Capital Corporation Delaware Valley Performance Guaranties Corporate Guaranty Agreement IV dated as of April 1, 2001, made by Covanta ARC LLC to and for the benefit of General Electric Capital Corporation Delaware Valley Performance Guaranties Amended and Restated Corporate Guarantee Agreement II entered into as of August 28, 2001, by Covanta ARC LLC, in favor of and for the benefit of Viacom, Inc. Delaware Valley Performance Guaranties Amended and Restated Corporate Guarantee Agreement entered into as of August 28, 2001, by Covanta ARC LLC, in favor of and for the benefit of Viacom, Inc. Delaware Valley Performance Guaranties Parent Guaranty Agreement dated as of May 15, 2017 from Covanta Holding Corporation in favor of Delaware County Solid Waste Authority Pinellas Performance Guarantees Schedule 2 to Service Agreement between Pinellas County, Florida and Covanta Projects, LLC Pinellas Guaranty Guaranty, dated November 6, 2014 between Covanta Holding Corporation and Pinellas County, Florida Delaware Valley Indemnity Agreement Indemnity Letter, dated as of April 16, 1997, from Covanta Delaware Valley L.P. too Delaware County Industrial Development Authority SCHEDULE 6.1 - 8

Project	Description	Agreement, as amended to date
Babylon 750 TPD Mass Burn WTE Facility	Project debt	Facility Lease Agreement, dated December 1, 1985, as amended and restated, dated August 1, 1995, between Covanta Babylon, Inc. and the Town of Babylon Industrial Development Agency as amended
Onondaga 990 TPD Mass Burn WTE Facility	Project debt	Amended and Restated Lease Agreement dated October 10, 2003, between Covanta Onondaga Limited Partnership and Onondaga County Resource Recovery Agency, as amended; Amended & Restated Limited Partnership
CHC	Supports the surety program with Travelers	Indemnity Agreement with Travelers dated 9/28/2006
CEL	Program Agreement guarantees CEL's obligations to reimburse amounts paid by ACE American Insurance Company for losses and expenses under the retention for Workers' Compensation and Auto Liability insurance policy	Program Agreements, dated 10/20/2005 10/20/2006, 10/20/2007, 10/20/2008, 10/20/2009, 10/20/2010, 10/20/2011, 10/20/2012, 10/20/2013, 10/20/2014, 10/20/2015, 10/20/2016 and 10/20/2017
CEL	Program Agreement guarantees CEL's obligations to reimburse amounts paid by AIG for losses and expenses under the retention for Workers' Compensation, General Liability and Auto Liability insurance policy	Program Agreement, dated 10/20/2002
CHC, CE & CEG	Supports the surety program with Chartis	Indemnity Agreement with Chartis dated 2/9/2010
CHC, CE & CEG	Support the surety program with Liberty Mutual Insurance Company	Indemnity Agreement with Liberty Mutual dated 10/5/2007
CHC & CEG	Supports the surety program with Zurich American Insurance Company	Indemnity Agreement with Zurich American Insurance Company dated 3/23/12

SCHEDULE 6.1 - 9

Project Description Agreement, as amended to date CE Program Agreement guarantees Program Agreements, dated 10/20/03 and CEL’s obligations to reimburse 10/20/04, 10/20/2015, 10/20/2016, amounts paid by ACE American 10/20/2017 Insurance Company for losses and expenses under the retention for Worker’s Compensation, General Liability and Auto Liability Insurance Policies CE Program Agreement guarantees Program Agreements dated 10/20/2009, CEL’s obligations to reimburse 10/20/2010, 10/20/2011, 10/20/2012, amounts paid by Federal 10/20/2013, 10/20/2014, 10/20/2015, Insurance Company (Chubb) for 10/20/2016, 10/20/2017 losses and expenses under the deductible for General Liability insurance policy SCHEDULE 6.1 - 10

SCHEDULE 6.1(w)(1) TO CREDIT AGREEMENT TERMS OF SUBORDINATION – AFFILIATES All Permitted Subordinated Indebtedness (as defined in the Credit Agreement to which this Schedule 6.1(w)(1) is attached) incurred by Covanta Energy, LLC or any Guarantor Subsidiary (the “Company”), owing to any Affiliate (as defined in the Credit Agreement) of the Company shall be subject to the following terms and conditions, which shall be incorporated in a written agreement (the “Agreement”) between the Company and any Affiliate to which any such Indebtedness is owed. Section 1.01. Subordination of Liabilities. The Company, for itself, its successors and assigns, covenants and agrees and each holder of the indebtedness evidenced by [DESCRIBE INDEBTEDNESS DOCUMENTATION] (the “Subordinated Indebtedness”) by its acceptance thereof likewise covenants and agrees that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Subordinated Indebtedness is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash or discharge in full of Senior Indebtedness (as defined in Section 1.08) in cash and cash collateralization of any outstanding letters of credit thereunder. The subordination provisions set forth herein shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions. Section 1.02. Company Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all principal thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing at such time, shall first be paid in full in cash or discharged in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, including cash collateralization of any outstanding letters of credit thereunder, before any payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Subordinated Indebtedness. Each holder of the Subordinated Indebtedness hereby agrees that, so long as an Event of Default (as defined in the Credit Agreement) has occurred and is continuing, no amounts owing in respect of the Subordinated Indebtedness shall be made, asked, demanded, sued for, or otherwise taken, accepted or received. (a) In the event that notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, the Company shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a), such payment shall be held by the holder of the Subordinated Indebtedness, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash and cash collateralize SCHEDULE 6.1(w)(1) - 1 any outstanding letters of credit thereunder in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the subordination provisions set forth herein or affecting the subordination effected hereby, the Company shall give the holder of the Subordinated Indebtedness prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied. Section 1.03. Subordinated Indebtedness Subordinated to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company that constitute Collateral upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise): (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness of the principal thereof, premium, if any, and interest (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) and all other amounts due thereon before the holder of the Subordinated Indebtedness is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of the Subordinated Indebtedness, (b) any payment or distribution of assets of the Company of any kind or character that constitute Collateral, whether in cash, property or securities to which the holder of the Subordinated Indebtedness would be entitled except for the subordination provisions set forth herein, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character that constitute Collateral, whether in cash, property or securities, shall be received by the holder of the Subordinated Indebtedness on account of principal of, or interest or other amounts due on, the Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness or otherwise discharged in full, or effective provisions made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness or otherwise discharged in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. SCHEDULE 6.1(w)(1) - 2

Without in any way modifying the subordination provisions set forth herein or affecting the subordination effected hereby, the Company shall give prompt written notice to the holder of the Subordinated Indebtedness of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise). Section 1.04. Furtherance of Subordination. Each holder of the Subordinated Indebtedness agrees as follows: (a) If any proceeding referred to in Section 1.03 above is commenced by or against the Company: (i) the Administrative Agent (as defined in the Credit Agreement referred to in Section 1.08 below), acting on behalf of each holder of the Senior Indebtedness, is hereby irrevocably authorized and empowered (in its own name or in the name of the holder of the Subordinated Indebtedness or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 1.03(b) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the claims arising under the Subordinated Indebtedness or enforcing any security interest or other lien securing payment of the Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of or causing enforcement of any of the rights or interests of the holders of the Senior Indebtedness hereunder; and (ii) each holder of the Subordinated Indebtedness shall duly and promptly take such action as the Administrative Agent may request (A) to collect the Subordinated Indebtedness for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of the Subordinated Indebtedness, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as Administrative Agent may request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Indebtedness, and (C) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Indebtedness. (iii) The holders of the Senior Indebtedness are hereby authorized to demand specific performance of this Agreement, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the holder of the Subordinated Indebtedness shall have failed to comply with any of the provisions of this Agreement applicable to it. The holder of the Subordinated Indebtedness hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. Section 1.05. Subrogation. Subject to the prior payment or discharge in cash in full of all Senior Indebtedness, the holder of the Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing in respect of the Subordinated Indebtedness shall be paid or discharged in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Subordinated Indebtedness by virtue of the SCHEDULE 6.1(w)(1) - 3 subordination provisions set forth herein that otherwise would have been made to the holder of the Subordinated Indebtedness, shall be deemed to be payment by the Company to or on account of the Subordinated Indebtedness, it being understood that the subordination provisions set forth herein are and are intended solely for the purpose of defining the relative rights of the holder of the Subordinated Indebtedness, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Section 1.06. Obligation of the Company Unconditional. Nothing contained in the subordination provisions set forth herein or in the documents evidencing the Subordinated Indebtedness is intended to or shall impair, as between the Company and the holder of the Subordinated Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Subordinated Indebtedness the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of the Subordinated Indebtedness and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under the subordination provisions set forth herein of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to herein, the holder of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Subordinated Indebtedness, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or hereto. Section 1.07. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No rights of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by an act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Subordinated Indebtedness, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Subordinated Indebtedness with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of a default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or consent from the holder of the Subordinated Indebtedness. Section 1.08. Senior Indebtedness. (a) The term “Senior Indebtedness” shall mean, at any time, the Obligations as such term is defined in the Credit Agreement (as defined below), but excluding indemnification and other contingent obligations (other than contingent SCHEDULE 6.1(w)(1) - 4 reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability and no claim or demand for payment has been made (and, in the case of indemnification obligations, no notice for indemnification has been issued by the indemnitee) at such time. (b) As used in this Agreement, the terms set forth below shall have the respective meanings provided below: “Credit Agreement” shall mean the Second Amended and Restated Credit and Guaranty Agreement (as amended, restated, supplemented or otherwise modified on [], 2018 and from time to time) among Covanta Energy, LLC, Covanta Holding Corporation, as a guarantor, certain subsidiaries of the Company, as guarantors, the Lenders party thereto, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other banks party thereto, as same may be amended, modified, extended, renewed, restated or supplemented from time to time, and including any agreement extending the maturity of, refinancing or restructuring all or any portion of, or increasing the Obligations under such agreement or of any successor agreements. SCHEDULE 6.1(w)(1) - 5

SCHEDULE 6.1(w)(2) TO CREDIT AGREEMENT TERMS OF SUBORDINATION – NON-AFFILIATES All Permitted Subordinated Indebtedness (as defined in the Credit Agreement to which this Schedule 6.1(w)(2) is attached) incurred by Covanta Energy, LLC or any Guarantor Subsidiary (the “Company”) owing to any person other than an Affiliate (as defined in the Credit Agreement) of the Company shall be evidenced by a promissory note and shall (i) to the extent such Permitted Subordinated Indebtedness constitutes a sale of notes through an initial purchaser in a customary 144(a) transaction, have the subordination provisions set forth in Part A and (ii) to the extent such Permitted Subordinated Indebtedness does not constitute a sale of notes through an initial purchaser in a customary 144(a) transaction, have the subordination provisions set forth in Part B, of this Schedule 6.1(x)(2) attached as Annex A thereto or incorporated within the text thereof (mutatis mutandis), and shall include in the text of such promissory note the language: “THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN ANNEX A HERETO) TO THE EXTENT PROVIDED IN ANNEX A.” Part A. ANNEX A The payment of principal, interest and premium, if any, on the notes (the “Subordinated Indebtedness”) will be subordinated to the prior payment in full of all Senior Indebtedness, including Senior Indebtedness incurred after the date of the indenture relating to the Subordinated Indebtedness (the “Indenture”). The holders of Senior Indebtedness will be entitled to receive payment in full of all obligations due in respect of Senior Indebtedness (including interest after the commencement of any bankruptcy proceeding at the rate specified with respect to the Senior Indebtedness) before the holders of Subordinated Indebtedness will be entitled to receive any payment with respect to the Subordinated Indebtedness (except that holders of Subordinated Indebtedness may receive and retain Permitted Junior Securities), in the event of any distribution to creditors of the Company: (1) in a liquidation or dissolution of the Company; (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property; (3) in an assignment for the benefit of creditors; or (4) in any marshaling of the Company’s assets and liabilities. The Company also may not make any payment in respect of the Subordinated Indebtedness (except in Permitted Junior Securities) if: (1) a payment default on Senior Indebtedness occurs and is continuing beyond any applicable grace period; or (2) any other default occurs and is continuing on Senior Indebtedness that SCHEDULE 6.1(w)(2) -1 permits holders of the Senior Indebtedness to accelerate its maturity and the trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the holders of any Senior Indebtedness. Payments on the Subordinated Indebtedness may and will be resumed: (1) in the case of a payment default, upon the date on which such default is cured or waived; and (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Indebtedness has been accelerated. No new Payment Blockage Notice may be delivered unless and until: (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and (2) all scheduled payments of principal, interest and premium, if any, on the Subordinated Indebtedness that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice. If the trustee or any holder of the Subordinated Indebtedness receives a payment in respect of the Subordinated Indebtedness (except in Permitted Junior Securities) when: (1) the payment is prohibited by these subordination provisions; and (2) the trustee or the holder has actual knowledge that the payment is prohibited, the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Indebtedness. Upon the proper written request of the Administrative Agent (as defined below), the trustee or the holder, as the case may be, will deliver the amounts in trust to the Administrative Agent. The Company must promptly notify holders of Senior Indebtedness if payment on the Subordinated Indebtedness is accelerated because of an event of default under the Indenture. Insert in “Certain Definitions”: “Credit Agreement” shall mean the Second Amended and Restated Credit and Guaranty Agreement (as amended, restated, supplemented or otherwise modified on [], 2018 and from time to time) among Covanta Energy, LLC, Covanta Holding Corporation, as a guarantor, certain subsidiaries of the Company, as guarantors, the Lenders party thereto, Bank of America, SCHEDULE 6.1(w)(2) - 2

N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other banks party thereto, as same may be amended, modified, extended, renewed, restated or supplemented from time to time, and including any agreement extending the maturity of, refinancing or restructuring all or any portion of, or increasing the Obligations under such agreement or of any successor agreements. “Permitted Junior Securities” means: (1) equity interests in Company; or (2) debt securities that are subordinated to all Senior Indebtedness to substantially the same extent as, or to a greater extent than, the notes are subordinated to Senior Indebtedness under the Indenture. “Senior Indebtedness” means at any time, the Obligations as such term is defined in the Credit Agreement, but excluding indemnification and other contingent obligations (other than contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability and no claim or demand for payment has been made (and, in the case of indemnification obligations, no notice for indemnification has been issued by the indemnitee) at such time. SCHEDULE 6.1(w)(2) - 3

Part B. ANNEX A Section 1.01. Subordination of Liabilities. The Company for itself, its successors and assigns, covenants and agrees and each holder of the promissory note to which this Annex A is attached (the “Note”) by its acceptance thereof likewise covenants and agrees that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash or discharge in full of the Senior Indebtedness (as defined in Section 1.08) in cash and cash collateralization of any outstanding letters of credit thereunder. The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions. Section 1.02. Company Not to Make Payments with Respect to Notes in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all principal thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing at such time, shall first be paid in full in cash or discharged in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, including cash collateralization of any outstanding letters of credit thereunder, before any payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Note. Each holder of the Note hereby agrees that, so long as an Event of Default (as defined in the Credit Agreement) has occurred and is continuing, no amounts owing in respect of the Note shall be made, asked, demanded, sued for, or otherwise taken, accepted or received. (b) In the event that notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, the Company shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Note at a time when payment is not permitted by said subsection (a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata, to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash and cash collateralize any outstanding letters of credit thereunder in accordance with the term of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, the Company SCHEDULE 6.1(w)(2) - 4 shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied. Section 1.03. Note Subordinated to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company that constitute Collateral upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise): (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness of the principal thereof, premium, if any, and interest (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) and all other amounts due thereon before the holder of the Note is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of the Note; (b) any payment or distribution of assets of the Company of any kind or character that constitute Collateral, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent; directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character that constitute Collateral, whether in cash, property or securities, shall be received by the holder of the Note on account of principal of, or interest or other amounts due on, the Note before all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness or otherwise discharged in full, or effective provisions made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness or otherwise discharged in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise). SCHEDULE 6.1(w)(2) - 5

Section 1.04. In Furtherance of Subordination. Each holder of the Note agrees as follows: (a) If any proceeding referred to in Section 1.03 above is commenced by or against the Company the Administrative Agent (as defined in the Credit Agreement referred to in Section 1.08 below), acting on behalf of each holder of the Senior Indebtedness, is hereby irrevocably authorized and empowered (in its own name or in the name of the holder of the Note or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 1.03(b) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the claims arising under the Note or enforcing any security interest or other lien securing payment of the Note) as it may deem necessary or advisable for the exercise or enforcement of or causing enforcement of any of the rights or interests of the holders of the Senior Indebtedness hereunder; and The Administrative Agent is hereby authorized to demand specific performance of this Note, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the holder of the Note shall have failed to comply with any of the provisions of this Note applicable to it. The holder of the Note hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. Section 1.05. Subrogation. Subject to the prior payment or discharge in cash in full of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid or discharged in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note, shall be deemed to be payment by the Company to or on account of the Note, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Section 1.06. Obligation of the Company Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Company and the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred SCHEDULE 6.1(w)(2) - 6 to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A. Section 1.07. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No rights of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by an act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of a default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or consent from the holder of the Note. Section 1.08. Senior Indebtedness. (a) The term “Senior Indebtedness” shall mean, at any time, the Obligations as such term is defined in the Credit Agreement (as defined below), but excluding indemnification and other contingent obligations (other than contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability and no claim or demand for payment has been made (and, in the case of indemnification obligations, no notice for indemnification has been issued by the indemnitee) at such time. (b) As used in this Agreement, the terms set forth below shall have the respective meanings provided below: “Credit Agreement” shall mean the Second Amended and Restated Credit and Guaranty Agreement (as amended, restated, supplemented or otherwise modified on [], 2018 and from time to time) among Covanta Energy, LLC, Covanta Holding Corporation, as a guarantor, certain subsidiaries of the Company, as guarantors, the Lenders party thereto, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other banks party thereto, as same may be amended, modified, extended, renewed, restated or supplemented from time to time, and including any agreement extending the maturity of, refinancing or restructuring all or any portion of, or increasing the Obligations under such agreement or of any successor agreements. SCHEDULE 6.1(w)(2) - 7

SCHEDULE 6.2 TO CREDIT AGREEMENT CERTAIN LIENS Liens and pledges with respect to indebtedness, leases and other material project documents concerning Projects of Affiliates to which Foreign Subsidiaries are a party. Liens in existence on the date of this Agreement on or with respect to assets of any Subsidiary of Company, to the extent such Liens secure an obligation of such Subsidiary of Company (or an Affiliate in which such Subsidiary is an equity owner) to Persons other than the Company and its Excluded Subsidiaries and their respective Affiliates, so long as (a) such obligation is associated with a Project (or a project of an Affiliate in which such Subsidiary is an equity owner), (b) such Lien is limited to (1) assets associated with such Project (or project of an Affiliate in which such Subsidiary is an equity owner) (which in any event shall not include assets held by any Borrower other than a Borrower whose sole business is the ownership and/or operation of such Project and substantially all of whose assets are associated with such Project), and/or (2) equity interests in such Subsidiary, but in the case of clause (2) only if such Subsidiary’s sole business is the ownership and/or operation of such Project (or project of an Affiliate in which such Subsidiary is an equity owner) and substantially all of such Subsidiary’s assets are associated with such Project (or project of an Affiliate in which such Subsidiary is an equity owner) and (c) such obligation is otherwise permitted under this Agreement. Liens on Intellectual Property set forth on Schedule 4.5 to the Pledge and Security Agreement. Liens in existence on the date of this Agreement evidenced by UCC financing statements listed on Annex A hereto. SCHEDULE 6.2 - 1

ANNEX A TO SCHEDULE 6.2
TO CREDIT AGREEMENT

Debtor	Secured Party	State	Original File Date and Number	Related Filings
Covanta Bristol, Inc.	RED-D-ARC INC.	CT	8/9/16 #0003134933	
Covanta Energy, LLC	Caterpillar Financial Services Corporation	DE	7/16/2013 #2013 2730415	Continuation 2/07/2018
Covanta Energy, LLC	Caterpillar Financial Services Corporation	DE	7/30/2013 #2013 2957091	Continuation 2/02/2018
Covanta Energy, LLC	Banc of America Leasing & Capital, LLC	DE	2/14/2014 #2014 0595249	
Covanta Energy, LLC	Banc of America Leasing & Capital, LLC	DE	3/27/2014 #2014 1201524	
Covanta Energy, LLC	Arbill Industries, Inc.	DE	7/2/2014 #2014 2633139	
Covanta Energy, LLC	Banc of America Leasing & Capital, LLC	DE	1/6/2015 #2015 0046606	
Covanta Energy, LLC	Banc of America Leasing & Capital, LLC	DE	1/21/2015 #2015 0266881	
Covanta Energy, LLC	Banc of America Leasing & Capital, LLC	DE	5/7/2015 #2015 1956464	
Covanta Energy, LLC	CNH Industrial Capital America LLC	DE	5/4/2017 #2017 2940184	
Covanta Energy, LLC	CNH Industrial Capital America LLC	DE	5/4/2017 #2017 2940192	
Covanta Energy, LLC	Banc of America Leasing & Capital, LLC	DE	8/11/2017 #2017 5336281	
Covanta Energy, LLC	Banc of America Leasing & Capital, LLC	DE	8/11/2017 #2017 5336430	
Covanta Energy, LLC	Banc of America Leasing & Capital, LLC	DE	4/2/2018 #2018 2228274	

SCHEDULE 6.2-A - 1

Banc of America 5/9/2018 Covanta Energy, LLC Leasing & Capital, DE #2018 3148646 LLC Covanta Harrisburg, 8/1/2014 VFS Leasing Co. DE Inc. #2014 3087616 Covanta Hennepin 11/5/2007 Continuation Energy Resource Co, VFS Leasing Co. DE #2017 4206560 10/17/12 LLC Covanta Hennepin 12/18/2012 Energy Resource Co, VFS Leasing Co. DE #2012 4939346 LLC Covanta Hennepin 12/27/2012 Energy Resource Co, VFS Leasing Co. DE #2012 5051232 LLC Covanta Honolulu Bacon-Universal 5/8/2014 Resource Recovery HI Company, Inc. #A52410618 Venture, LLC Covanta Honolulu Lease Corporation 3/29/2016 Resource Recovery HI of America #A-59320657 Venture, LLC De Lage Landen Covanta Indianapolis, 1/10/2014 Financial Services, IN Inc. #201400000349104 Inc. Covanta Indianapolis, Motion Industries, 11/13/2015 IN Inc. Inc. 201500008786724 Covanta Operations of Wells Fargo Bank 9/24/2012 Continuation NJ Union, LLC N.A. #26255590 04/06/2017 Covanta Projects, LCA Bank 12/29/2014 DE LLC Corporation #2014 5261680 Covanta Projects, LCA Bank 12/01/2015 DE LLC Corporation #2015 5686679 Covanta Projects, LCA Bank 1/5/2018 DE LLC Corporation #2018 0128302 Covanta 4Recovery, Hyster-Yale Group, 7/7/2014 Amendment DE L.P. Inc. #2014 2669745 02/04/2016 BMO Harris Covanta Sustainable 8/26/2014 Amendment Equipment Finance DE Solutions, LLC #2014 3424330 2/17/15 Company Covanta 4Recovery, Banc of America L.P. (became Covanta 8/27/2014 Leasing & Capital, DE Sustainable Solutions, #2014 3446952 LLC LLC) SCHEDULE 6.2-A - 2

Covanta 4Recovery, L.P. (became Covanta Sustainable Solutions, LLC)	Banc of America Leasing & Capital, LLC	DE	8/27/2014 #2014 3447000	
Covanta Sustainable Solutions, LLC	The Huntington National Bank	DE	9/08/2014 #2014 3585122	Amendment 05/05/2015
Covanta Sustainable Solutions, LLC	BMO Harris Equipment Finance Company	DE	12/19/14 #2014 5172226	Amendment 2/17/15
Covanta Sustainable Solutions, LLC	BMO Harris Equipment Finance Company	DE	2/13/2015 #2015 0639533	
Covanta Sustainable Solutions, LLC	TD Equipment Finance, Inc.	DE	9/16/2014 #2014 3716362	Amendment 04/09/2015
Covanta 4Recovery, L.P.	Hyster-Yale Group, Inc.	DE	10/15/2014 #2014 4139788	Amendment 02/04/2016
Covanta 4Recovery, L.P.	The Huntington National Bank Equipment Finance Division	DE	10/23/2014 #2014 4272407	
Covanta Sustainable Solutions, LLC	Banc of America Leasing & Capital, LLC	DE	2/23/2015 #2015 0750710	
Covanta Sustainable Solutions, LLC	Banc of America Leasing & Capital, LLC	DE	5/06/2015 #2015 1946820	
Covanta Sustainable Solutions, LLC	Banc of America Leasing & Capital, LLC	DE	7/7/2015 #2015 2925195	
Waste Recovery Solutions, Inc.	Susquehanna Commercial Finance, Inc.	FL	10/31/2014 #201402493310	
GARCO, Inc.	Branch Banking and Trust Company	NC	8/16/2004 #20040081393A	Continuation 07/06/09 Continuation 06/26/14
GARCO, Inc.	CNH Industrial Capital America LLC	NC	7/14/2016 #20160071723M	

SCHEDULE 6.2-A - 3

Advanced Waste Carriers, Inc. Advanced Waste Services of Indiana, Inc. Amendment Advanced Waste 6/13/2011 02/29/2012 Town Bank WI Services of #110007302012 Continuation Pennsylvania, LLC 01/22/2016 Advanced Waste Services of Ohio, LLC Advanced Waste Services, Inc. Covanta Metals 7/22/2015 Amendment VFS Leasing Co. DE Marketing LLC #2015 3172623 08/27/2015 Covanta Metals HYG Financial 3/21/2017 DE Marketing LLC Services, Inc. #2017 1848156 SCHEDULE 6.2-A - 4

SCHEDULE 6.9 TO CREDIT AGREEMENT CERTAIN AFFILIATE TRANSACTIONS  Master Waste Delivery Agreements dated as of October 1, 1995, between TransRiver (n/k/a Covanta Sustainable Solutions, LLC (“CSS”)) and Covanta Hempstead Company  Management Services Agreement between Covanta Waste to Energy Asia Limited (Hong Kong) and Covanta Energy Asia Holdings Ltd. (Mauritius)  Amended and Restated Operating and Maintenance Agreement between Covanta Union and Covanta Operations of Union, LLC dated December 15, 2011  SEMASS Partnership Amended and Restated Waste Services Subcontract Agreement between American Ref-Fuel Operations of SEMASS, L.P. and TransRiver Marketing Company, L.P. n/k/a Covanta Sustainable Solutions, LLC  Intra-Company Energy Marketing Agreement btw Covanta Energy, LLC and various of its indirect subsidiaries dated April 1, 2011  Non-Ferrous Materials Purchase and Sales Agreement dated December 19, 2017 between Covanta Metals Marketing LLC and various Covanta entities  Shared Services Agreement between Covanta Energy, LLC and its direct and indirect subsidiaries dated January 1, 2009 and amended May 2, 2017 SCHEDULE 6.9 - 1